EXHIBIT 4.1
EXECUTION VERSION

RESTATED CREDIT AGREEMENT

AMONG

NOVA CHEMICALS CORPORATION
AS BORROWER

- and -

THE TORONTO-DOMINION BANK
AS ADMINISTRATIVE AGENT

- and -

THE FINANCIAL INSTITUTIONS AND OTHER PERSONS
NAMED ON THE SIGNATURE PAGES HERETO
AS LENDERS
DATED AS OF DECEMBER 13, 2013

TD SECURITIES
AS SOLE LEAD ARRANGER AND BOOKRUNNER

ROYAL BANK OF CANADA, HSBC BANK CANADA AND BARCLAYS BANK PLC AS DOCUMENTATION AGENTS

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RESTATED CREDIT AGREEMENT

THIS AGREEMENT dated as of December 13, 2013.
AMONG:
NOVA CHEMICALS CORPORATION, a corporation subsisting under the laws of the Province of New Brunswick, as Borrower
OF THE FIRST PART
- and -
THE TORONTO-DOMINION BANK, a Canadian chartered bank, as Agent
OF THE SECOND PART
- and -
THE FINANCIAL INSTITUTIONS AND OTHER PERSONS NAMED ON THE SIGNATURE PAGES HERETO, as Lenders
OF THE THIRD PART

WHEREAS the Borrower, the Agent and the Lenders entered into the Existing Credit Agreement which established a credit facility for lawful general corporate purposes of the Borrower;
AND WHEREAS the Borrower has requested and the Lenders have agreed to enter into this Agreement to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:
Article 1
INTERPRETATION
1.1    Definitions
In this Agreement, the following terms shall have the meanings set forth below (unless something in the subject matter or context is inconsistent therewith):
"Additional Compensation" has the meaning given to it in Section 12.1(a).
"Advance" means the extension of credit hereunder by the Lenders to the Borrower by way of the making of a Prime Loan, a USBR Loan, a LIBOR Loan, a BA Equivalent Loan or an Overdraft, the acceptance of Bankers' Acceptances as part of a BA Issue or the issuance of Letters of Credit as part of an LC Issue; and shall include each Drawdown, Rollover and Conversion thereof.
"Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with such Person;

and a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, (i) the power to vote greater than 50% of the securities (on a fully-diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
"Agent" means TD in its capacity as administrative agent for the Lenders hereunder and collateral agent for the Swap Lenders under Section 10.3, or any successor agent appointed pursuant to Section 14.10.
"Agent's Account" means the following accounts maintained by the Agent, to which payments and transfers under this Agreement are to be effected as follows:

(a)	for Cdn. Dollars:
The Toronto-Dominion Bank, 66 Wellington Street West, 5th Floor, Toronto, ON, Canada M5K 1A2
SWIFT: TDOMCATTTOR
Cdn. $ Account No.: 0360-01-2301253
Favour: TD Bank Toronto - Corporate Lending
Ref: NOVA Chemicals Corporation

(b)	for U.S. Dollars:
Bank of America, 100 West 33rd Street, New York, New York
ABA: 026-009-593
SWIFT: BOFAUS3N
U.S. $ Account No. 6550-826-336
Account with: TD Bank Toronto
SWIFT: TDOMCATTTOR
Favour: TD Bank Toronto - Corporate Lending
U.S. $ Account No.: 0360-01-2301447
Ref: NOVA Chemicals Corporation
or such other account or accounts of the Agent as the Agent may at any time and from time to time advise the Borrower and the Lenders in writing.
"Agreement" means this restated credit agreement together with the Schedules (which form an integral part hereof) as originally executed by the Parties hereto, as the same may be amended, supplemented or replaced from time to time in accordance with the provisions hereof.
"Applicable Pricing Margin" means, as regards any Advance, the percentage rate per annum in the following table set forth below the applicable column and opposite the applicable Senior Debt to Cash Flow Ratio of the Borrower:

Level	Senior Debt to Cash Flow Ratio	BA Stamping Fee/LIBOR Loan/LC Fee	Prime Loans and USBR Loans
1	< 1.0	2.00%	1.00%
2	≥ 1.0 to <2.0	2.25%	1.25%
3	≥2.0	2.75%	1.75%
provided that:

(a)
any change in the Applicable Pricing Margin shall become effective on the first day of the calendar month immediately following the date on which the Borrower delivers the Financial Statements (and accompanying Compliance Certificate) which reflects the applicable Senior Debt to Cash Flow Ratio; provided that if the Borrower fails to deliver the applicable Financial Statements and Compliance Certificate within the applicable time permitted by Section 8.1(f)(i) or 8.1(f)(ii), then the Applicable Pricing Margin shall be based upon Level 3 for the period from the latest date permitted hereunder for delivery of such Financial Statements and Compliance Certificate until the date of delivery thereof; and

(b)
upon any change in the Applicable Pricing Margin, payments on account of any required adjustment shall be made on (A) the next Interest Payment Date (in the case of outstanding Prime Loans, USBR Loans and LIBOR Loans), (B) the earlier of the next Rollover Date or Conversion Date or, if the relevant BA Period is longer than three months, the last Banking Day of each three month period during such BA Period (in the case of outstanding Bankers' Acceptances) and (C) the next quarterly payment date (in the case of outstanding Letters of Credit).

"Attributable Debt" means, in respect of any operating lease entered into by the Borrower or a Restricted Subsidiary as lessee with a present value of lease payments in excess of U.S. $500,000 per lease, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the net lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may be extended, at the option of the lessor or lessee, in accordance with the applicable agreement) but excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges and also excluding real property leases entered into in the ordinary course of business.
"BA Discount Proceeds" means:

(a)
in respect of a Bankers' Acceptance, the net cash proceeds realized from the issuance and sale of such Bankers' Acceptance pursuant to Section 4.5 before deduction or payment of the BA Stamping Fee; and

(b)	in respect of a BA Issue, the sum of the BA Discount Proceeds from all Bankers' Acceptances accepted by the Lenders in connection with such BA Issue.
"BA Discount Rate" means:

(a)
with respect to any Bankers' Acceptances accepted by a Lender, the discount rate quoted to the Borrower by the purchaser thereof for the purchase of such Bankers' Acceptance on the date of issuance and acceptance thereof;

(b)	with respect to a BA Equivalent Loan in Cdn. Dollars:

(i)	made by a Schedule I Lender, the CDOR Rate; and

(ii)
made by any other Lender, the lesser of: (1) the CDOR Rate plus 0.10%; and (2) the annual rate, expressed as a percentage determined by the Agent, as being the arithmetic mean (rounded up to the nearest 0.01% of the actual discount rates) for bankers' acceptances having a comparable face value and a comparable issue and maturity date to the face value and issue and maturity date of such issue of Bankers' Acceptances, expressed on the basis of a year of 365 days quoted by each of the Schedule II Reference Lenders, for the purchase by such Lender of Bankers' Acceptances accepted by it, at or about 10:00 a.m. (Toronto, Ontario local time) on the date of issue of such Bankers' Acceptances; and

(c)	with respect to a BA Equivalent Loan in U.S. Dollars:

(i)
made by a Schedule I Lender, the annual rate, expressed as a percentage determined by the Agent, as being the arithmetic mean (rounded up to the nearest 0.01% of the actual discount rates) for bankers' acceptances having a comparable face value and a comparable issue and maturity date to the face value and issue and maturity date of such issue of Bankers' Acceptances, expressed on the basis of a year of 360 days quoted by each of the Schedule I Reference Lenders, for the purchase by such Lender of Bankers' Acceptances accepted by it, at or about 10:00 a.m. (Toronto, Ontario local time) on the date of issue of such Bankers' Acceptances; and

(ii)
made by any other Lender, the lesser of: (1) the rate determined in (iii)(A) above plus 0.10%; and (2) the annual rate, expressed as a percentage determined by the Agent, as being the arithmetic mean (rounded up to the nearest 0.01% of the actual discount rates) for bankers' acceptances having a comparable face value and a comparable issue and maturity date to the face value and issue and maturity date of such issue of Bankers' Acceptances, expressed on the basis of a year of 360 days quoted by each of the Schedule II Reference Lenders, for the purchase by such Lender of Bankers' Acceptances accepted by it, at or about 10:00 a.m. (Toronto, Ontario local time) on the date of issue of such Bankers' Acceptances.

"BA Equivalent Loan" means an Advance made by a Non-BA Lender and evidenced by a Discount Note.
"BA Issue" means a Drawdown or Rollover of or Conversion into Bankers' Acceptances.
"BA Period" means, in relation to a BA Issue, the term to maturity selected by the Borrower hereunder, commencing on the date that the relevant Bankers' Acceptances are issued in connection with such BA Issue; provided, however, that:

(a)	each BA Period shall have a term of not less than five days and not longer than six months (or such shorter or longer period as may be agreed to by the Majority Lenders acting reasonably);

(b)	the last day of each BA Period shall be also the first day of the next BA Period in the case of a Rollover;

(c)
the last day of each BA Period shall be a Banking Day and if the last day of a BA Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected a BA Period the last day of which is the Banking Day next following the last day of the BA Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected a BA Period the last day of which is the Banking Day next preceding the last day of the BA Period selected by the Borrower; and

(d)	the last day of all BA Periods for all BA Issues shall expire on or prior to the Maturity Date.
"BA Stamping Fee" means the fee charged by the Lenders for endorsing a Bankers' Acceptance which shall be calculated in accordance with Section 3.4.
"Bankers' Acceptance" means a non-interest bearing draft drawn by the Borrower in Cdn. Dollars or U.S. Dollars, accepted by a Lender and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada), and includes a Discount Note.
"Banking Day" means a day on which banks are open for business in Calgary (Alberta), Toronto (Ontario) and New York (New York) and, in relation to a LIBOR Loan in U.S. Dollars, a day on which dealings in U.S. Dollars may be carried on by and between prime banks in the London Interbank Eurodollar Market; but does not in any event include Saturday, Sunday or any statutory or civic holiday in the above applicable cities.
"Borrower" means NOVA Chemicals Corporation, a corporation subsisting under the laws of the Province of New Brunswick.
"Borrower's Accounts" means the accounts of the Borrower maintained at TD at such branch or office in Canada as the Borrower may, from time to time, designate with the consent of the Agent, acting reasonably.
"Borrower's Counsel" means the Vice President and Deputy General Counsel of the Borrower (in respect of matters which are not governed by New Brunswick law), Stewart McKelvey (in respect of matters which are governed by New Brunswick law) or any other counsel selected by the Borrower from time to time and acceptable to the Majority Lenders, acting reasonably.
"Borrowing Percentage" means, at any time and from time to time, the ratio of the U.S. Equivalent of the Outstandings to the Total Commitment.
"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof; provided that any present or future lease that would have been treated as an operating lease under GAAP as in effect on December 31, 2012 shall be deemed to be an operating lease for all purposes of this Agreement.
"Cdn. Dollars" and "Cdn. $" mean lawful money of Canada for the payment of public and private debts.
"CDOR Rate" means, on any day:

(a)
for Bankers' Acceptances in Cdn. Dollars which have a term to maturity of 1, 2, 3 or 6 months, the annual rate of interest determined by the Agent which is equal to the average of the yield rates per annum applicable to Cdn. Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower, displayed and identified as such on the Reuters Screen Page CDOR at approximately 10:00 a.m. (Toronto, Ontario local time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent after 10:00 a.m. (Toronto, Ontario local time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however if such rates do not appear on such Reuters Screen Page CDOR, then the "CDOR Rate" shall be the discount rate applicable to Cdn. Dollar bankers' acceptances having identical issue and comparable maturity dates and in a comparable amount to the Bankers' Acceptances proposed to be issued by the Borrower quoted by the Agent as of 10:00 a.m. (Toronto, Ontario local time) on such day for the purchase of bankers' acceptances accepted by the Agent, or if such day is not a Banking Day, then on the immediately preceding Banking Day; and

(b)	for Bankers' Acceptances in Cdn. Dollars which do not have a term to maturity of 1, 2, 3 or 6 months, the discount rate calculated by the Agent by a linear interpolation between the rates determined in (i) above for the closest maturity dates ending before and after the maturity date of the Bankers' Acceptances proposed to be issued; provided, however if such rates do not appear on the Reuters Screen Page CDOR, then the "CDOR Rate" shall be the discount rate applicable to Cdn. Dollar bankers' acceptances having identical issue and comparable maturity dates and in a comparable amount to the Bankers' Acceptance proposed to be issued by the Borrower quoted by the Agent as of 10:00 a.m. (Toronto, Ontario local time) on such day for bankers acceptances accepted by the Agent, or if such day is not a Banking Day, then on the immediately preceding Banking Day.
"Change of Control" means:

(a)
any circumstances in which IPIC ceases to own, directly or indirectly, at least 51% of the issued and outstanding shares of the capital stock of the Borrower having in each case the right to vote for the election of directors of the Borrower; or

(b)	any change of control or similar event under any agreement governing Net Consolidated Debt in excess of U.S. $25,000,000.
"Code" means the US Internal Revenue Code of 1986, as amended.
"Commitment" means, in respect of a Lender, the maximum amount which such Lender has agreed to make available to the Borrower pursuant to the Credit Facility as set out in Schedule A, as same may be adjusted from time to time in accordance with this Agreement.
"Commodity Agreement" means any agreement for the physical purchase, sale or exchange of any commodity which is entered into by the Borrower or any Restricted Subsidiary.
"Commodity Exchange Act" means the US Commodity Exchange Act, as amended from time to time, and any successor statute.
"Compliance Certificate" means a certificate signed by an officer of the Borrower, in substantially the form attached as Schedule B.
"Confirmation" means the confirmation of guarantees in the form attached to this Agreement, executed by each Restricted Subsidiary as of the Effective Date.
"Consolidated Assets" means, at the end of any Fiscal Quarter, the consolidated assets of the Borrower, as determined in accordance with GAAP and by reference to the Financial Statements.
"Consolidated Capitalization" means, at the end of a Fiscal Quarter, and as determined in accordance with GAAP on a consolidated basis (without duplication), the aggregate of (i) Consolidated Shareholders' Equity, (ii) Net Consolidated Debt and (iii) Subordinate Shareholder Debt.
"Consolidated Cash Flow" means, for any period and as determined in accordance with GAAP on a consolidated basis in respect of the Borrower and without duplication, (i) net income, plus (ii) those amounts deducted in determining such net income for Consolidated Interest Expense, plus (iii) the provision for income taxes (including future income taxes), plus (iv) all non-cash expenses, and depreciation and amortization expense deducted in determining such net income, less (v) all non-cash items added in determining such net income; provided, however, that (A) each of the foregoing amounts shall exclude (without duplication) the amount or the effect of any extraordinary gains or losses for such period (including, without limitation, gains and losses resulting from sales of assets) and (B) Consolidated Cash Flow shall exclude amounts which would otherwise be included therein and which are attributable to the income, expenses and other relevant amounts of any Unrestricted Subsidiary or Non-Recourse Assets, except to the extent of cash which would represent that Unrestricted Subsidiary's or Non-Recourse Assets' contribution to Consolidated Cash

Flow and which is actually received, free and clear of any recourse or adverse claims of any creditors of such Unrestricted Subsidiary or holders of Non-Recourse Debt, by the Borrower or any Restricted Subsidiary.
"Consolidated Free Cash Flow" means, for any period and as determined in accordance with GAAP on a consolidated basis in respect of the Borrower, (i) Consolidated Cash Flow, less (ii) Consolidated Interest Expense, less (iii) capital expenditures incurred by the Borrower and the Restricted Subsidiaries, less (iv) cash Taxes payable by the Borrower and the Restricted Subsidiaries.
"Consolidated Interest Expense" means, in respect of any period and as determined in accordance with GAAP on a consolidated basis in respect of the Borrower and without duplication, (i) capitalized interest expense for such period, plus (ii) the aggregate cost of obtaining short-term and long-term advances of credit, reported as interest expense on the income statement for such period, including interest charges, the interest component of Capital Lease Obligations, discounts and stamping fees payable in respect of bankers' acceptances and commitment or standby fees, plus (iii) dividends declared on preferred shares for such period (other than dividends payable to the Borrower or a Restricted Subsidiary), less (iv) interest income (excluding interest income earned by any Unrestricted Subsidiary); provided, however, that (A) Consolidated Interest Expense shall exclude any amounts which are attributable to the Debt of any Unrestricted Subsidiary or any Non-Recourse Debt and (B) Consolidated Interest Expense shall be adjusted to include or exclude, as applicable, any Consolidated Interest Expense associated with any Debt incurred or repaid in connection with any acquisition or disposition (the net proceeds of which exceed 5% of Consolidated Assets as shown on the most recent Financial Statements) made within the applicable period, as if that acquisition or disposition had been made at the beginning of such period (as determined in a manner satisfactory to the Majority Lenders, acting reasonably).
"Consolidated Senior Debt" means the Outstandings plus the outstanding principal amount of all Pari Passu Debt, Permitted Securitization Programs and Permitted ABL Facilities.
"Consolidated Shareholders' Equity" means, at the end of a Fiscal Quarter, consolidated shareholders' equity of the Borrower, as determined in accordance with GAAP and by reference to most recent Financial Statements, but excluding consolidated shareholders' equity allocable to Unrestricted Subsidiaries or Non-Recourse Assets.
"Contaminants" means those substances, pollutants, wastes and special wastes which are defined as contaminants, hazardous, toxic or a threat to public health or to the Environment under any applicable Environmental Law, including any radioactive materials, urea formaldehyde foam insulation, asbestos or polychlorinated biphenyls (PCBs).
"Conversion" means a conversion of one type of Advance under the Credit Facility into another type of Advance under the Credit Facility pursuant to this Agreement and includes a conversion or deemed conversion of a Swing Line Advance into an Advance pursuant to Section 2.11(d).
"Conversion Date" means the date on which a Conversion occurs.
"Credit Facility" means the credit facility established pursuant to Section 2.1.
"DBNA" means the Depository Bills and Notes Act (Canada).
"Debenture" means a demand debenture in the principal amount of U.S. $650,000,000 dated April 2, 2003 and issued by the Borrower in favour of the Agent, as amended by the debenture amending agreement dated as of June 30, 2005, as further supplemented, amended, restated or replaced from time to time.

"Debt" means, with respect to any Person, the following determined on a consolidated basis and without duplication:

(a)	indebtedness for borrowed money;

(b)
obligations arising pursuant to bankers' acceptances (including payment and reimbursement obligations in respect thereof) or letters of credit and letters of guarantee (including reimbursement obligations and indemnities in respect thereof) supporting obligations which would constitute Debt within the meaning of this definition;

(c)
obligations under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the indebtedness for borrowed money of any other Person or the obligations of any other Person which would constitute Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another Person in respect of indebtedness for borrowed money or such other Debt obligations, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

(d)	the capitalized amount of all obligations created or arising under: (A) any conditional sales agreement or other title retention agreement or (B) any Capital Lease Obligations;

(e)	the outstanding amount of any receivables securitization program including any Permitted Securitization Program; and

(f)	Attributable Debt in excess of the maximum amount permitted by Section 8.2(h).
"Debt to Capitalization Ratio" means, as of the last day of a Fiscal Quarter, the ratio of Net Consolidated Debt to Consolidated Capitalization at such date.
"Debt Rating" means the rating that has been most recently announced by each Designated Rating Agency for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or any Restricted Subsidiary, as applicable.
"Declining Lender" has the meaning given to it in Section 2.10(a)(ii)(B)(2).
"Default" means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.
"Defaulting Lender" means any Lender, as reasonably determined by the Agent:

(a)
that has failed to fund any payment or its portion of any Advance required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder in each case within one (1) Banking Day after the date that such funding was required hereunder (unless such failure is the subject of a good faith dispute);

(b)
that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement (unless such notice is the subject of a good faith dispute) or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party (unless such statement is the subject of a good faith dispute);

(c)
that has failed, within three (3) Banking Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances and participations in then outstanding Letters of Credit;

(d)
that has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent; or

(f)	that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit.
"Deposit Instrument" means the restated deposit instrument dated June 30, 2005 given by the Borrower to the Agent in respect of the Debenture, as supplemented, amended and replaced from time to time.
"Designated Lending Branch" means, in relation to a Lender, the branch or office designated from time to time in writing to the Agent by such Lender as the branch or office from which such Lender funds its Pro Rata Share of the Advances and to which the Agent is to forward payments by the Borrower hereunder.
"Designated Rating Agencies" means S&P and Moody's, and "Designated Rating Agency" means either of them.
"Discount Note" means a non-interest bearing promissory note of the Borrower, denominated in Cdn. Dollars or U.S. Dollars, issued by the Borrower to a Non-BA Lender substantially in the form of Schedule K and in a form satisfactory to the Agent, the Non-BA Lender and the Borrower, each acting reasonably.
"Dissenting Lender" has the meaning given to it in Section 16.2.
"Distribution" means:

(a)
any declaration or payment of dividends, partnership or trust distributions or other capital distributions by the Borrower or any Restricted Subsidiary other than in favour of the Borrower or another Restricted Subsidiary;

(b)
any redemption, retraction, purchase or other acquisition of shares, partnership interests or trust units, directly or indirectly, in the capital of the Borrower or any Restricted Subsidiary other than where the proceeds thereof are paid to the Borrower or another Restricted Subsidiary; or

(c)	any payment of principal or interest in respect of Subordinated Shareholder Debt;
whether any of the foregoing is made, paid or satisfied in or for cash, property or both.
"Drawdown" means any Advance which results in an increase in the Outstandings.
"Drawdown Date" means the date on which a Drawdown occurs.
"Effective Date" means December 13, 2013.
"Environment" means each and every component of the earth, including, without limitation, all layers of the atmosphere, air, land (including, without limitation, all underground spaces and cavities and all lands submerged under water), soil, water (including, without limitation, surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include the components referred to in this definition.
"Environmental Laws" means any Laws relating, in whole or in part, to the protection or enhancement of the Environment, including with respect to occupational safety, product liability, public health, public safety and transportation or handling of dangerous goods.
"Event of Default" means each of the events described in Section 11.1.
"Excluded Swap Obligation" means, with respect to any Restricted Subsidiary, any Swap Obligation if, and to the extent that, all or a portion of the Restricted Subsidiary Guarantee of such Restricted Subsidiary of, or the grant by such Restricted Subsidiary of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission in the U.S. (or the application or official interpretation of any thereof) by virtue of such Restricted Subsidiary's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Restricted Subsidiary Guarantee of such Restricted Subsidiary or the grant of such security interest becomes effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Restricted Subsidiary Guarantee or security interest is or becomes illegal.
"Excluded Taxes" means (a) all taxes on, based on, measured by or with respect to the Agent's or a Lender's net or gross income, gains, capital, receipts, franchises, excess profits or conduct of business (unless such taxes are in lieu of any Taxes the Borrower would otherwise be required to pay hereunder) that are taxes imposed in a jurisdiction as a consequence of the Agent or applicable Lender carrying on a trade or business or having a permanent establishment in that jurisdiction or otherwise being organized under the laws of or being a resident in that jurisdiction and (b) any U.S. Federal withholding Taxes imposed under FATCA.
"Existing Credit Agreement" means the restated credit agreement dated November 17, 2009 among the Borrower, The Toronto-Dominion Bank as agent and the lenders party thereto, as amended by a first amending agreement dated as of January October 28, 2010, by a second amending agreement dated as of October 18, 2011 and by a third amending agreement dated as of December 17, 2012.
"Existing Securitization Program" means the receivables purchase transactions effected pursuant to the following agreements and the documents executed in connection therewith:

(a)
the NOVA Canadian Receivables Purchase Agreement dated as of February 11, 2010, as amended, among the Borrower and NOVA Chemicals (Canada) Ltd. as sellers, and Montreal Trust Company of Canada, acting not in its individual capacity but solely in its capacity as trustee of Bay Street Funding Trust, as purchaser, having purchaser commitments of U.S. $100,000,000 as at the date hereof;

(b)
(A) the Receivables Purchase Agreement dated as of February 4, 2010, as amended, among NOVA Chemicals Receivables Corporation, as seller, NOVA Chemicals Inc., as initial servicer, Regency Assets Limited, as the sole purchaser and HSBC Securities (USA) Inc., as the administrative agent, having purchaser commitments of U.S. $125,000,000 as at the date hereof, and "Related Security" and "Collections" related thereto (as such terms are defined in the agreements referred to above) and (B) the Amended and Restated Receivables Sale Agreement dated as of February 4, 2010 between NOVA Chemicals Receivables Corporation, as buyer, and NOVA Chemicals Inc., as originator, in each case as amended, renewed, restated or otherwise modified from time to time, provided that the property that is the subject matter of such purchases, with limited exceptions, continues to be, "Receivables" and all "Collections", each "Collection Account", all "Related Security" and all other rights and payments relating to such "Receivables" (as each such term is defined in the applicable agreement identified above), consisting generally of accounts receivable arising in connection with the sale of goods or the rendering of services.
"Extension Request" means a written request from the Borrower to the Agent, in substantially the form attached as Schedule F, requesting an extension of the Maturity Date.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
"Federal Funds Rate" means, for any day, the rate of interest per annum set forth in the weekly statistical release, or any successor publication, published by the Board of Governors of the Federal Reserve of the United States of America (including any such successor), designated as "H.15(519)" for such day opposite the caption "Federal Funds (Effective)".
"Financial Statements" means the financial statements of the Borrower (including the notes thereto) which shall be consolidated unless expressly provided otherwise and shall include a balance sheet, a statement of earnings (or loss) and a statement of cash flows, together with comparative figures in each case (where a comparative period on an earlier statement exists), all prepared, maintained and stated in accordance with GAAP.
"Fiscal Quarter" means a three month period ending on March 31, June 30, September 30 or December 31 of a Fiscal Year.
"Fiscal Year" means a twelve month period ending on December 31.
"Fixed Charge Assets" means the rights and interests held by the Borrower in the real property assets described in Schedule "A" to the Debenture.
"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants.
"Governmental Authority" means:

(a)
any government, parliament or legislature, any regulatory or administrative authority, agency, commission or board, judicial, administrative or arbitral court, authority, tribunal or commission and any other statute, rule or regulation making entity having jurisdiction, in each case under applicable Laws, in the relevant circumstances; and

(b)	any person acting under the authority of any of the foregoing or under a statute, rule or regulation thereof.
"Governmental Authorization" means, in respect of any transaction, Person or event, any authorization, exemption, license, permit, franchise or approval from, or any filing or registration with, any Governmental Authority applicable to such transaction, Person or event or to any of such Person's business, undertaking or property, including those required under any Environmental Law, and "Governmental Authorizations" means any and all of the foregoing.

"Hedging Agreement" means:

(a)
any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds or indexes based on any of the foregoing;

(b)	any option, futures or forward contract traded on an exchange; or

(c)	any other derivative agreement or other similar agreement or arrangement.
"Indemnified Taxes" means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
"Interest Payment Date" means:

(a)	in relation to a Prime Loan or USBR Loan, the third Banking Day of each calendar month; and

(b)
in relation to a LIBOR Loan, the last day of each applicable LIBOR Period and, if any LIBOR Period is longer than three months, the last Banking Day of each such three month period during such LIBOR Period.

"IPIC" means International Petroleum Investment Company, a corporation formed under the laws of the Emirate of Abu Dhabi.
"Laws" means all constitutions, treaties, laws (including principles of common law and equity), statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any and all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority, and any policies, directives, voluntary restraints, practices or guidelines of any Governmental Authority having the force of law and binding on the Borrower or any Subsidiary or any of their property and assets.
"LC Fee" means the fee charged by the Lenders for issuing a Letter of Credit which shall be calculated by the LC Issuer in accordance with its customary practice on the basis of the Applicable Pricing Margin in effect from time to time and the maximum amount and term of such Letter of Credit.
"LC Issue" means a Drawdown or Rollover of a Letter of Credit under the Credit Facility.
"LC Issuer" means any Lender or Lenders which is designated hereunder as the issuing bank for Letters of Credit (and shall be deemed to include the Affiliates of such Lender); provided that:

(a)	each such designation shall be made by the Borrower and shall require the consent of the applicable Lender and the Agent;

(b)
the Borrower may at any time terminate the designation of a Lender as an LC Issuer, or any LC Issuer may at any time resign from being an LC Issuer, in each case by delivery to the Agent and the other Party of written notice to that effect; provided that such termination or resignation will not affect any outstanding Letters of Credit previously issued by such LC Issuer prior to such termination or resignation;

(c)
the Borrower may at any time alter the maximum amount of Letters of Credit issuable by any LC Issuer (subject to Section 5.1(b)) and/or designate another Lender as LC Issuer either in place of any existing LC Issuer or in addition to any existing LC Issuer, in each case by delivery to the Lenders of written notice to that effect executed by the Borrower (with the consent of the Agent in all cases and the consent of such existing LC Issuer, in the case of the alteration of such maximum amount, or the consent of such new LC Issuer in the case of the designation of a new LC Issuer); and

(d)	if an LC Issuer ceases to be a Lender hereunder, then such Person shall be replaced as LC Issuer.
"Lease Subordination Agreements" means the two lease subordination agreements dated April 2, 2003 and December 15, 2004, each among the Borrower, NOVA Chemicals (Canada) Ltd. and the Agent on behalf of the Lenders, as supplemented, amended and replaced from time to time.
"Lender Assignment Agreement" means a lender assignment agreement substantially in the form of Schedule G.
"Lender Distress Event" means, in respect of a given Lender, such Lender or its Lender Parent is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including, without limitation, the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Governmental Authority) or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets to be, insolvent or bankrupt;
"Lender Insolvency Event" means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
(A) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (x) a proceeding pursuant to which such Governmental Authority takes control of such Lender's or Lender Parent's assets, (y) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors' rights, or (z) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)
has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)
causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.
"Lender Parent" means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, "control" shall have the same meaning as set forth in the definition of "Affiliate" contained herein.
"Lender Parties" means the Agent, the Lenders, the LC Issuers and the Swing Line Lender.
"Lenders" means the financial institutions and other Persons named on the signature pages hereto as "Lenders" and any other financial institutions or Persons which become party to this Agreement as "Lenders" pursuant to Article 15 and their respective successors and permitted assigns, and "Lender" means any one of them, as the context requires.
"Lenders' Counsel" means Norton Rose Fulbright Canada LLP and its successors, or any other counsel approved by the Agent from time to time and acceptable to the Borrower, acting reasonably.
"Letter of Credit" means a standby letter of credit or letter of guarantee in Cdn. or U.S. Dollars (or any other currency acceptable to the LC Issuer and the Agent each acting reasonably) issued by the LC Issuer at the request and for the account of the Borrower pursuant to this Agreement.
"LIBOR" means, with respect to any LIBOR Period applicable to a LIBOR Loan, the rate determined by the Agent, based on a 360 day year for U.S. Dollars, as the interest rate per annum appearing on Reuters Page LIBOR01 (or if such Reuters Page LIBOR01 shall not be available, any successor or similar services as may be selected by the Agent) for a period equal to the number of days in the applicable LIBOR Period, for deposits in U.S. Dollars of amounts comparable to the principal amount of such LIBOR Loan to be outstanding during such LIBOR Period, at or about 11:00 a.m. (London, England time) on the date which is 2 Banking Days prior to the first day of such LIBOR Period; provided that if neither the Reuters Page LIBOR01 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any LIBOR Period applicable to a LIBOR Loan, the rate determined by the Agent, based on a 360 day year for U.S. Dollars, rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th%), at which the Agent, in accordance with its normal practice, would be prepared to offer to leading banks in the London interbank market for delivery by the Agent on the first day of the applicable LIBOR Period for a period equal to the number of days in such LIBOR Period, deposits in U.S. Dollars of amounts comparable to the principal amount of such LIBOR Loan to be outstanding during such LIBOR Period, at or about 11:00 a.m. (London, England time) on the date which is 2 Banking Days prior to the first day of such LIBOR Period; and provided further that for any LIBOR Period less than seven days, the LIBOR shall be deemed to be equivalent to the rate for a LIBOR Period with the same commencement date but a term of seven days.
"LIBOR Loan" means a Drawdown or Rollover of or Conversion into U.S. Dollars for which LIBOR is the reference interest rate.

"LIBOR Period" means, in relation to a LIBOR Loan, the interest period selected by the Borrower hereunder, commencing on the relevant Drawdown Date, Rollover Date or Conversion Date for such LIBOR Loan; provided, however, that:

(a)
each LIBOR Period shall have a term of not less than five days and not longer than six months (or such shorter or longer period as may be agreed to by the Majority Lenders acting reasonably) and shall be subject to the availability of a market for LIBOR Loans of such term;

(b)	the last day of each LIBOR Period shall be also the first day of the next LIBOR Period in the case of a Rollover;

(c)
the last day of each LIBOR Period shall be a Banking Day and if the last day of a LIBOR Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected a LIBOR Period the last day of which is the Banking Day next following the last day of the LIBOR Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected a LIBOR Period the last day of which is the Banking Day next preceding the last day of the LIBOR Period selected by the Borrower; and

(d)	the last day of all LIBOR Periods for all LIBOR Loans shall expire on or prior to the Maturity Date.
"Lien" means any mortgage, charge, pledge, lien, hypothec, assignment by way of security, the seller's rights under a conditional sale or title retention agreement, the lessor's rights under a capital lease constituting a Capital Lease Obligation (but excluding an operating lease), security created under the Bank Act (Canada) or any other encumbrance or security interest, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or otherwise, and any other interest in property or assets that, in each case, secures payment or performance of an obligation, but does not include a right of set-off created in the ordinary course of business (other than a cash deposit intended to secure payment or performance of an obligation).
"Loan Documents" means this Agreement, the Security Documents, all Bankers' Acceptances, certificates and notices given by the Borrower hereunder and any Restricted Subsidiary Guarantees given by any Restricted Subsidiary from time to time hereunder.
"Loan Indebtedness" means the aggregate, at any time, of:

(a)	the Outstandings;

(b)	all accrued and unpaid interest including interest on overdue and unpaid interest payable by the Borrower hereunder; and

(c)	all fees, indemnities and other amounts payable by the Borrower hereunder or under the other Loan Documents.
"Loan Parties" means, collectively, the Borrower and the Restricted Subsidiaries.
"Majority Lenders" means, at any time, any one or more Lenders holding Commitments which in the aggregate exceed 66 2/3% of the Total Commitment at such time.
"Material Adverse Effect" means any event(s), act(s) or condition(s) that individually or in the aggregate have or would reasonably be expected to have a material adverse effect upon:

(a)	the business, operations, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries on a consolidated basis taken as a whole;

(b)	the ability of the Borrower to perform its obligations under the Loan Documents; or

(c)	the validity or enforceability of any of the Loan Documents or any rights or remedies under any thereof against the Borrower.
"Maturity Date" means December 17, 2017, subject to the extension provisions in Section 2.3.
"Moody's" means Moody's Investors Service, Inc. and its successors, or any replacement rating agency acceptable to the Majority Lenders.
"Net Consolidated Debt" means, at the end of any Fiscal Quarter and as determined on a consolidated basis (but excluding Debt of Unrestricted Subsidiaries and Non-Recourse Debt), all Debt of the Borrower, less the aggregate amount of all cash and short-term investments (other than asset-backed commercial paper) held by the Borrower and shown as cash on the consolidated balance sheet of the Borrower; provided that such cash and short-term investments (or the applicable financial institutions) are rated at least "A-1" (or "A-2" in the case of commercial paper) by S&P or "P-1" (or "P-2" in the case of commercial paper) by Moody's and are not encumbered by any Liens and provided further that Net Consolidated Debt shall exclude (i) the Debt, cash and short-term investments of any Unrestricted Subsidiaries, (ii) any cash or short-term deposits which are not on deposit with or issued by a Lender or a Lender's Affiliate and (iii) any cash and short-term investments which constitute Non-Recourse Assets.
"Non-BA Lender" means:

(a)	a Lender that is resident in Canada for the purposes of the Income Tax Act (Canada) but that is not a Canadian chartered bank or a Schedule III Lender; or

(b)	a Lender that elects not to accept Bankers' Acceptances for all or any part of its Pro Rata Share of any BA Issue.
"Non-Defaulting Lender" means a Lender that is not a Defaulting Lender.
"Non-Recourse Assets" means assets which secure Non-Recourse Debt.
"Non-Recourse Debt" means indebtedness (and all renewals, extensions and refinancings of such indebtedness) incurred by the Borrower or a Restricted Subsidiary to an arm's length lender to finance the construction, development, improvement or acquisition of assets where the recourse of the lender of such indebtedness (or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness) against the Borrower or any Restricted Subsidiary, or any judgment in respect of such indebtedness, is limited, in all circumstances (other than in respect of false or misleading representations, warranties and covenants customary in limited recourse financing, in respect of which the lender's recourse may be expanded to include recourse against the Borrower or such Restricted Subsidiary, as applicable, on an unsecured basis) to the assets constructed, developed, improved or acquired (including all personal property arising from or relating to such assets and the shares or other ownership interests or investments in a single purpose entity which holds only such assets); provided that such indebtedness is incurred within 270 days after the relevant assets are constructed, developed, improved or acquired (although if a commitment in respect of such indebtedness is obtained prior to or within such 270 day period and the related security interest is created within 90 days after the expiration of the 270 day period, such indebtedness shall be deemed to comply with the requirements of this proviso).
"Noon Rate" means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions by the Agent in Toronto, Ontario in accordance with its normal practice) at approximately 12:00 noon (Toronto, Ontario local time) on the Banking Day that such conversion is to be made, or if such conversion is to be made before 12:00 noon on the date immediately preceding the Banking Day of conversion.
"Notice of Borrowing" means a Notice of Drawdown, Notice of Rollover or Notice of Conversion, as applicable.
"Notice of Drawdown" means a notice by the Borrower to the Agent substantially in the form of Schedule D.
"Notice of Rollover/Conversion/Repayment" means a notice by the Borrower to the Agent substantially in the form of Schedule E.
"Outstandings" means the aggregate, at any time, of:

(a)	the aggregate outstanding principal amount of all Prime Loans, USBR Loans, LIBOR Loans and Overdrafts under the Credit Facility;

(b)	the aggregate face amount of all outstanding and unpaid Bankers' Acceptances (including BA Equivalent Loans) under the Credit Facility; and

(c)	the aggregate stated maximum amount of all outstanding and undrawn Letters of Credit under the Credit Facility.
"Overdrafts" means overdrafts on the accounts of the Borrower maintained with the Swing Line Lender for the purpose of, among other things, obtaining Swing Line Advances and which overdrafts shall accrue interest at the same rate per annum as Prime Loans (for amounts denominated in Cdn. Dollars) or USBR Loans (for amounts denominated in U.S. Dollars) and such interest shall be payable in accordance with the Swing Line Lender's customary practices.
"Pari Passu Debt" means Debt, other than Debt under the Credit Facility, which is secured on a pari passu basis with the Credit Facility and is incurred in compliance with the following conditions:

(a)	the outstanding principal amount of all such Pari Passu Debt cannot exceed U.S.$200,000,000;

(b)	at the time of incurrence of such Pari Passu Debt, the Borrower must be in pro forma compliance with the financial covenants in Section 8.3;

(c)
the holders of such Pari Passu Debt will be required to enter into an intercreditor agreement in a form substantially similar to Schedule I, subject to such modifications thereto as may be approved by the Majority Lenders acting reasonably;

(d)	no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Pari Passu Debt; and

(e)	the incurrence of such Pari Passu Debt is permitted by the negative pledges in the Public Indentures.
"Participant Register" has the meaning given to it in Section 15.1(g).
"Parties" means the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, and "Party" means, as the context requires, any one of the Parties.

"Permitted ABL Facility" means a credit facility entered into by the Borrower or any Restricted Subsidiary with an arm's length lender on reasonable commercial terms which is secured only by accounts receivable; provided that the aggregate principal amount of such credit facility or facilities and all receivables-based Permitted Securitization Programs cannot exceed U.S. $300,000,000.
"Permitted Contest" means action taken by the Borrower or a Restricted Subsidiary in good faith by appropriate proceedings diligently pursued to contest any Taxes, claim or Lien; provided that:

(a)	the Borrower or such Restricted Subsidiary has established reasonable reserves therefor if and to the extent required by GAAP; and

(b)	proceeding with such contest could not have a Material Adverse Effect.
"Permitted Distributions" means dividends or capital distributions by the Borrower or a Restricted Subsidiary, or interest payments on Subordinate Shareholder Debt; provided that (i) the aggregate amount thereof during any consecutive four Fiscal Quarters does not exceed the greater of (A) 55% of Consolidated Free Cash Flow for such four Fiscal Quarters plus cash and cash equivalents of the Borrower and the Restricted Subsidiaries which are not subject to any Lien (other than any Liens created by the Security Documents), (B) U.S.$50,000,000 or (C) such greater amount as may be approved by the Majority Lenders, (ii) no such Distribution may occur if a Default or Event of Default has occurred and is continuing or would result therefrom and (iii) other than in respect of regularly scheduled payments in respect of Subordinate Shareholder Debt, at least 30 days' prior written notice of each such distribution or payment shall be provided to the Agent.
"Permitted Hedging" means non-speculative Hedging Agreements and Commodity Agreements entered into by the Borrower or a Restricted Subsidiary in the ordinary course of business; provided that such hedging or purchases do not exceed the anticipated commodity inputs (in the case of commodity hedging and purchases), the anticipated indebtedness for borrowed money (in the case of interest rate hedging) or the anticipated revenue (in the case of currency hedging).
"Permitted Liens" means, with respect to the Borrower or any Restricted Subsidiary:

(a)
undetermined or inchoate Liens arising in the ordinary course of and incidental to construction or current operations of such Person (including, without limitation, liens of carriers, builders, warehousemen, mechanics, materialmen and landlords) which have not been filed pursuant to law against such Person or in respect of which no steps or proceedings to enforce such Lien have been initiated or which relate to obligations which are not due or delinquent or such Liens are subject to a Permitted Contest;

(b)
Liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint operation of production or processing facilities as security in favour of any other person conducting the development or operation of the property to which such Liens relate for its portion of the costs and expenses of such development or operation, provided such costs or expenses are not due or delinquent or such Liens are subject to a Permitted Contest;

(c)
easements, rights-of-way, covenants, oil and gas leases, production payments, mineral and royalty interests, servitudes, licenses, zoning or other similar rights or restrictions in respect of property owned, leased or otherwise held by such Person, whether or not recorded (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not materially detract from the value of such property or materially impair its use in the operation of the business of such Person;

(d)
any Lien or trust arising in connection with workers' compensation, unemployment insurance, pension and employment laws or regulations; provided that each such Lien or trust must only secure sums not overdue or sums subject to a Permitted Contest;

(e)
the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, easement, license, franchise, grant or permit acquired by such Person, or by any statutory provision to terminate any such lease, easement, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(f)	Liens for Taxes, assessments or other governmental charges or levies which are not at the time delinquent or such Liens are subject to a Permitted Contest;

(g)	all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(h)	public and statutory Liens not yet due arising by operation of Law;

(i)
Liens resulting from the deposit of cash as security when the Borrower or a Restricted Subsidiary is required to do so by a Governmental Authority or Liens granted in the ordinary course of business for the purpose of carrying on same in connection with licences, tenders or similar matters or contracts for the purchase, storage or transportation of consumable fuel, power or feedstock supplies (or to collateralize letters of credit issued in support of such contracts), or Liens resulting from the deposit of cash to secure surety or appeal bonds or costs of litigation when required by law; provided that (i) each of the foregoing Liens must only secure sums not overdue or sums subject to a Permitted Contest and (ii) in the case of any of the foregoing Liens, no such Liens shall encumber all or substantially all of the assets of the grantor;

(j)	judgment Liens, but only for so long as enforcement thereof is stayed (whether by appeal and bonding, order of a court, agreement, or otherwise) or such Liens are subject to a Permitted Contest;

(k)	the interest of any owner in goods delivered on consignment prior to the transfer of title to the Borrower or any Restricted Subsidiary;

(l)	any Lien in favour of the Borrower or in favour of a Restricted Subsidiary which has given an outstanding Restricted Subsidiary Guarantee;

(m)
imperfections in title and restrictions on any property existing at the time such property was acquired and not created in contemplation of such acquisition and in respect of which the Borrower or the applicable Restricted Subsidiary has provided to the Agent an undertaking to have such imperfection or restriction remedied or removed within 120 days of the date such property was acquired;

(n)
any Lien on any asset or undertaking of a Restricted Subsidiary which exists prior to the date on which it becomes a Restricted Subsidiary and which was not incurred in contemplation of such Person becoming a Restricted Subsidiary and in respect of which the applicable Restricted Subsidiary has provided to the Agent an undertaking to have such Lien discharged within 120 days of the date such Restricted Subsidiary became a Restricted Subsidiary;

(o)	Liens incurred or created in the ordinary course of business in favour of partners, co-owners or joint venturers arising pursuant or in relation to partnership, co-ownership or joint venture agreements, provided the obligations secured by such Liens are not due or delinquent or such Liens are subject to a Permitted Contest;

(p)	Liens over any subleases of property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business which secure such sublessor's obligations under the applicable head lease;

(q)	Liens which secure Permitted Non-Recourse Debt;

(r)	Liens which secure any Permitted Securitization Program or Permitted ABL Facility;

(s)	Liens securing Pari Passu Debt;

(t)
Liens over cash and cash equivalents securing the Borrower's or any Restricted Subsidiary's reimbursement and other obligations under any letters of credit or letters of guarantee issued for the benefit of the Borrower or any Restricted Subsidiary but only if the aggregate then outstanding amount of such cash collateral does not exceed U.S.$150,000,000;

(u)
any other Liens not referred to in this definition of Permitted Liens (including Purchase Money Security Interests and Liens securing Capital Lease Obligations) but only if the aggregate then outstanding amount secured by all such Liens does not exceed U.S.$50,000,000;

(v)
any extension, renewal, alteration, substitution or replacement, in whole or in part, of any Lien referred to in the foregoing clauses, provided the extension, renewal, alteration, substitution or replacement of such Lien is limited to all or any part of the same property that secured the Lien extended, renewed, altered, substituted or replaced and the principal amount of the indebtedness secured thereby is not thereby increased; and

(w)	the Security and any other Liens in favour of the Lenders or consented to in writing by the Lenders;
provided that nothing in this definition shall in and of itself cause the Loan Indebtedness to be subordinated in priority to any Permitted Liens.
"Permitted Merger" means any transaction or series of transactions whereby the Borrower or any Restricted Subsidiary amalgamates with the Borrower and/or any one or more Restricted Subsidiaries or whereby all or a significant part of the undertaking, property and assets of any Restricted Subsidiary would become the property of the Borrower or any other Restricted Subsidiary, whether by way of reconstruction, reorganization, recapitalization, consolidation, merger, transfer, sale or otherwise.
"Permitted Non-Recourse Debt" means (i) Non-Recourse Debt incurred by Joffre Cogeneration Funding Corporation on behalf of the owners of the co-generation facility at Joffre, Alberta and (ii) other Non-Recourse Debt which does not exceed an aggregate outstanding principal amount of U.S. $250,000,000.
"Permitted Securitization Program" means (a) the Existing Securitization Program, and (b) any receivables or feedstock securitization program entered into by the Borrower or any Restricted Subsidiary which meets all of the following criteria:

(a)
the assets to be securitized in such transaction, with limited exceptions, are generally either (i) accounts receivable arising in connection with the sale of goods or rendering of services or (ii) feedstock inventory;

(b)	the transfer of such assets is structured as a non recourse true sale (other than certain limited exceptions which are consistent with those in the Existing Securitization Program); and

(c)	such transaction is entered into with an arm's length purchaser and on reasonable commercial terms.
provided that (x) the aggregate principal amount of all receivables-based Permitted Securitization Programs and all Permitted ABL Facilities cannot exceed U.S.$300,000,000 and (y) the maximum volume of all feedstock-based Permitted Securitization Programs cannot exceed 2,500,000 barrels or equivalent.
"Person" means an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual, and words importing persons have a similar meaning.
"Prime Loan" means a Drawdown of or Conversion into Cdn. Dollars for which Prime Rate is the reference interest rate.
"Prime Rate" means, for any day, the greatest of:

(a)
the variable rate of interest (expressed as a rate per annum) which the Agent establishes from time to time as the reference rate of interest which it employs in order to determine the interest rate it will charge for demand loans in Cdn. Dollars to its customers in Canada and which it publicly announces as its prime rate;

(b)
the average rate for one month bankers' acceptances which rate is shown on the display referred to as the Reuters Screen Page CDOR at 10:00 a.m. (Toronto, Ontario local time) on such day, plus 1.00%; provided that if for any reason this rate is unavailable, the "Prime Rate" shall be the rate specified in (i) above (unless (iii) below applies); and

(c)	in the case of Swing Line Advances made by way of Prime Loans, the cost of funds which the Swing Line Lender quotes from time to time.
"Pro Rata Basis" means in proportion to the Commitments of all Lenders.
"Pro Rata Share" means, at any time and in relation to any Lender and any amount, the proportionate share of such amount which is calculated by multiplying such amount by a fraction, the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time.
"Public Indentures" means the trust indentures which govern any long term bonds or notes issued by the Borrower or any Restricted Subsidiary from time to time including the trust indentures dated: (a) as of October 16, 2009 between the Borrower and U.S. Bank National Association, as trustee, in respect of U.S.$350,000,000 of 8.625% Senior Notes due 2019, as amended by First Supplemental Indenture dated July 30, 2013 and (b) as of July 30, 2013 between the Borrower and U.S. Bank National Association, as trustee, in respect of U.S.$500,000,000 of 5.25% Senior Notes due 2023.
"Purchase Money Security Interest" means:

(a)	a Lien taken or reserved in property to secure payment of all or part of its purchase price or the cost of construction of any improvement thereon; and

(b)	a Lien taken in property by a Person who gives value for the purpose of enabling a Loan Party to acquire rights in such property, to the extent that the value is applied to acquire those rights;
but does not include a Lien securing Capitalized Lease Obligations or an operating lease.
“Recipient” means the Agent or any Lender (acting in any capacity hereunder), as applicable.
"Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment.
"Renewal Date" means December 17 of each year.
"Restricted Subsidiaries" means any Subsidiaries designated as such by written notice from the Borrower to the Agent in accordance with Section 2.9(a), unless and until any such entity is designated as no longer being a Restricted Subsidiary in accordance with Section 2.9(b).
"Restricted Subsidiary Debt" means, without duplication, the aggregate amount of Debt in respect of which any Restricted Subsidiary is the principal obligor or a guarantor, including any Attributable Debt incurred by any Restricted Subsidiary in excess of 7.5% of Consolidated Assets within the Restricted Subsidiaries but excluding: (A) the Loan Indebtedness, (B) Debt owing to the Borrower or another Restricted Subsidiary, (C) Debt owing by the principal debtor (but not a general guarantor) under a Permitted ABL Facility, (D) Debt owing by the principal debtor (but not a general guarantor) under any Permitted Securitization Program, (E) Permitted Non-Recourse Debt and (F) Subordinate Shareholder Debt.
"Restricted Subsidiary Guarantee" means a guarantee of the Loan Indebtedness given by a Restricted Subsidiary substantially in the form of Schedule C.
"Reuters Screen Page CDOR" means the display designated as page CDOR on the Reuters Monitor Money Service or such other page as may, from time to time, replace the Reuters Screen Page CDOR on that service for the purpose of displaying bid quotations for bankers' acceptances of leading Schedule I chartered banks.
"Rollover" means:

(a)	in relation to a LIBOR Loan, the continuation of all or any portion of such LIBOR Loan for an additional LIBOR Period after the initial or any subsequent LIBOR Period applicable thereto;

(b)	in relation to a BA Issue, the issuance of new Bankers' Acceptances in respect of all or any portion of Bankers' Acceptances maturing at the end of the BA Period applicable thereto; and

(c)	in relation to an LC Issue, the issuance of new Letters of Credit or extension of then existing Letters of Credit in respect of all or any portion of then existing Letters of Credit.
"Rollover Date" means the date on which a Rollover occurs.
"S&P" means Standard & Poor's Rating Group, a division of McGraw Hill Companies Inc., and its successors, or any replacement rating agency acceptable to the Majority Lenders.
"Schedule I Lender" means a Lender which is a Schedule I chartered bank under the Bank Act (Canada).

"Schedule I Reference Lenders" means up to two Schedule I Lenders which are designated as such by the Agent and the Borrower from time to time; provided that, if a Schedule I Reference Lender ceases to be a Lender hereunder, then such Person shall thereupon cease to be a Schedule I Reference Lender without further action.
"Schedule II Lender" means a Lender which is a Schedule II chartered bank under the Bank Act (Canada).
"Schedule II Reference Lenders" means up to two Schedule II Lenders or Schedule III Lenders which are designated as such by the Agent and the Borrower from time to time; provided that, if a Schedule II Reference Lender ceases to be a Lender hereunder, then such Person shall thereupon cease to be a Schedule II Reference Lender without further action.
"Schedule III Lender" means a Lender which is a Schedule III bank under the Bank Act (Canada).
"Secured Hedging Agreement" means any Hedging Agreement or Commodity Agreement which creates Secured Swap Obligations.
"Secured Swap Obligations" means all direct or indirect indebtedness, obligations and liabilities of the Borrower under any Hedging Agreements and Commodity Agreements between the Borrower and a Swap Lender, or under any guarantee by the Borrower of the obligations of a Restricted Subsidiary under any Hedging Agreement or Commodity Agreement between such Restricted Subsidiary and a Swap Lender (regardless of whether such Swap Lender or its Affiliate ceases to be a Lender, or such Restricted Subsidiary ceases to be a Restricted Subsidiary, after such agreements are entered into but excluding, for certainty, any such agreement entered into with any counterparty after such counterparty or its Affiliate has ceased to be a Lender), provided that (i) each such agreement qualifies as Permitted Hedging or such Swap Lender was not aware that such agreement did not qualify as Permitted Hedging at the time such agreement was entered into and (ii) for the purposes of any Restricted Subsidiary Guarantee, Secured Swap Obligations shall be deemed to exclude Excluded Swap Obligations.
"Security" and "Security Documents" means the security documents, guarantees and subordination agreements executed and delivered, or required to be executed and delivered, by the Borrower or any Restricted Subsidiary pursuant to Article 10 or Section 8.2(c) and also includes any intercreditor agreement relating to Pari Passu Debt.
"Senior Debt to Cash Flow Ratio" means, as at the last day of a Fiscal Quarter and for the preceding 12 month period, the ratio of Consolidated Senior Debt at the end of such period to Consolidated Cash Flow for such period.
"Senior Secured Obligations" means, at any time of determination, the aggregate of (a) the Total Commitment; (b) Secured Swap Obligations (with Secured Swap Obligations to be determined on a mark to market basis) and (c) the then outstanding principal amount of Pari Passu Debt (if any).
"Senior Secured Obligations Limit" means U.S. $600,000,000.
"Senior Secured Swap Limit" means U.S. $150,000,000.
"Senior Secured Swap Obligations" means, at any time of determination, subject to Section 10.3, all or any portion of the Secured Swap Obligations not to exceed the Senior Secured Swap Limit.
"Standby Fee Margin" means, as regards the standby fee payable in accordance with Section 3.6, the percentage rate per annum in the following table set forth below the applicable column and opposite the applicable Senior Debt to Cash Flow Ratio of the Borrower:

Level	Senior Debt to Cash Flow Ratio	Standby Fee
1	<1.0	0.45000%
2	≥ 1.0 to < 2.0	0.50625%
3	≥ 2.0	0.61875%

provided that any change in the Standby Fee Margin shall become effective on the first day of the calendar month immediately following the date on which the Borrower delivers the Financial Statements (and accompanying Compliance Certificate) which reflects the applicable Senior Debt to Cash Flow Ratio; provided that if the Borrower fails to deliver the applicable Financial Statements and Compliance Certificate within the applicable time permitted by Section 8.1(f)(i) or 8.1(f)(ii), then the Standby Fee Margin shall be based upon Level 3 for the period from the latest date permitted hereunder for delivery of such Financial Statements and Compliance Certificate until the date of delivery thereof.
"Subordinate Shareholder Debt" means Debt owed by the Borrower or any Restricted Subsidiary to IPIC or another Affiliate of the Borrower (other than the Borrower or a Restricted Subsidiary) which is subordinated pursuant to a Subordination Agreement.
"Subordinate Secured Swap Obligations" means, subject to Section 10.3, any portion of the Secured Swap Obligations which exceeds the Senior Secured Swap Limit.
"Subordination Agreement" means a subordination agreement entered into by an Affiliate of the Borrower substantially in the form of Schedule J, as supplemented, amended and replaced from time to time.
"Subsidiary" means with respect to the Borrower (a) any corporation in which greater than 50% of its stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding stock of any class or classes of such corporation which has or might have voting power by reason of the happening of any contingency unless such contingency has occurred and then only for so long as it continues) as of the time is owned by the Borrower directly or indirectly through Subsidiaries; and (b) any partnership, limited liability company, association or other entity in which the Borrower directly or indirectly through Subsidiaries is either a general partner or has a greater than 50% equity interest at the time.
"Swap Guarantee" means a guarantee from the Borrower to the Agent on behalf of the Swap Lenders in respect of the Secured Swap Obligations of any of the Restricted Subsidiaries.
"Swap Lender" means any Lender or its Affiliate that enters into any Hedging Agreement or Commodity Agreement which qualifies as Permitted Hedging (or such Lender or its Affiliate was not aware that such agreement did not so qualify); and, for certainty, any Lender or its Affiliate which is a Lender or an Affiliate of a Lender at the time that it enters into a Hedging Agreement or Commodity Agreement shall continue to be a Swap Lender regardless of whether such Lender or Affiliate ceases to be a Lender or an Affiliate of a Lender thereafter but excluding, for certainty, any such agreement entered into with any counterparty after such counterparty or its Affiliates has ceased to be a Lender.
"Swap Obligation" means, with respect to any Restricted Subsidiary, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Swing Line Advances" means Advances made only by way of Overdrafts under the Credit Facility and made only by the Swing Line Lender, all in accordance with Section 2.11 and without participation by any other Lenders (except as contemplated in Sections 2.11(d) and 2.11(e)).
"Swing Line Commitment" means the commitment by the Swing Line Lender (forming part of the Total Commitment) to make Swing Line Advances up to a maximum of U.S. $35,000,000 or the U.S. Equivalent in Cdn. Dollars, as the same may be adjusted from time to time in accordance with this Agreement.

"Swing Line Lender" means TD or any other Lender selected by the Agent (acting reasonably) who assumes in writing, with the Borrower and the Agent, the obligation of making Swing Line Advances under this Agreement.
"Syndicated Advances" means Advances (other than Swing Line Advances) made by the Lenders under the Credit Facility.
"Takeover" has the meaning given to it in Section 2.10(a).
"Tax Planning Transactions" means equity investments or loans made to an Unrestricted Subsidiary for bona fide tax planning purposes: provided that (A) such Unrestricted Subsidiary (and any other Unrestricted Subsidiary included within the flow of funds) is solvent and in particular that such entity has the ability to pay its liabilities as they become due and that the aggregate value of its assets exceeds its aggregate liabilities, (B) the funding for such investments or loans is wholly returned to the Borrower or a Restricted Subsidiary in the form of Distributions or repayments of intercompany loans within 3 days after such investments or loans are made, (C) there are no contractual or statutory restrictions that could preclude the return of such investments or loans within such 3 day period, and (D) no Default or Event of Default has occurred and is continuing at the time of these transactions.
"Taxes" means all taxes of any nature and howsoever termed (including payments in lieu thereof), including all license and documentation fees, income taxes, capital taxes, goods and services taxes, levies, fiscal charges, imposts, duties, fees, assessments, surcharges, withholdings, restrictions, conditions or other charges of whatever nature and however arising which are imposed, assessed, charged, levied, withheld, deducted, demanded or otherwise applied pursuant to applicable Laws by any Person at any time, together with all interest thereon and penalties or similar liabilities with respect thereto.
"TD" means The Toronto-Dominion Bank, a Canadian chartered bank and its successors and permitted assigns.
"Total Commitment" means the aggregate of the Commitments of each of the Lenders as set forth in Schedule A, as hereafter increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, not to exceed a maximum of U.S.$600,000,000 after giving effect to any exercise of the accordion in Section 2.12.
"Unrestricted Subsidiaries" means Subsidiaries that are not Restricted Subsidiaries.
"USBR" means, for any day, the greatest of:

(a)
the variable lending rate of interest (expressed as a rate per annum) which the Agent establishes from time to time as the reference rate of interest which it employs in order to determine the interest rate it will charge for demand loans in U.S. Dollars to its customers in Canada and which it publicly announces as its base rate;

(b)
the Federal Funds Rate for such day plus 1.00%; provided that if for any reason the Federal Funds Rate is unavailable, the "USBR shall be the rate specified in (i) above (unless (c) or (d) below applies;

(c)	the LIBOR for a period of one month on such day (or, in respect of any day that is not a Banking Day, the LIBOR in effect on the immediately preceding Banking Day) plus 1.00% per annum; and

(d)	in the case of Swing Line Advances made by way of USBR, the cost of funds which the Swing Line Lender quotes from time to time.

"USBR Loan" means a Drawdown of or Conversion into U.S. Dollars for which USBR is the reference interest rate.
"U.S." means the United States of America, including its territories and possessions.
"U.S. Dollars" and "U.S. $" means lawful money of the United States of America for the payment of public and private debts.
"U.S. Equivalent" means:

(a)	with respect to any amount expressed or denominated in U.S. Dollars, such amount; and

(b)
with respect to any amount expressed or denominated in any currency other than U.S. Dollars, the U.S. Dollar equivalent of such amount obtained by converting such amount into U.S. Dollars at the Noon Rate.

"Withholding Agent" means the Borrower, any Restricted Subsidiary or the Agent, as applicable.
1.2    Interpretation and Headings
In this Agreement:

(a)	headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(b)	words importing the singular number include the plural and vice versa, and words importing gender include masculine, feminine and neuter;

(c)	any reference to "this Agreement" shall be a reference to this credit agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the provisions hereof;

(d)	references to "herein", "hereunder" and similar expressions shall be a reference to this Agreement and not to any particular section;

(e)	unless otherwise noted, all references to "Section" refer to a section, subsection or paragraph of this Agreement, as the case may be;

(f)	unless otherwise noted, all references to "Schedule" refer to a Schedule to this Agreement; and

(g)
words and terms denoting inclusiveness (such as "include", "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.3    Governing Law
This Agreement and, unless expressly specified otherwise, each of the other Loan Documents shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as Alberta contracts. The Parties irrevocably submit to the non‑exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the Parties to take proceedings in any other jurisdictions.

1.4    Currency and Time References

(a)
Unless otherwise noted, all references to currency shall be deemed to refer to U.S. Dollars and, for the purposes of all monetary thresholds in Article 8 and Article 10, all references to an amount in U.S. Dollars shall be deemed to include an amount in any other currency that has a U.S. Equivalent of such amount in U.S. Dollars.

(b)	Unless otherwise noted, all references to time shall be deemed to refer to Calgary, Alberta local time.

(c)	Time is of the essence of each of the Loan Documents.
1.5    Law References
Any reference in the Loan Documents to all or any section or paragraph or any other subdivision of any Law will, unless otherwise expressly stated, be a reference to that Law or the relevant section or paragraph or other subdivision thereof, as amended, substituted, replaced or re-enacted from time to time.
1.6    Amendments and Waivers

(a)	Any amendment or waiver shall be subject to the approval requirements in Section 14.1.

(b)
No amendment or waiver will be effective unless it is contained in a written instrument duly executed by the applicable Parties. Any written waiver will affect only the matter specifically identified in the instrument granting the waiver and will not extend to any other matter, provision or breach.

(c)
The failure of a Party to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of the Loan Documents will not operate as a waiver of that right, breach or provision, nor will any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in Law or otherwise.

(d)
Acceptance of payment by a Party after a breach or nonfulfillment of any provision of any of the Loan Documents requiring a payment to such Party will constitute a waiver of such provision if cured by such payment, but will not constitute a waiver or cure of any other provision of any of the Loan Documents.

1.7    Severability
If the whole or any portion of the Loan Documents or the application thereof to any circumstance will be held invalid or unenforceable to an extent that does not affect the operation of the Loan Document in question in a fundamental way, the remainder of the provision in question, or its applicable to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of the Loan Document in question, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by applicable Law.
1.8    Inconsistency
To the extent that there is any conflict, inconsistency or ambiguity between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement will govern to the extent necessary to eliminate such inconsistency or ambiguity.

1.9    Accounting Terms and Principles

(a)
Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to the Credit Facility will be interpreted, applied and calculated, as the case may be, in accordance with GAAP.

(b)	If:

(i)	there occurs a material change in generally accepted accounting principles; or

(ii)	the Borrower or any of the Restricted Subsidiaries adopts a material change in an accounting policy in order to more appropriately present events or transactions in its financial statements;
and the above change would require disclosure under GAAP in the consolidated financial statements of the Borrower and would cause an amount required to be determined for the purposes of a financial covenant under Section 8.3 (a "Financial Covenant") to be materially different than the amount that would be determined without giving effect to such change, the Borrower shall notify the Agent of such change (an "Accounting Change"). Such notice (an "Accounting Change Notice") shall describe the nature of the Accounting Change, its effect on the current and immediately prior year's financial statements in accordance with GAAP and state whether the Borrower desires to revise the method of calculating one or more of the Financial Covenants (including the revision of any of the defined terms used in the determination of such Financial Covenant) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Covenant will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Covenant. The Accounting Change Notice shall be delivered to the Agent within 60 days of the end of the Fiscal Quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth Fiscal Quarter or in respect of an entire Fiscal Year, within 120 days of the end of such period.

(c)
If, pursuant to the Accounting Change Notice, the Borrower does not indicate that it desires to revise the method of calculating one or more of the Financial Covenants, the Majority Lenders may within 30 days of receipt of the Accounting Change Notice, notify the Borrower that they wish to revise the method of calculating one or more of the Financial Covenants in the manner described above.

(d)
If either the Borrower or the Majority Lenders so indicate that they wish to revise the method of calculating one or more of the Financial Covenants, the Borrower and the Majority Lenders shall in good faith attempt to agree on a revised method of calculating the Financial Covenants. If, however, within 30 days of the foregoing notice by the Borrower or the Majority Lenders of their desire to revise the method of calculating one or more of the Financial Covenants, the Borrower and the Majority Lenders have not reached agreement in writing on such revised method of calculation, such method of calculation shall not be revised and all amounts to be determined thereunder shall be determined without giving effect to the Accounting Change. For greater certainty, if no notice of a desire to revise the method of calculating the Financial Covenants in respect of an Accounting Change is given by either the Borrower or the Majority Lenders within the applicable time period described above, the method of calculating the Financial Covenants shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Covenants shall be determined after giving effect to such Accounting Change.

(e)
If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any of the Financial Covenants, and subsequently, as provided above, the method of calculating one or more of the Financial Covenants is revised in response to such Accounting Change, or the amounts to be determined pursuant to any of the Financial Covenants are to be determined without giving effect to such Accounting Change, the Borrower shall deliver a revised Compliance Certificate. Any Default or Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.9 shall be deemed to have never occurred.

1.10    Amendment and Restatement

(a)	On the Effective Date:

(iii)	the Existing Credit Agreement shall be and is hereby amended and restated in the form of this Agreement; and

(iv)
all Loan Indebtedness (as that term is defined in the Existing Credit Agreement) owing under the Existing Credit Agreement as of the Effective Date shall continue to be outstanding as Loan Indebtedness under this Agreement.

(b)
Notwithstanding the foregoing or any other term hereof, all of the covenants, representations and warranties on the part of the Borrower under the Existing Credit Agreement and all of the claims and causes of action arising against the Borrower in connection therewith, in respect of all matters, events, circumstances and obligations arising or existing prior to the Effective Date shall continue, survive and shall not be merged in the execution of this Agreement or any other Loan Documents or any advance or provision of any Advance hereunder.

1.11    Schedules
The following Schedules are attached to and form a part of this Agreement:
Schedule A    -    Commitments
Schedule B    -    Compliance Certificate
Schedule C    -    Restricted Subsidiary Guarantee
Schedule D    -    Notice of Drawdown
Schedule E    -    Notice of Rollover/Conversion/Repayment
Schedule F    -    Extension Request
Schedule G    -    Lender Assignment Agreement
Schedule H    -    Restricted Subsidiaries
Schedule I    -    Intercreditor Agreement
Schedule J    -    Subordination Agreement
Schedule K    -    Discount Note

ARTICLE 2
CREDIT FACILITY
2.1    Establishment of Credit Facility

(a)
Credit Facility. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make available, until the Maturity Date, Advances in an aggregate amount up to its Commitment (the "Credit Facility") and, as part of its Commitment, the

Swing Line Lender hereby severally agrees to make available Swing Line Advances up to its Swing Line Commitment.
The Credit Facility is a revolving credit facility and, prior to the Maturity Date, the Borrower may (i) borrow, repay and re-borrow Prime Loans, USBR Loans, Overdrafts and LIBOR Loans, (ii) issue, repay and re-issue Bankers' Acceptances and (iii) issue, cancel and re-issue Letters of Credit.

(b)	Types of Advances. The Borrower may obtain Advances under each Credit Facility by way of:

(i)	Prime Loans;

(ii)	USBR Loans;

(iii)	LIBOR Loans;

(iv)	Bankers' Acceptances;

(v)	Letters of Credit; and

(vi)	Overdrafts (under the Swing Line Commitment only).

(c)
Several Obligations. No Lender shall be responsible for the Commitments of any other Lender. The failure of a Lender to make available its Pro Rata Share of any Advance in accordance with its obligations under this Agreement shall not release any other Lender from its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances available to the Borrower in excess of its Commitments. The obligation of each Lender to make its Commitments available to the Borrower is a separate obligation between that Lender and the Borrower and such obligation is not the joint or joint and several obligation of any other Lender.

2.2    Purpose of Credit Facility
All Drawdowns shall be used for lawful general corporate purposes of the Borrower.
2.3    Extension of Credit Facility

(a)
The Borrower may, at its option, by delivering to the Agent an Extension Request, request the Lenders to extend the Maturity Date for an additional period of one, two, three or four years; provided that (i) this request cannot be made more than 90 days or less than 60 days before each Renewal Date and (ii) the new Maturity Date cannot extend for more than four years from the applicable Renewal Date.

(b)
Promptly after receipt from the Borrower of an executed Extension Request, the Agent shall deliver to each Lender a copy of such request, and each Lender shall, within 30 days after receipt of such request, advise the Agent in writing (i) whether such Lender will agree to extend the Maturity Date, and (ii) if such Lender will agree to extend the Maturity Date, the amount, if any, by which such Lender is prepared to increase its Commitments in the event the Borrower proposes to assign some or all of the Commitments of a Non-Extending Lender (as defined below); provided that if any Lender fails to so advise the Agent within such 30 day period, then such Lender shall be deemed to have advised the Agent that it will not agree to extend the Maturity Date. The Agent shall promptly notify the Borrower if any Lender advises or is deemed to advise that it will not agree to extend the Maturity Date. The Agent shall only extend the Maturity Date upon the agreement of the Majority Lenders and such extension shall apply only to those Lenders which provided their consent to such extension (the "Extending Lenders"). The determination of each Lender whether or not to extend the Maturity Date shall be made by each individual Lender in its sole discretion.

(c)	Promptly after all of the Lenders have advised, or are deemed to have advised, the Agent whether or not they will be extending the Maturity Date, the Agent shall either:

(i)	deliver to the Borrower (with a copy to each Lender) a written extension signed by the Agent; or

(ii)	notify the Borrower that the request for extension has been denied.
If the extension is approved by less than all of the Lenders, then the Agent shall also advise the Borrower of which Lender(s) did not agree to the requested extension (each being a "Non-Extending Lender"), each Non-Extending Lender's Pro Rata Share of the Loan Indebtedness then outstanding and the amount, if any, by which each Extending Lender is prepared to increase its Commitments in the event the Borrower proposes to assign some or all of the Commitments of a Non-Extending Lender.

(d)
The failure of the Agent to deliver a written extension or to notify the Borrower of the denial of the request for extension by the Maturity Date, shall be deemed to be notification by the Agent of the denial of the Borrower's request.

(e)	Upon the delivery to the Borrower of a written extension, the Maturity Date shall be extended for one, two or three years as specified in such written extension.

(f)	If an Extension Request is approved but there are Non-Extending Lenders, then:

(i)
the Borrower may at any time (subject to Sections 13.2(d), 13.2(e) and 15.1(e)) require any Non-Extending Lender to assign all or any part of its rights, benefits and interests under its Commitments and its Pro Rata Shares of all Loan Indebtedness then outstanding under the Credit Facility (collectively, the "Assigned Interests") to (A) any Extending Lenders which have agreed to increase their Commitments and purchase Assigned Interests, and (B) to the extent the Assigned Interests are not transferred to Extending Lenders, assignees selected by the Borrower and acceptable to the Agent and the LC Issuer, each acting reasonably; provided that any partial assignment may only occur if the remaining Commitments of such Non-Extending Lender are cancelled in accordance with paragraph (ii) below. Such assignments shall be effective upon execution of Lender Assignment Agreements, upon payment to the relevant Non-Extending Lender (in immediately available funds) by the relevant assignee of an amount equal to its Pro Rata Shares of all Loan Indebtedness being assigned, upon execution of an intercreditor agreement if requested by such Non-Extending Lender pursuant to Section 10.3 (but only if such Non-Extending Lender or its Affiliate is a Swap Lender) and upon payment by the relevant assignee to the Agent (for the Agent's own account) of the transfer fee contemplated in Section 15.1(b). Upon such assignment and transfer, the Non-Extending Lender shall have no further right, interest or obligation in respect of the Assigned Interests and the assignee thereof shall succeed to the position of such Lender as if the same was an original party hereto in the place and stead of such Non-Extending Lender; and

(ii)
to the extent that the Borrower has not caused any Non-Extending Lender to assign all of its rights and interests to an Extending Lender or other assignee as provided in paragraph (i) above, the Borrower may, at any time and notwithstanding any other provision hereof (other than Sections 13.2(d) and 13.2(e)), repay to such Non-Extending Lender its Pro Rata Shares of all Loan Indebtedness then outstanding under the Credit Facility, without making corresponding repayments to the Extending Lenders, and the Borrower shall cancel such Lender's Commitments; provided that such cancellation shall require the prior consent of all of the Extending Lenders and shall also require the execution of an intercreditor agreement if requested by such Non-Extending Lender pursuant to Section 10.3 (but only if such Non-Extending Lender or its Affiliate is a Swap Lender). Upon completion of the foregoing, such Non-Extending Lender shall have no further right, interest, benefit or obligation in respect of the Credit Facility and the Total Commitment shall be reduced by the amount of such Lender's cancelled Commitments.

(g)
If all of the Commitments of a Non-Extending Lender are not fully assigned or repaid in accordance with Section 2.3(f), the extension of the Maturity Date shall not apply to such Non-Extending Lender, but such Non-Extending Lender shall continue to be obligated to make its Pro Rata Share of all Syndicated Advances available to the Borrower prior to the Maturity Date determined without regard to the extension agreed to by the Extending Lenders. The Borrower shall repay in full all Outstandings and all other Loan Indebtedness owed to Non-Extending Lenders on the Maturity Date determined without regard to the extension agreed to by the Extending Lenders.

(h)	This Section 2.3 shall apply to permit successive extensions to the Maturity Date.
2.4    Drawdowns – Notices and Limitations
The Borrower may request Drawdowns only upon the following terms and conditions:

(a)	the Borrower may request a Drawdown as follows:

(i)
in the case of a Prime Loan, USBR Loan or BA Issue not greater than U.S. $50,000,000 or an amount in Cdn. Dollars that has a U.S. Equivalent not greater than U.S. $50,000,000 (as applicable), by delivering a Notice of Drawdown to the Agent before 10:00 a.m. (Calgary, Alberta local time) at least one Banking Day prior to the requested Drawdown Date;

(ii)
in the case of a Prime Loan, USBR Loan or BA Issue greater than U.S. $50,000,000 or an amount in Cdn. Dollars that has a U.S. Equivalent greater than U.S. $50,000,000 (as applicable), by delivering a Notice of Drawdown to the Agent before 10:00 a.m. (Calgary, Alberta local time) at least two Banking Days prior to the requested Drawdown Date;

(iii)	in the case of a LIBOR Loan, by delivering a Notice of Drawdown to the Agent before 10:00 a.m. (Calgary, Alberta local time) at least three Banking Days prior to the requested Drawdown Date; and

(iv)
in the case of an LC Issue, by delivering a Notice of Drawdown to the Agent (which shall promptly deliver same to the LC Issuer) before 10:00 a.m. (Calgary, Alberta local time) at least three Banking Days prior to the requested Drawdown Date;

(b)	each Drawdown by the Borrower shall be requested and made available in minimum amounts of not less than:

(i)	in the case of a Prime Loan or USBR Loan, Cdn. or U.S. $5,000,000, as applicable, and in multiples of Cdn. or U.S. $100,000, as applicable, thereafter;

(ii)	in the case of a LIBOR Loan, U.S. $5,000,000 and in multiples of U.S. $100,000 thereafter;

(iii)	in the case of a BA Issue, Cdn. or U.S. $5,000,000 and in multiples of Cdn. or U.S. $100,000 thereafter, as applicable; and

(iv)	in the case of an LC Issue or a Swing Line Advance, there shall be no minimum dollar amount; and

(c)	Drawdowns will only be made available if all applicable conditions precedent referred to in Article 9 are or will be satisfied on or before the requested Drawdown Date.
2.5    Rollovers and Conversions - Notices and Limitations

(a)	The Borrower may request Rollovers and Conversions only upon the following terms and conditions:

(i)
the Borrower may request a Rollover or Conversion by delivering a Notice of Rollover/Conversion/Repayment to the Agent with the same prior notice that would apply if the Borrower was obtaining a Drawdown of the relevant type of Advance;

(ii)	the Borrower may request a Rollover or Conversion of only a part of an Advance; provided, however, that:

(A)	each Advance resulting from such Rollover or Conversion is not less than the relevant Drawdown minimum specified in Section 2.4(b); and

(B)	any portion of an existing LIBOR Loan or BA Issue which is not rolled over or converted shall be repaid in accordance with the provisions hereof;

(iii)
a Rollover or Conversion of a LIBOR Loan may occur only on the last day of the relevant LIBOR Period for such LIBOR Loan (unless the Borrower pays LIBOR breakage costs to the Lenders in accordance with Section 13.2);

(iv)	a Rollover or Conversion of a BA Issue may occur only on the maturity date for such BA Issue; and

(v)
a Rollover of an LC Issue may occur only on the expiration date for such LC Issue (or on such other date as the then existing Letters of Credit are returned for cancellation) and a Conversion of an LC Issue may occur only as contemplated in Section 5.2(a).

(b)	In anticipation of the expiry of each LIBOR Period for each LIBOR Loan, the Borrower shall do one or a combination of the following:

(i)	request a Rollover of all or part of such LIBOR Loan in accordance with Section 2.5(a);

(ii)	request a Conversion of all or part of such LIBOR Loan in accordance with Section 2.5(a); or

(iii)	repay all or part of such LIBOR Loan.
If and to the extent that the Borrower fails to so notify the Agent or so pay the relevant LIBOR Loan in accordance with the foregoing, the Borrower shall be deemed to have requested a Conversion into a USBR Loan in an amount equal to that portion of the LIBOR Loan which is not converted or repaid.

(c)
In anticipation of the maturity of any Bankers' Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers' Acceptances:

(i)
(A) request a Rollover of the maturing Bankers' Acceptances in accordance with Section 2.5(a) and (B) on the maturity date of the maturing Bankers' Acceptances, pay to the Agent for the account of the Lenders any amount that the Borrower is required to pay under Section 4.5(e);

(ii)
(A) request a Conversion of the maturing Bankers' Acceptances to another type of Advance in accordance with Section 2.5(a) and (B) on the maturity date of the maturing Bankers' Acceptances pay to the Agent for the account of the Lenders any amount that the Borrower is required to pay under Section 4.5(f); or

(iii)
on the maturity date of the maturing Banker's' Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers' Acceptances in accordance with Section 6.1.

If and to the extent that the Borrower fails to so notify the Agent or so pay the relevant Bankers' Acceptances in accordance with the foregoing, the Borrower shall be deemed to have requested a Conversion into a Prime Loan (if such Bankers' Acceptances are in Cdn. Dollars) or a USBR Loan (if such Bankers' Acceptances are in U.S. Dollars) in an amount equal to that portion of the BA Issue which is not rolled over, converted or repaid.

(d)
On each Conversion Date, the Borrower shall be required to repay to the Agent for the account of the Lenders the outstanding Advance which is being converted and, subject to the provisions of this Agreement, the Lenders shall be required to make available to the Borrower the new type of Advance into which such outstanding Advance is being converted. A Conversion shall not constitute a repayment or prepayment of principal hereunder.

2.6    Optional Reduction of Credit Facility
The Borrower may, at its option, permanently reduce the Total Commitment by cancelling all or any part of the undrawn portion of the Credit Facility; provided that:

(a)	the Borrower shall provide the Agent with at least three Banking Days' prior written notice of any such cancellation;

(b)	each such cancellation shall be a minimum of U.S. $10,000,000 and in whole multiples of U.S. $1,000,000 thereafter;

(c)	any such cancellation shall be allocated among the Lenders on a Pro Rata Basis and shall result in a permanent reduction of the Credit Facility; and

(d)	any cancellation notice shall be irrevocable and any amounts so cancelled may only be reinstated at the sole discretion of the Lenders.

2.7    Advances - General

(a)
Advances shall be made in such currency and at the time and in the manner requested by the Borrower, subject to the limitations of this Agreement and upon fulfilment of all conditions precedent to the making of such Advances.

(b)	No Advances need be made except on a Banking Day.

(c)
All Advances by the Lenders and all payments by the Borrower hereunder shall be made to the Agent's Account in immediately available freely transferable funds. The Borrower shall maintain the Borrower's Accounts for the purpose of receiving Advances and making payments, repayments and prepayments under this Agreement.

(d)
The Agent shall maintain books of account evidencing all Advances and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing books of accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing books of accounts shall constitute prima facie evidence of the Loan Indebtedness owing from time to time by the Borrower to the Lenders hereunder.

2.8    Advances: Inter-Lender Arrangements

(a)
Upon receipt by the Agent of a Notice of Borrowing from the Borrower for a Drawdown, Conversion or Rollover, the Agent shall promptly advise each Lender of the date, amount and other particulars with respect to such Drawdown, Conversion or Rollover and the amount of each Lender's Pro Rata Share thereof.

(b)
Subject to the provisions of this Agreement, each Lender shall remit its Pro Rata Share of each requested Advance (other than an LC Issue or a Swing Line Advance) to the applicable Agent's Account on the relevant Drawdown Date, Rollover Date or Conversion Date for same day value. The Agent shall make such funds available to the Borrower by crediting the Borrower's Accounts for same day value on the relevant Drawdown Date, Rollover Date or Conversion Date.

2.9    Designation of Restricted and Unrestricted Subsidiaries
The Borrower shall from time to time, by notice in writing to the Agent (together with reasonable particulars which demonstrate compliance with the positive covenant in Section 8.1(o)), be entitled to designate that either:

(a)	an Unrestricted Subsidiary shall become a Restricted Subsidiary; or

(b)	a Restricted Subsidiary shall become an Unrestricted Subsidiary;
provided that the Borrower shall not be entitled to designate that a Restricted Subsidiary shall become an Unrestricted Subsidiary if:

(c)	a Default or an Event of Default has occurred and is continuing; or

(d)	a Default or an Event of Default would result from or exist immediately after such a designation.
Upon receipt of such written designation from the Borrower, the Agent shall promptly circulate a revised Schedule H to all Parties, and shall provide a release of any Subordination Agreement or Restricted

Subsidiary Guarantee given by a Restricted Subsidiary that becomes an Unrestricted Subsidiary, in order to give effect to the provisions of this Section 2.9.
2.10    Takeover Notification

(a)	If the Borrower wishes to utilize Drawdowns under the Credit Facility to make a take-over bid (as defined under applicable securities laws) which is unsolicited (a "Takeover"), then either:

(i)
the Borrower shall provide to the Agent evidence satisfactory to the Agent (acting reasonably) of the agreement of the board of directors or its equivalent of the Person that is the target of the Takeover approving the Takeover; or

(ii)	the following steps shall be followed:

(A)
at least five Banking Days prior to the delivery of any Notice of Drawdown requesting Drawdowns intended to be utilized for such Takeover, the president, chief financial officer, any vice president, the treasurer or general counsel of the Borrower shall advise a senior official of each Lender and the Agent (designated by each Lender and the Agent at the particular time for such purpose) of the particulars of such Takeover in sufficient detail to enable each Lender to determine whether it has an actual conflict of interest if Drawdowns from such Lender are utilized by the Borrower for such Takeover; and

(B)	within three Banking Days of being so advised:

(1)
if a Lender shall not have notified the Borrower and the Agent that an actual conflict of interest exists (such determination to be made by each Lender in the exercise of its sole discretion having regard to such considerations as it deems appropriate), such Lender shall be deemed to have no such actual conflict of interest; or

(2)
if a Lender has notified the Borrower and the Agent within such period of three Banking Days that such an actual conflict of interest exists (each such Lender, a "Declining Lender"), then upon the Borrower and the Agent being so notified, such Declining Lender shall have no obligation to provide Drawdowns to finance such Takeover notwithstanding any other provision of this Agreement to the contrary.

(b)
If any notification has been made by a Declining Lender pursuant to Section 2.10(a)(ii)(B)(2), then, except as provided in Section 2.10(c) below, Pro Rata Shares of any Advances made to finance the Takeover in respect of which such notice was given shall be determined without reference to the Commitments of such Declining Lender; and any such notification by a given Declining Lender shall not relieve any other Lender of any of its obligations hereunder, provided that, for certainty, no Lender shall be obligated by this Section to make or provide Advances in excess of its Commitments.

(c)
If the conflict of interest giving rise to a notification under Section 2.10(a)(ii)(B)(2) ceases to exist (whether by successful completion of the Takeover or otherwise), then the Declining Lender shall, on the next Rollover or Conversion of or, in the case of a Prime Loan or a USBR Loan, the next Interest Payment Date for, the Advances made to finance the relevant

Takeover, purchase, and the other Lenders shall on a rateable basis sell and assign to such Declining Lender, portions of such Advances equal in total to such Declining Lender's Pro Rata Share thereof without regard to Sections 2.10(a) and 2.10(b).
2.11    Swing Line Advances

(a)
Availability. Notwithstanding Sections 2.4, 2.7(c) and 2.8 but otherwise subject to the limits and conditions referred to in this Section 2.11 and the conditions precedent in Article 9, the Borrower may obtain Swing Line Advances from the Swing Line Lender by delivering a Notice of Drawdown to the Swing Line Lender (with a copy to the Agent) not later than 9:00 a.m. (Calgary, Alberta local time) on the proposed Drawdown Date. The making of each Swing Line Advance shall constitute a Drawdown hereunder and shall reduce the availability of the Credit Facility by the U.S. Equivalent of such Swing Line Advances. All interest payments and principal payments made by the Borrower in respect of Swing Line Advances shall be made directly to the Swing Line Lender at the account designated to the Borrower for such purpose and shall be for the sole account of the Swing Line Lender (except as provided otherwise in Section 2.11(f)).

(b)	Limitations. Subject to Section 6.1(b), at no time shall:

(i)	the U.S. Equivalent of all outstanding Swing Line Advances exceed the Swing Line Commitment;

(ii)
the U.S. Equivalent of all outstanding Swing Line Advances plus the U.S. Equivalent of all outstanding Syndicated Advances then owing to the Swing Line Lender in its capacity as a Lender exceed such Lender's Commitment; and

(iii)	the U.S. Equivalent of all outstanding Swing Line Advances plus the U.S. Equivalent of all outstanding Syndicated Advances exceed the Total Commitment.

(c)
Repayment of Swing Line Advances. The Borrower may repay Swing Line Advances at any time; provided that it shall deliver a Notice of Rollover/ Conversion/Repayment to the Swing Line Lender (with a copy to the Agent) not later than 11:00 a.m. (Calgary, Alberta local time) on the proposed repayment date. In addition, if the Borrower requests a Syndicated Advance and the Swing Line Lender's Pro Rata Share of such Syndicated Advance would cause its Pro Rata Share of all Syndicated Advances then outstanding together with all Swing Line Advances then outstanding to exceed its Commitment, then the Borrower shall be required to repay such Swing Line Advances to the extent of such excess on or before the requested date of such requested Syndicated Advance. Swing Line Advances cannot be converted except for Conversions into Syndicated Advances.

(d)
Mandatory Conversion of Swing Line Advances. The Swing Line Lender may at any time in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to make such request on its behalf ), request a Conversion of any Swing Line Advance into a Syndicated Advance (which shall be a Prime Loan or a USBR Loan) in an amount equal to the principal amount of such Swing Line Advance and accrued interest thereon; provided that the provisions of this Section 2.11(d) shall not affect the Borrower's obligation to repay the Swing Line Advances. Unless the Commitments of the Lenders shall have expired or terminated (in which event the procedures of Section 2.11(e) shall apply), each Lender shall remit its Pro Rata Share of any such Syndicated Advance to the Agent's Account, and the Agent shall make such funds available to the Swing Line Lender at the Designated Lending Branch of the Swing Line Lender, in each case for same day value on the Banking Day next following the date such notice is given. The proceeds of such Syndicated Advances shall be applied by the Swing Line Lender to the payment in full of the applicable Swing Line Advance.

(e)
Purchase of Participations. If the Commitments of all of the Lenders expire or terminate at any time while Swing Line Advances are outstanding, each Lender (other than the Swing Line Lender) shall immediately purchase an undivided participating interest in the outstanding Swing Line Advances in an amount equal to its Pro Rata Share (determined on the date of, and immediately prior to, expiration or termination of the Commitments of the Lenders) of the aggregate principal amount of the outstanding Swing Line Advances by immediately paying to the Swing Line Lender, for same day value, the amount of its participation.

(f)
Refund by Swing Line Lender. If a Swing Line Lender receives payment from any Lender in respect of such Lender's participating interest in a Swing Line Advance and the Swing Line Lender thereafter receives any payment on account thereof from the Borrower, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that any such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to such Lender.

(g)
Notice of Default. The Swing Line Lender agrees that it will not make any Swing Line Advances to the Borrower from and after the date on which it receives a written notice from the Borrower, the Agent or any Lender referring to this Agreement and stating that a Default or an Event of Default has occurred and is continuing hereunder until the date on which such Default or Event of Default is no longer continuing. The Swing Line Lender shall be entitled to disregard any notice given by a Lender under this Section 2.11(g) in circumstances where, in the Swing Line Lender's reasonable determination, no Default or Event of Default has occurred and is continuing. The Agent agrees to provide the Swing Line Lender with a copy of any notice of Default or Event of Default received by the Agent, promptly after the receipt of same.

(h)
Obligations Absolute. For certainty, it is hereby acknowledged and agreed that the Lenders shall be obligated to advance their Pro Rata Shares of the Syndicated Advance contemplated by Section 2.11(d) or complete the purchase contemplated by Section 2.11(e) and to disburse to the Swing Line Lender their Pro Rata Shares of the outstanding Swing Line Advance or purchase price referenced therein irrespective of:

(i)	whether a Default or Event of Default is then continuing or whether any other condition precedent in Section 9.2 has been satisfied; and

(ii)	in the case of any such Advance, whether or not the Borrower has, in fact, actually requested such Advance (by delivery of a Notice of Rollover/ Conversion/Repayment or otherwise).
2.12    Increase in Total Commitment
The Borrower may, at any time and from time to time, increase the Total Commitment (the "Additional Commitments") by adding additional Persons as Lenders hereunder or by increasing the Commitments of existing Lenders with (in the latter case) the consent of such Lenders (in their sole discretion), or any combination thereof. The right to increase the Total Commitment by Additional Commitments shall be conditional upon compliance with the following conditions:

(a)
no Default or Event of Default shall have occurred and be continuing and the Borrower shall have delivered to the Agent (i) an officer's certificate confirming the absence of any Default or Event of Default and also confirming (A) its corporate authorization to make such increase (and attaching a copy thereof), (B) the truth and accuracy of its representations and warranties in Section 7.1 and (C) that no consent, approvals or authorizations are required for such increase (except as have been unconditionally obtained and are in full force and effect, unamended), each as at the effective date of such increase and (ii) a satisfactory legal opinion from Borrower's Counsel confirming items (A) and (C) above and the enforceability of the documentation giving effect to such increase;

(b)	after giving effect to any such increase, the Senior Secured Obligations shall not exceed the Senior Secured Obligations Limit;

(c)
if such Person being added as a Lender is not an existing Lender, the Agent, the LC Issuer and the Swing Line Lender shall have consented to any Person becoming a Lender, such consent not to be unreasonably withheld;

(d)
the Borrower and the existing Lenders or the Person being added, as the case may be, shall execute and deliver such documentation as may be required by the Agent, acting reasonably, to effect the increase in question (including the partial assignment of Loan Indebtedness or purchase of Commitments from the Lenders to the extent necessary to ensure that, after giving effect to such increase, each Lender holds its Pro Rata Share of the outstanding Loan Indebtedness) and, if applicable, to novate such new Person as a Lender under the Loan Documents; and

(e)	the Agent will prepare and distribute to the Borrower and the Lenders a revised Schedule A which reflects the Additional Commitments.
ARTICLE 3
INTEREST AND FEES
3.1    Interest on Prime Loans
The Borrower shall pay interest on its Prime Loans outstanding from time to time at a rate per annum equal to the aggregate of the Prime Rate and the Applicable Pricing Margin in effect from time to time. Such interest shall be calculated on the principal amount of each Prime Loan and on the basis of the actual number of days each such Prime Loan is outstanding in a year of 365 days. Such interest shall be payable monthly in arrears on each Interest Payment Date for such Prime Loan. Changes in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to each Prime Loan without the necessity of any notice to the Borrower.
3.2    Interest on USBR Loans
The Borrower shall pay interest on its USBR Loans outstanding from time to time at a rate per annum equal to the aggregate of the USBR and the Applicable Pricing Margin in effect from time to time. Such interest shall be calculated on the principal amount of each USBR Loan and on the basis of the actual number of days each such USBR Loan is outstanding in a year of 365 days. Such interest shall be payable monthly in arrears on each Interest Payment Date for such USBR Loan. Changes in the USBR shall cause an immediate adjustment of the interest rate applicable to each USBR Loan without the necessity of any notice to the Borrower.

3.3    Interest on LIBOR Loans
The Borrower shall pay interest on its LIBOR Loans outstanding from time to time at a rate per annum equal to the aggregate of the LIBOR for each LIBOR Period and the Applicable Pricing Margin in effect from time to time. Such interest shall accrue daily on the principal amount of each LIBOR Loan outstanding during each such LIBOR Period and on the basis of the actual number of days each such LIBOR Loan is outstanding in a year of 360 days. Such interest shall be payable in arrears on each Interest Payment Date for such LIBOR Loan.
3.4    BA Stamping Fee
Upon acceptance of a Bankers' Acceptance by a Lender, the Borrower shall pay to such Lender, in accordance with Section 4.5, a fee (the "BA Stamping Fee") calculated on the face amount of each Bankers' Acceptance accepted by each Lender at the rate per annum equal to the Applicable Pricing Margin in effect from time to time, and on the basis of the number of days to but excluding the maturity date of such Bankers' Acceptance in a year of 365 days.
3.5    Fees Relating to Letters of Credit

(a)
In connection with the issuance of any Letter of Credit, the Borrower shall pay to the Agent for the sole account of the LC Issuer a fronting fee calculated by the LC Issuer in accordance with its customary practice on the basis of the maximum amount and term of such Letter of Credit and the rate agreed to with the LC Issuer from time to time and shall pay to the Agent, for the account of the Lenders (including the LC Issuer) on a Pro Rata Basis, the LC Fee. The Borrower shall also pay to the LC Issuer its customary cable charges and other administrative charges in respect of the issuance of any Letter of Credit, any amendment or transfer of such Letter of Credit, and each drawing made under such Letter of Credit.

(b)	The fronting fee and the LC Fee shall be payable by the Borrower quarterly in arrears on the third Banking Day following the end of each Fiscal Quarter.
3.6    Standby Fee

(a)
The Borrower shall pay to the Agent, for the account of each Lender, a standby fee in U.S. Dollars calculated on the amount, if any, by which the amount of the Outstandings owing to such Lender for each day in the term of the Credit Facility is less than such Lender's Commitment, as applicable, in each case at the rate per annum equal to the Standby Fee Margin and computed on the basis of the number of days in the relevant period of determination. Fees determined in accordance with this Section shall accrue daily from and after the Effective Date and be payable by the Borrower in accordance with Section 3.6(b), until the Maturity Date.

(b)
The standby fees referred to in Section 3.6(a) shall accrue daily on the basis of a year of 365 days and shall be payable quarterly in arrears on the third Banking Day following the end of each Fiscal Quarter.

(c)
In order to calculate the daily Outstandings owing to each Lender for the purposes of this Section 3.6, the Agent shall convert any Advances in any currency other than U.S. Dollars into the U.S. Equivalent thereof.

3.7    Agency Fees
The Borrower shall pay to the Agent, for its own account, on the Effective Date and thereafter on each anniversary of the Effective Date until the Credit Facility has been fully cancelled and the Loan

Indebtedness has been paid in full, an annual agency fee in the amount previously agreed in writing between the Borrower and the Agent. Any unpaid agency fees shall be deemed to form part of the Loan Indebtedness.
3.8    Interest on Overdue Amounts
To the maximum extent permitted by Law, the Borrower shall pay interest on all overdue amounts owing by the Borrower hereunder (including, without limitation, any overdue interest payments) from the date each such amount is due until the date each such amount is paid in full. Such interest shall be calculated daily, compounded monthly and payable on demand of the Agent at a rate per annum equal to the aggregate of the Prime Rate plus the Applicable Pricing Margin for Prime Loans plus 2%.
3.9    General Interest Provisions

(a)
In the event of any dispute, disagreement or adjudication involving or pertaining to the determination of the Prime Rate, USBR, LIBOR or CDOR Rate in effect at any time, the certificate of the Agent as to such rate shall be accepted as prima facie evidence thereof for all purposes of this Agreement.

(b)	Each determination by the Agent of the amount of interest, fees or other amounts due from the Borrower hereunder shall be prima facie evidence of the accuracy of such determination.

(c)	All interest, fees and other amounts payable by the Borrower hereunder shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and judgment.

(d)
To the maximum extent permitted by law, (i) the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders and (ii) the provisions of the Judgment Interest Act (Alberta) shall not apply to the Loan Documents and are hereby expressly waived by the Borrower.

(e)
Notwithstanding any provision herein to the contrary, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada)) payable under the Loan Documents exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lenders and the amount of such payment or collection shall be refunded to the Borrower.

(f)	For the purposes of the Interest Act (Canada):

(i)
the annual rate of interest which is equivalent to the interest rate for Advances hereunder shall be the determined rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360 (for all LIBOR Loans and any BA Issues in U.S. Dollars) and 365 (for all other Advances);

(ii)	the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement;

(iii)	the rates of interest specified in this Agreement are intended to be nominal rates and not effective rates; and

(iv)	unless otherwise stated, the rates of interest specified in this Agreement are to be calculated on the basis of a calendar year of 365 days.
ARTICLE 4
BANKERS' ACCEPTANCES
4.1    Form of Bankers' Acceptances

(a)	Each bankers' acceptance draft to be tendered by the Borrower for acceptance by a Lender will be drawn on a form acceptable to such accepting Lender.

(b)
The face amount of any Bankers' Acceptance shall be Cdn. or U.S. $100,000, as applicable, or any integral multiple thereof. If the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not be Cdn. or U.S. $100,000, as applicable, or an integral multiple thereof, such face amount shall be increased or decreased by the Agent in its sole discretion to Cdn. or U.S. $100,000, as applicable, or the nearest integral multiple of that amount, as appropriate; provided that the aggregate face amount of the Bankers' Acceptances to be accepted by a Lender shall not exceed such Lender's Commitment in effect on such date.

(c)
The term to maturity of each draft drawn by the Borrower to be accepted as a Bankers' Acceptance shall, subject to market availability as determined by the Lenders, be the BA Period selected by the Borrower in the relevant Notice of Borrowing, and each Bankers' Acceptance shall be payable and mature on the last day of the BA Period selected by the Borrower for such Bankers' Acceptance.

4.2    Purchase of Bankers' Acceptances
If any Bankers' Acceptance (excluding Discount Notes) has not been sold on its issue date, which sale shall be the sole responsibility of the Borrower, the Lender that accepts such Bankers' Acceptance may (but shall not be obligated to) purchase such Bankers' Acceptance for its own account at the purchase price that reflects any BA Discount Rate which may be agreed to by the Borrower and such Lender. The obligation of the Borrower to pay to such Lender the face amount of any Bankers' Acceptances so purchased by such Lender upon the maturity thereof shall continue in full force and effect notwithstanding such purchase.
4.3    Depository Bills and Notes Act
If and for so long as the power of attorney referred to in Section 4.4(a) is in force with respect to each of the Lenders, it is intended that pursuant to the DBNA, all Bankers' Acceptances accepted by the Lenders (other than Non-BA Lenders) under this Agreement will be issued in the form of a "depository bill" (as defined in the DBNA) and deposited with a "clearing house" (as defined in the DBNA including, without limitation, CDS Clearing and Depository Services Inc. or its nominee CDS & Co.). In order to give effect to the foregoing, the Agent will, subject to the approval of the Borrower and the Majority Lenders (such approval not to be unreasonably withheld or delayed), establish and notify the Borrower and the Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

(a)
any instrument held by the Agent for the purposes of Bankers' Acceptances (excluding Discount Notes) will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

(b)	any reference to the authentication of the Bankers' Acceptance will be removed; and

(c)	any reference to the "bearer" will be removed and such Bankers' Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.
4.4    Terms of Acceptance by Lenders

(a)	Power of Attorney. The Borrower hereby appoints each Lender, acting by any authorized signatory of such Lender, the attorney of the undersigned:

(i)
to execute, for and on behalf and in the name of the Borrower as drawer, and to endorse on its behalf, drafts in such Lender's standard form which constitute depository bills for the purpose of the DBNA (in the case of Lenders other than Non-BA Lenders) and Discount Notes (in the case of Non-BA Lenders);

(ii)	to complete the amount, date and maturity date of such Bankers' Acceptances (or Discount Notes as applicable); and

(iii)	to deposit such Bankers' Acceptances which have been accepted by such Lender with a clearing house (as defined in the DBNA);
provided that such acts in each case are to be undertaken by such Lender strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section 4.4(a). For certainty, signatures of any authorized signatory of such Lender may be mechanically reproduced in facsimile on Bankers' Acceptances (or Discount Notes as applicable) issued in accordance with Section 4.5 and such facsimile signatures will be binding and effective as if they had been manually executed by such authorized signatory of such Lender. Instructions from the Borrower to such Lender relating to the execution, completion, endorsement, discount and/or delivery by such Lender on behalf of the Borrower of Bankers' Acceptances (or Discount Notes as applicable) will be communicated by delivery to the Agent of a Notice of Borrowing.

(b)	Delivery and Payment

(i)
If the Borrower has withdrawn the power of attorney pursuant to Section 4.4(a), the Borrower will pre-sign and deliver to each Lender bankers' acceptance drafts (or Discount Notes as applicable) in sufficient quantity to meet the Borrower's requirements for anticipated Advances by way of Bankers' Acceptances.

(ii)
The Borrower waives presentment for payment and any defence to payment of any Bankers' Acceptances and the Borrower will not claim any days of grace for the payment at maturity of any Bankers' Acceptances.

(iii)
Any amount owing by the Borrower in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing, will, as and from its maturity date, be deemed to be outstanding hereunder as a Prime Loan (if denominated in Cdn. Dollars) or a USBR Loan (if denominated in U.S. Dollars).

(c)
No Liability. The Lenders will not be liable for any damage, loss or improper use of any bankers' acceptance draft or promissory note endorsed in blank except for any loss arising by reason of a Lender failing to use the same standard of care in the custody of such bankers' acceptance drafts or promissory notes as each such Lender uses in the custody of its own property of a similar nature.

4.5    Mechanics of Issuance

(a)
Upon receipt by the Agent of a Notice of Borrowing from the Borrower requesting a BA Issue, the Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of Bankers' Acceptances to be accepted by such Lender, the date of issue and the BA Period for such BA Issue and BA Stamping Fee in respect of the Bankers' Acceptances to be accepted by such Lender. The allocation among the Lenders of the face amounts of Bankers' Acceptances to be accepted by each Lender shall be determined by the Agent on a Pro Rata Basis; provided that, when such allocation cannot be evenly made, such allocation shall be rounded by the Agent in its discretion in accordance with its normal money market practices.

(b)
On each Drawdown Date, Rollover Date or Conversion Date involving a BA Issue, the Borrower shall obtain quotations regarding the sale of the Bankers' Acceptances and provide the details thereof to the Agent prior to 9:00 a.m. (Calgary, Alberta local time) whereupon the Agent shall promptly notify the Lenders of the identity of the purchasers of such Bankers' Acceptances (excluding Discount Notes), the amounts and denominations being purchased by such purchasers, and settlement instructions in connection therewith, the BA Discount Rates, the BA Discount Proceeds and the BA Stamping Fees applicable to such BA Issue (including each Lender's share thereof).

(c)
On each Drawdown Date, Rollover Date or Conversion Date involving a BA Issue, each Lender shall sign on behalf of the Borrower (if the power of attorney referred to in Section 4.4(a) remains in effect), complete and accept, in accordance with the Notice of Borrowing delivered by the Borrower and advised by the Agent in connection with such issue, its Pro Rata Share (as adjusted pursuant to Sections 4.1(b) and 4.5(a)) of the Bankers' Acceptances to be issued on such date and each Lender (other than Non-BA Lenders) shall deliver such Bankers' Acceptances in accordance with the Borrower's settlement instructions.

(d)
On each Drawdown Date involving the issuance of Bankers' Acceptances, each Lender shall, for same day value on the Drawdown Date, remit the BA Discount Proceeds received (or in the case of Non-BA Lenders, the amount that would have been received if such Lender was not a Non-BA Lender) by such Lender (net of the BA Stamping Fee payable to such Lender pursuant to Section 3.4) to the Agent for the account of the Borrower; and the Agent shall credit such funds to the Borrower's Accounts for same day value on such date.

(e)
In respect of any Rollover of Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers' Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers' Acceptances issued on such Rollover, and the Borrower shall on the maturity date of the Bankers' Acceptances being rolled over pay to the Agent for the account of such Lender an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the BA Discount Proceeds from the new Bankers' Acceptances, together with the BA Stamping Fee payable to such Lender in the amount calculated pursuant to Section 3.4.

(f)
In respect of any Conversion into Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Advance, each Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers' Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Advance and the aggregate BA Discount Proceeds from the Bankers' Acceptances issued on such Conversion, together with the BA Stamping Fee payable to the Lenders in the amount calculated pursuant to Section 3.4.

(g)	Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it for its own account.
4.6    Escrow Funds
Upon the occurrence of an Event of Default or as otherwise provided herein, the Borrower will forthwith pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent for the benefit of the Lenders, an amount equal to the aggregate face amount of the then outstanding Bankers' Acceptances (the "Escrow Funds"). The Escrow Funds will be held by the Agent for set‑off against future indebtedness owing by the Borrower to the applicable Lenders in respect of such Bankers' Acceptances and prior thereto will bear interest at the rate declared by the Agent from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the maturity date of the applicable Bankers' Acceptances. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the remaining Escrow Funds, if any, together with any accrued interest to the date of release, will be released to the Borrower.
4.7    BA Equivalent Loans
Notwithstanding the other provisions of this Article 4, a Non-BA Lender shall, in lieu of accepting and purchasing Bankers' Acceptances, make a BA Equivalent Loan. The amount of each BA Equivalent Loan shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances to such Non-BA Lender which such Lender would otherwise be required to accept and purchase as part of such a BA Issue. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate and using the BA Period for such BA Issue. Any BA Equivalent Loan shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date, as the case may be, and shall remain outstanding for the term of the relevant Drawdown or Rollover of, or Conversion into, Bankers' Acceptances issued concurrently therewith. Concurrently with the making of a BA Equivalent Loan, a Non-BA Lender shall be entitled to deduct therefrom an amount equal to the BA Stamping Fee which such Lender would otherwise be entitled to receive pursuant to Section 3.4 as part of such BA Issue if such Lender was accepting Bankers' Acceptances, based on the amount payable on the maturity date of such BA Equivalent Loan. The BA Equivalent Loan shall accrue interest at a rate per annum equal to the BA Discount Rate for the term of such BA Equivalent Loan. Upon the maturity date for such Bankers' Acceptances, the Borrower shall pay to each Non-BA Lender, in satisfaction of the face amount of its BA Equivalent Loan plus interest accrued thereon, an amount equal to the face amount of the Discount Notes issued by the Borrower in respect of its BA Equivalent Loans, failing which such amount shall be converted to a Prime Loan (if denominated in Cdn. Dollars) or a USBR Loan (if denominated in U.S. Dollars). As set out in the definition of "Bankers Acceptances", that term includes Discount Notes and all provisions of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. All references in this Agreement to "Advances" and "BA Issue" shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Loans made by a Non-BA Lender as part of a Drawdown or Rollover of, or Conversion into, Bankers' Acceptances.
ARTICLE 5
LETTERS OF CREDIT
5.1    Availability of Letters of Credit

(a)
Each Letter of Credit shall be made available by the LC Issuer on behalf of all Lenders, and each Letter of Credit (including all applications therefor and all documents and instruments required to be presented thereunder) shall be satisfactory in form and substance to the LC Issuer. No Letter of Credit shall be issued (or shall be renewable at the option of the beneficiary thereunder) for a term which (i) expires beyond the Maturity Date, or (ii) exceeds

1 year, or (iii) requires payment in any currency not acceptable to the LC Issuer and the Agent, each acting reasonably.

(b)
The maximum amount of all outstanding Letters of Credit at any time shall not exceed U.S. $125,000,000 or an amount in any other currency that has a U.S. Equivalent of U.S. $125,000,000. For the purpose of calculating such maximum amount and the Outstandings and for any other relevant provision of this Agreement, the principal amount of any LC Issue shall be the maximum amount in U.S. Dollars (for which purpose any amount payable in any other currency shall be deemed to be the U.S. Equivalent thereof) which the LC Issuer may in all circumstances be required to pay pursuant to the terms thereof. In addition, for the purpose of calculating the Outstandings owing at any time to any Lender (including the LC Issuer), each Letter of Credit shall be deemed to have been made available on a Pro Rata Basis by the Lenders.

5.2    Reimbursement Obligations

(a)
The Borrower shall pay to the LC Issuer sufficient funds in the currency of the relevant Letter of Credit, either immediately on demand by the LC Issuer, to reimburse the LC Issuer for any payment made by it pursuant to such Letter of Credit, or at the option of the LC Issuer by prior written notice to the Borrower, on or prior to the date on which any payment is to be made by the LC Issuer pursuant to such Letter of Credit, to fund such payment by the LC Issuer. If the Borrower does not make any payment required by the preceding sentence, the LC Issuer may (but shall not be obliged to), without receipt of a Notice of Drawdown and irrespective of whether any other applicable conditions precedent specified herein have been satisfied, and without waiver of the Default constituted by the Borrower's failure to make such required payment, make a Prime Loan where the currency of such required payment is Cdn. Dollars or a USBR Loan where the currency of such required payment is in any currency other than Cdn. Dollars, to the Borrower in the aggregate amount of such required payment, and shall forthwith give notice thereof to the Borrower and the Agent. For the purposes of determining the principal amount of such USBR Loan where the currency of the required payment is not U.S. Dollars, the required payment shall be converted into U.S. Dollars on the basis of the actual exchange rate obtained by the LC Issuer to purchase the required amount of such other currency on the date of the required payment. The Borrower agrees to accept each such Advance and hereby irrevocably authorizes and directs the LC Issuer to apply the proceeds thereof in payment of the liability of the Borrower with respect to such required payment.

(b)
Each of the Lenders, other than the LC Issuer, agrees that it shall purchase from the LC Issuer, and the LC Issuer shall sell to such Lenders, for cash, at par, without representation or warranty from or recourse to the LC Issuer, (and irrespective of whether any condition precedent to an Advance has been met, whether any Default or Event of Default has occurred or is continuing or whether any acceleration or any enforcement action (including any termination of the Commitments) has occurred or commenced under the Loan Documents or otherwise or whether the Maturity Date has lapsed) on a Pro Rata Basis, an undivided interest in any Advance made by the LC Issuer pursuant to Section 5.2(a), immediately upon such Advance being made. The LC Issuer, upon consultation with the purchasing Lenders, shall have the power to settle any documentation required to evidence any such purchase and, if deemed advisable by the LC Issuer, to execute any document as attorney for any Lender in order to complete any such purchase. The Borrower and the Lenders acknowledge that the foregoing arrangements are to be settled by the Lenders among themselves, and the Borrower expressly consents to the foregoing arrangements among such Lenders. Notwithstanding that any Lender may assign its rights and obligations hereunder, the obligations in this Section 5.2(b) shall continue as obligations of the Persons who were Lenders at the time each such Letter of Credit was issued, unless the LC Issuer specifically releases such Lender from such obligations by executing the applicable Lender Assignment Agreement.

(c)
If a domestic or foreign court issues any judgment or order extending the liability of the LC Issuer to make payment under such Letter of Credit beyond the expiry date specified therein, the Borrower shall forthwith upon demand by the LC Issuer pay to the LC Issuer, funds in the currency of such Letter of Credit and in the amount of the Advance constituted by such Letter of Credit. Such funds (together with interest thereon) shall be held by the LC Issuer for payment of the liability of the Borrower pursuant to Section 5.2(a) or otherwise in respect of such Letter of Credit so long as the aforementioned judgment or order remains in force and the LC Issuer has or may in any circumstance have any liability under such Letter of Credit, and shall bear interest for such terms as are selected from time to time by the LC Issuer at the wholesale money market rate of the LC Issuer for deposits of similar currency, amounts and maturities. Any balance of such funds and interest remaining at such time as the LC Issuer does not have and may never have any liability under such Letter of Credit shall nevertheless continue to be held by the LC Issuer, if and so long as any Default or Event of Default is continuing, as security for the remaining liabilities of the Borrower under the Loan Documents.

5.3    General Provisions Regarding Letters of Credit

(a)	The Borrower agrees that neither the LC Issuer nor its officers, directors or correspondents shall assume liability for, or be responsible for:

(i)	the use which may be made of any Letter of Credit; or any acts or omissions of the beneficiary of any Letter of Credit including the application of any payment made to such beneficiary;

(ii)
the validity, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(iii)	payment by the LC Issuer of any draft which does not comply with the terms of any Letter of Credit, unless such payment results from the gross negligence or wilful misconduct of the LC Issuer;

(iv)	the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(v)	any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to the Borrower or any other Person;

(vi)
any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, facsimile or otherwise received by the LC Issuer, whether or not they are in cipher;

(vii)
any inaccuracies in the translation of any messages, directions or correspondence or for errors in the interpretation of any technical terms, other than by reason of the gross negligence or wilful misconduct of the LC Issuer; or

(viii)
any failure by LC Issuer to make payment under any Letter of Credit as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by any domestic or foreign Governmental Authority or as a result of any other cause beyond the reasonable control of the LC Issuer or its officers, directors or correspondents.

(b)
The obligations of the Borrower under this Article 5 with respect to any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the applicable Loan Documents under all circumstances including, without limitation:

(i)	any matter referred to in Section 5.3(a);

(ii)	any invalidity of any obligation secured by any Letter of Credit;

(iii)	any incapacity, disability or lack or limitation of status or of power of any Borrower or the beneficiary of any Letter of Credit;

(iv)	any lack of validity or enforceability of any Letter of Credit; or

(v)
the existence of any claim, set-off, defence or other right which either Borrower may have at any time against the LC Issuer, any other Lender, the Agent, the beneficiary of any Letter of Credit or any other Person; or any breach of contract or other dispute between the Borrower and the LC Issuer, any other Lender, the Agent, the beneficiary of any Letter of Credit or any other Person.

(c)
The LC Issuer may accept as complying with the terms of any Letter of Credit any document or instrument required by such Letter of Credit to be completed, signed, presented or delivered by or on behalf of any beneficiary thereunder which has been completed, signed, presented or delivered by a receiver, trustee in bankruptcy, assignee for the benefit of creditors, secured party or other like Person believed in good faith by the LC Issuer to be lawfully entitled to the property of such beneficiary, and the LC Issuer may make payments under such Letter of Credit to such Person. The provisions of this Section 5.3(c) are for the sole benefit of the LC Issuer and the Lenders, and may not be relied on by any other Person.

(d)
Each Letter of Credit, except as specifically provided therein, and subject to any provision hereof to the contrary, shall be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce current at the time of issuance of such Letter of Credit.

(e)
In the case of any variance between any document or instrument required by a Letter of Credit and any document or instrument presented by or on behalf of any beneficiary thereunder, the Borrower shall be deemed to have ratified and confirmed the LC Issuer's acceptance of the document or instrument so presented as complying with such Letter of Credit and to have waived any right which the Borrower might otherwise have had to object to variance from the document or instrument required by such Letter of Credit unless within 30 days of receipt thereof the Borrower shall have advised the LC Issuer in writing of any variance to which it objects.

ARTICLE 6
PAYMENTS
6.1    Repayment and Prepayment of Advances

(a)	Optional Prepayment. Subject to Sections 6.2(f), 6.2(g) and 6.2(h), the Borrower may, at its option, prepay any or all of the Outstandings without premium, bonus or penalty; provided that:

(i)
the Borrower shall deliver a Notice of Rollover/Conversion/Repayment to the Agent with the same prior notice that would apply if the Borrower was obtaining a Drawdown of the relevant type of Advance being prepaid;

(ii)
each such prepayment shall be a minimum of Cdn. $5,000,000 and in whole multiples of Cdn. $100,000 thereafter (for prepayments of Outstandings in Cdn. Dollars) or a minimum of U.S. $5,000,000 and in multiples of U.S. $100,000 thereafter (for prepayments of Outstandings in U.S. Dollars); and

(iii)
each Notice of Rollover/Conversion/Repayment shall be irrevocable; provided that if a Notice of Rollover/Conversion/Repayment regarding the repayment of Advances expressly states that such repayment is conditioned upon the closing of a new debt or equity offering or Change of Control transaction, the Borrower may revoke such notice (by notice to the Agent on or prior to the specified prepayment date) if such condition is not satisfied.

(b)
Currency Fluctuations. If the U.S. Equivalent of the Outstandings is, at any time and for any reason, in excess of 102% of the Total Commitment, the Borrower shall within 10 Banking Days after notice from the Agent of such excess:

(i)	repay or otherwise reduce the Outstandings by the amount of such excess;

(ii)	pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent for the benefit of the applicable Lenders an amount equal to such excess; or

(iii)	any combination of (i) or (ii) above.

(c)	Maturity Date. On the Maturity Date, the Borrower shall:

(i)	repay in full all Outstandings; and

(ii)	repay all other Loan Indebtedness.
6.2    Payments - General

(a)
All payments of principal, interest, fees and other amounts owing from time to time by the Borrower to the Lenders pursuant to this Agreement shall be made in the currency in which the related Advance is outstanding (or in Cdn. Dollars if such payment does not relate to any Advance).

(b)
The Borrower authorizes and directs the Agent to automatically debit the Borrower's Accounts for all amounts payable by the Borrower under this Agreement, including the repayment of principal and the payment of interest and fees and all charges agreed to by the Borrower for the maintaining of the Borrower's Accounts; provided that the Agent shall, at least one Banking Day prior to making any such debit, inform the Borrower of the amount thereof and provide reasonable details of the calculation thereof.

(c)	All payments by the Borrower hereunder shall be made in same day funds.

(d)	The Borrower shall make all payments required hereunder, whether by way of principal, interest or otherwise, without regard to any defence, counterclaim or right of set‑off available to the Borrower.

(e)
Unless otherwise specifically provided for herein, if any payment required hereunder shall become due and payable on a day which is not a Banking Day, such payment shall be made on the next following Banking Day and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment.

(f)
A repayment or prepayment of a LIBOR Loan may occur only on the last day of the relevant LIBOR Period for such LIBOR Loan (unless early termination of such LIBOR Loan can be effected by the Lenders and the Borrower pays LIBOR breakage costs to the Lenders in accordance with Section 13.2).

(g)	A repayment or prepayment of a BA Issue may occur only on the maturity date for such BA Issue.

(h)	A repayment or prepayment of an LC Issue may occur only on the expiration date of the relevant Letters of Credit or if the relevant Letters of Credit are returned for cancellation.
6.3    Taxes

(a)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 6.3, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(b)
Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.1 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (b).

(c)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(d)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(e)
Notwithstanding the foregoing (but without limiting Section 12.1), unless a Lender is an assignee in circumstances where an Event of Default has occurred and is continuing, the Borrower shall have no obligation to gross up for withholding Taxes withheld wholly because a Lender is a "non-resident" of Canada and deals at "non-arm's length" with the Borrower (both within the meaning of the Income Tax Act (Canada)).

(f)
Each party's obligations under this Section 6.3 shall survive the replacement or resignation of the Agent or the replacement of or any assignment of rights by a Lender, the termination of the Commitments and the repayment, discharge or satisfaction of all obligations under any Loan Document.

6.4    Application of Payments After Default
If an Event of Default occurs and is continuing, all payments made by the Borrower hereunder to any Lender shall be applied to such portion of the Loan Indebtedness as such Lender may select in its sole discretion or as otherwise required by Law.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
7.1    Representations and Warranties
The Borrower represents and warrants to the Agent and the Lenders as follows on and as of the Effective Date:

(a)
Incorporation, Organization and Power. It and each Restricted Subsidiary has been incorporated or amalgamated under the laws of its governing jurisdiction and is duly registered to carry on business in each jurisdiction where the nature of any business carried on by it or the character of any properties owned or leased by it makes such registration necessary, except where the failure to have such registration would not have a Material Adverse Effect, and has full corporate power and capacity to enter into and perform its obligations under the Loan Documents to which it is a party, and to carry on its business as currently conducted.

(b)
Authorization and Status of Agreements. Each of the Loan Documents to which the Borrower or a Restricted Subsidiary is a party has been or will have been, when delivered by the Borrower or such Restricted Subsidiary, duly authorized, executed and delivered by the Borrower or Restricted Subsidiary, as applicable, and does not and will not in any material respect conflict with or contravene or constitute a default or create an encumbrance under:

(i)	the constating documents or by-laws or any resolutions of the Borrower or such Restricted Subsidiary, as applicable;

(ii)	the Public Indentures;

(iii)	any other agreement or document to which the Borrower or such Restricted Subsidiary is a party, as applicable; or

(iv)	any Law or Governmental Authorization applicable to the Borrower or such Restricted Subsidiary, as applicable, which conflict or contravention, in the case of (iii) and (iv) only, would have a Material Adverse Effect.

(c)
Enforceability. Each of the Loan Documents to which the Borrower or a Restricted Subsidiary, as applicable, is a party constitute valid and binding obligations of it and are enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(d)
No Adverse Change. The audited and unaudited Financial Statements for the most recent Fiscal Quarter and Fiscal Year were prepared in accordance with GAAP and such audited and unaudited Financial Statements present fairly in all material respects the Borrower's consolidated financial position as at the dates thereof and since each of those dates there has been no change in the consolidated financial position of the Borrower which would have a Material Adverse Effect.

(e)
Litigation. There are no actions, suits or proceedings at law or in equity or before or by any Governmental Authority existing, pending or, to the best of the Borrower's knowledge, threatened, against or affecting the Borrower or any Restricted Subsidiary which, if adversely determined, would have a Material Adverse Effect.

(f)	No Breach of Laws. The Borrower and each of its Restricted Subsidiaries is not in breach of:

(i)	any Governmental Authorization of any Governmental Authority having jurisdiction in the matter; or

(ii)	any Laws,
which breach would have a Material Adverse Effect.

(g)	No Default. No Default or Event of Default has occurred and is continuing.

(h)
Regulatory Approvals. All Governmental Authorizations necessary for the Borrower and each of its Restricted Subsidiaries to carry on its business, as currently carried on, have been obtained and are in good standing except to the extent failure to so obtain such Governmental Authorizations or to maintain the same in good standing would not have a Material Adverse Effect, and all Governmental Authorizations necessary for it to enter into the Loan Documents to which it is party and perform its obligations hereunder and thereunder have been obtained and are in good standing.

(i)	Restricted Subsidiaries. All of the Restricted Subsidiaries of the Borrower, together with the Borrower's ownership interests therein, are accurately described in Schedule H.

(j)
Environmental Laws. The Borrower and each of its Restricted Subsidiaries have obtained all Governmental Authorizations which are required under Environmental Laws and are in compliance with all Environmental Laws and with the terms and conditions of all such Governmental Authorizations, except to the extent that the failure to so obtain or comply would not have a Material Adverse Effect.

(k)
Environmental Condition of Property. The property and assets of the Borrower and each of its Restricted Subsidiaries is not, to the knowledge of the Borrower, subject to any outstanding claim, charge or order from any Governmental Authority alleging violation of Environmental Law which would have a Material Adverse Effect or, if subject to any such claim, charge or order, the Borrower has notified the Lenders thereof and is taking or causing to be taken, with respect to itself and its Restricted Subsidiaries, all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting or causing it or its Restricted Subsidiaries, as applicable, to contest the validity thereof; and such property and assets complies, with respect to each of its use and operation, in all respects with Environmental Law and with the terms and conditions of all Governmental Authorizations which are required to be obtained by it under applicable Environmental Law, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(l)
Title to Assets. The Borrower and each of its Restricted Subsidiaries have good, beneficial and valid title to their property and assets, subject only to Permitted Liens, except to the extent that the failure to have such title would not have a Material Adverse Effect.

(m)
Taxes. The Borrower and each of its Restricted Subsidiaries have filed all income tax returns which were required to be filed and have paid or made provision for payment of any and all Taxes (including interest and penalties) which are due and payable, except for the payment of any Taxes which are subject to a Permitted Contest.

(n)	Insurance. The Borrower and each of its Restricted Subsidiaries have obtained all such insurance as is required by Section 8.1(i).

(o)
Full Disclosure. To the best of the knowledge of the Borrower, all information, materials and documents prepared by the Borrower and delivered to the Agent in connection with the negotiation of this Agreement are true and accurate in all material respects and do not omit any material fact which renders such information incomplete or misleading in any material respect, except to the extent that any inaccuracy or omission would not have a Material Adverse Effect.

7.2    Nature and Survival of Representations and Warranties
All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with the Credit Facility, and all representations, warranties, covenants, indemnities and agreements contained in the Loan Documents, shall survive the execution and delivery of the Loan Documents, the making of Advances and the repayment of the Loan Indebtedness.
ARTICLE 8
COVENANTS
8.1    Affirmative Covenants
So long as any Loan Indebtedness is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless the Majority Lenders otherwise consent in writing:

(a)
Punctual Payment. The Borrower shall pay or cause to be paid all principal, interest, fees and all other amounts payable hereunder under this Agreement when due, and shall perform or cause to be performed all of its other obligations under this Agreement when required to be performed.

(b)
Existence. Subject to a Permitted Merger, the Borrower shall do or shall cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and each Restricted Subsidiary's corporate or partnership existence in good standing as a corporation or partnership under the Laws of its governing jurisdiction.

(c)
Maintenance and Operation. The Borrower shall do or cause to be done, and shall cause each Restricted Subsidiary to do or cause to be done, all things necessary or required to have all its properties, assets and operations owned, operated and maintained in accordance with prudent industry practices, Environmental Law and all other applicable Laws, except to the extent that the failure to do so would not have a Material Adverse Effect.

(d)
Books and Records. The Borrower shall keep proper records and books of account in which entries shall be made of its transactions, assets and businesses, and shall prepare the Financial Statements in accordance with GAAP.

(e)
Notice of Certain Events. The Borrower shall give prompt notice in writing to the Agent of (without duplication) (i) any change in its Debt Rating by any Designated Rating Agency; (ii) any sale, exchange, lease, transfer or other disposition made by the Borrower or any

Restricted Subsidiary of any of their respective property and assets for net proceeds in excess of U.S. $25,000,000, other than any such sale, exchange, lease, transfer or other disposition made in connection with any Permitted Securitization Program or Permitted ABL Facility; (iii) any legal proceedings filed against or disputes or proceedings by or before any Governmental Authority, in any such case involving a claim, charge, penalty or obligation of or against the Borrower or a Restricted Subsidiary which, if adversely determined, would have a Material Adverse Effect; (iv) any Default or Event of Default; or (v) any other event, act or condition that has a Material Adverse Effect.

(f)	Reporting.

(i)	The Borrower shall provide to the Agent (with sufficient copies for each of the Lenders):

(A)	as soon as practically available but in any event within 60 days after the end of each of the first three Fiscal Quarters during each Fiscal Year, the quarterly unaudited Financial Statements; and

(B)	as soon as practically available but in any event within 120 days after the end of each Fiscal Year, the annual audited Financial Statements.

(ii)	Concurrent with the delivery of the Financial Statements in (i) above, the Borrower shall provide a Compliance Certificate to the Agent.

(iii)	At least annually, a rolling four year business plan and financial forecast in form satisfactory to the Agent acting reasonably.

(iv)	Promptly after the incurrence thereof, the principal terms of any Subordinated Shareholder Debt including the principal amount thereof, the interest rate thereon and any scheduled payments.

(v)
The Borrower shall provide to the Agent such additional information regarding the business, affairs, operations or financial condition of the Borrower and its Subsidiaries as is reasonably requested by the Agent from time to time except for any such information that is price or commercially sensitive or which the Borrower is prohibited by contract or Law from so providing or which would, if so provided, require the Borrower to make a securities law filing or press release in order to comply with Canadian or U.S. securities disclosure rules as a result of such disclosure.

Documents required to be delivered pursuant to Section 8.1(f)(i) or 8.1(f)(v) (collectively, the "Borrower Materials") may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such Borrower Materials, or provides a link thereto, on the Borrower's website on the Internet at the website address (www.novachem.com); or (ii) on which such Borrower Materials are posted on the Borrower's behalf on IntraLinks/IntraAgency, Syndtrak or another relevant Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) upon written request by the Agent, the Borrower shall deliver paper copies of such Borrower Materials to the Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such Borrower Materials and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such Borrower Materials. The Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the Borrower Materials referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such Borrower Materials from the Agent and maintaining its copies of such Borrower Materials.

(g)
Operation of Properties. The Borrower shall, and shall cause each Restricted Subsidiary to, operate and maintain its property and assets or, if it is not the operator, to use reasonable efforts to ensure that its property and assets are operated and maintained, in a good and workmanlike manner in accordance with prudent industry practices, Environmental Law and all other applicable Laws, if and to the extent that the failure to do so would have a Material Adverse Effect.

(h)
Performance of Leases. The Borrower shall perform, and shall cause each Restricted Subsidiary to perform, all obligations under all leases and other documents of title relating to its or any of their property and assets, including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such leases and other documents of title in good standing in all respects, except to the extent that the failure to so perform would not have a Material Adverse Effect.

(i)
Insurance. The Borrower shall maintain, and shall cause each Restricted Subsidiary to maintain, adequate insurance (including self-insurance) in such amounts, terms and coverage as is customary for similar companies in similar businesses and according to prudent industry standards and, if requested, provide the Agent with a certificate of the relevant insurers with respect to such coverage.

(j)	Material Adverse Claims. Except for Permitted Liens, the Borrower shall defend, and shall cause each Restricted Subsidiary to defend, its property and assets from all material adverse claims.

(k)
Notice of Environmental Damage. The Borrower shall, promptly upon acquiring knowledge thereof, notify the Agent of the discovery of any Contaminant or of any Release of a Contaminant into the Environment from or upon the land or property owned, operated or controlled by the Borrower or any Restricted Subsidiary, or of any breach of any Environmental Law (including without limitation, any non-compliance with any permit issued thereunder) by the Borrower or a Restricted Subsidiary or of any other matter which could result in any liability of the Borrower or a Restricted Subsidiary under any Environmental Law, and which in any such case would have a Material Adverse Effect.

(l)	Proceeds. The Borrower shall use the proceeds of any Drawdown only for the purposes permitted by Section 2.2.

(m)
Payment of Taxes and Withholdings. The Borrower shall, and shall cause each Restricted Subsidiary to, from time to time pay or cause to be paid all Taxes and to make and remit all withholdings, lawfully levied, assessed or imposed upon the Borrower or such Restricted Subsidiary or any of the property and assets of the Borrower or such Restricted Subsidiary, as and when the same become due and payable, except when and for so long as the validity of any such Taxes or withholdings is subject to a Permitted Contest or when the failure to so pay would not have a Material Adverse Effect.

(n)
Restricted Subsidiary Guarantees. The Borrower shall cause each Restricted Subsidiary delivering a Restricted Subsidiary Guarantee after the Effective Date to promptly deliver to the Agent certified copies of its constating documents, by-laws and the resolutions authorizing the Restricted Subsidiary Guarantee, a certificate as to the incumbency of the officers of such Restricted Subsidiary signing such guarantee and an opinion of legal counsel to such Restricted Subsidiary respecting those matters as are addressed with respect to the Borrower in the legal opinion referred to in Section 9.1(d) and such other matters as may be reasonably required by the Agent, with all such certificates and opinions to be in form and substance satisfactory to the Agent, acting reasonably.

(o)
Consolidation of Assets. The Borrower shall ensure that it and the Restricted Subsidiaries directly own not less than 80% of Consolidated Assets and that it owns and controls, directly or indirectly, 100% of the voting rights associated with all of the outstanding capital stock or partnership interests of each of the Restricted Subsidiaries.

(p)
Permitted Mergers. The Borrower shall notify the Agent as soon as practicable following the completion of a Permitted Merger involving a Restricted Subsidiary and shall provide to the Agent such particulars thereof as it may reasonably request.

(q)
Rights of Access. The Borrower shall, at reasonable times and on reasonable notice, and, subject always to the confidentiality provisions of Section 16.1, allow or enable the Agent, the Lenders or their representatives to:

(i)	inspect and make extracts from and copies of all financial and accounting books and records of the Borrower or any Restricted Subsidiary; and

(ii)	discuss with officers of the Borrower or any Restricted Subsidiary, its business, operations, assets, liabilities, results of operations and business prospects.

(r)
Notice of New Restricted Subsidiaries. The Borrower shall (i) promptly notify the Agent of the acquisition, creation, designation or existence of each Subsidiary which becomes a Restricted Subsidiary after the date hereof, (ii) provide an updated Schedule H which provides the required particulars regarding each such Restricted Subsidiary and (iii) cause each such Restricted Subsidiary to promptly execute and deliver a Restricted Subsidiary Guarantee and a Subordination Agreement to the Agent.

8.2    Negative Covenants
So long as any Loan Indebtedness is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless the Majority Lenders otherwise consent in writing:

(a)
Limitation on Senior Secured Obligations. The Borrower shall not permit the Senior Secured Obligations to exceed the Senior Secured Obligations Limit for more than 30 consecutive days after the Borrower acquires knowledge of such excess; provided that:

(i)
as soon as the Borrower acquires knowledge of such excess, the Borrower shall promptly notify the Agent of such excess and the actions proposed to be taken by the Borrower to eliminate such excess; and

(ii)	forthwith upon eliminating such excess, the Borrower shall provide written notice thereof to the Agent, with reasonable particulars of the actions taken under this Section 8.2(a).
For certainty, nothing in this Section 8.2(a) shall be construed as causing any Senior Secured Obligations to cease being secured by the Security (subject to the subordination provisions in Section 10.3 regarding Subordinate Secured Swap Obligations).

(b)
Limitation on Liens. Except for Permitted Liens, the Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its property or assets.

(c)	Limitation on Dispositions. The Borrower shall not sell, exchange, lease, transfer or otherwise dispose of any of the Fixed Charge Assets except as follows:

(i)	any Fixed Charge Assets may be transferred to a Restricted Subsidiary but only if such Restricted Subsidiary provides equivalent Security over such assets; and

(ii)
any Fixed Charge Assets may be replaced with other real property assets owned by the Borrower or any Restricted Subsidiary but only if such replacement assets have an equivalent or higher lending value (as determined by the Majority Lenders acting reasonably) and the Borrower or such Restricted Subsidiary provides equivalent Security over such replacement assets.

(d)	Limitation on Distributions. Except for Permitted Distributions, the Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Distributions.

(e)
Limitation on Restricted Subsidiary Debt. The Borrower shall not permit any Restricted Subsidiary to create, incur, assume or otherwise permit to exist any Restricted Subsidiary Debt in an aggregate amount in excess of U.S.$50,000,000 unless security satisfactory to the Majority Lenders, acting reasonably, is granted in favour of the Lenders which ensures that the Senior Secured Obligations effectively rank in priority to such Restricted Subsidiary Debt.

(f)
Limitation on Non-Recourse Debt. Except for Permitted Non-Recourse Debt, the Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise permit to exist any Non-Recourse Debt.

(g)	Limitation on Hedging. Except for Permitted Hedging, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Hedging Agreements.

(h)
Limitation on Operating Leases. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise permit to exist any Attributable Debt in excess of 7.5% of Consolidated Assets, excluding any Attributable Debt that would be permitted by the Debt to Capitalization Ratio if such Attributable Debt was included within Net Consolidated Debt.

(i)
Mergers, Amalgamation and Consolidations. Except for a Permitted Merger, the Borrower shall not, and shall not permit any Restricted Subsidiary to, amalgamate with any other Person or enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person whether by way of reconstruction, reorganization, recapitalization, consolidation, merger, transfer, sale or otherwise.

(j)
No Change in Business. The Borrower shall not materially alter the nature or character of the business of the Borrower and its Subsidiaries taken as a whole from the nature or character such business on the Effective Date, but, for greater certainty, the sale, transfer or other disposition or the decommissioning or rationalization of the facilities, assets or business units relating to the production of a product shall not constitute a material alteration of the nature or character of the business so long as the majority of the assets of the Borrower and its Restricted Subsidiaries taken as a whole are associated with the manufacturing, upgrading and marketing of petrochemicals and plastics including midstream processing activities related to feedstock.

(k)
Financial Assistance. The Borrower shall not, and shall not permit any Restricted Subsidiary to, provide any financial assistance (whether by way of an investment or a loan, guarantee, investment or other credit support arrangement of any nature whatsoever) to any Person except for:

(i)	financial assistance to or in favour of the Borrower or any Restricted Subsidiary;

(ii)	Tax Planning Transactions; or

(iii)
provided that no Default or Event of Default has occurred and is continuing or would result therefrom, financial assistance in an aggregate outstanding amount which does not exceed (A) U.S. $100,000,000 plus (B) the net cash proceeds from any new equity or Subordinate Shareholder Debt issued or incurred after the Effective Date for the express purpose of funding such financial assistance (but excluding for certainty the net cash proceeds from any equity or Subordinate Shareholder Debt issued or incurred to cure a breach under Section 8.3).

(l)
Transactions with Affiliates. The Borrower shall not, and shall not permit any Restricted Subsidiary to enter into transactions with Affiliates on terms materially less favourable to the Borrower and any Restricted Subsidiary than would be found in comparable transactions with an unrelated Person.

8.3    Financial Covenants
So long as any Loan Indebtedness is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless the Lenders otherwise consent in writing:

(a)	Debt to Capitalization Ratio. The Borrower shall maintain a Debt to Capitalization Ratio which does not exceed 60% at the end of each Fiscal Quarter.

(b)	Senior Debt to Cash Flow Ratio. The Borrower shall maintain a Senior Debt to Cash Flow Ratio which does not exceed 3.0 to 1.0 at the end of each Fiscal Quarter.
The Borrower shall have the ability to cure any breach of one or both financial covenants from time to time by obtaining new equity contributions or Subordinate Shareholder Debt which are obtained for the express purpose of curing such breach; provided that (i) each such cure must occur within 30 days after delivery of the Compliance Certificate which disclosed such breach and (ii) in the case of a breach of the Senior Debt to Cash Flow Ratio, (A) only one such cure may occur in any rolling 12-month period, (B) only 50% of the new equity contributions or Subordinate Shareholder Debt will be included as Consolidated Cash Flow and (C) a maximum of U.S. $100,000,000 of equity contributions and Subordinate Shareholder Debt (for a maximum net contribution of U.S. $50,000,000) will be included as Consolidated Cash Flow in any rolling 12-month period.

ARTICLE 9
CONDITIONS PRECEDENT
9.1    Conditions Precedent to Effectiveness
On or promptly after the Effective Date, the Borrower shall deliver to the Agent for and on behalf of the Lenders, or cause to be delivered, the following:

(a)	an executed copy of this Agreement (including the confirmation of guarantees attached hereto);

(b)	a certified copy of the authority of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement;

(c)
a favourable opinion of the Borrower's Counsel addressed to the Agent and the Lenders and relating to Borrower, the execution, delivery and enforceability of this Agreement and such other matters as may be reasonably requested by the Agent or its counsel;

(d)
a favourable opinion of the Lenders' Counsel addressed to the Agent and the Lenders and relating to the enforceability of this Agreement and the Confirmation and such other matters as may be reasonably requested by the Agent; and

(e)	payment to the Agent on behalf of the Lenders of all fees as previously agreed.
This Agreement shall become effective upon satisfaction or waiver of all of the above conditions.
9.2    Conditions Precedent to Drawdown
The obligation of the Lenders to make each Drawdown under the Credit Facility shall be subject to satisfaction of the following conditions precedent on or before the relevant Drawdown Date:

(a)	the Agent shall have received a Notice of Drawdown in respect of such Drawdown in accordance with Section 2.4;

(b)	on the relevant Drawdown Date, no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall occur as a result of the making of such Drawdown;

(c)
on the relevant Drawdown Date, all the representations and warranties of the Borrower and the Restricted Subsidiaries in Section 7.1 are true and correct as though made on such date (and for such purposes the reference to the Effective Date in the first and second lines of Section 7.1 shall not apply);

(d)	since the date of the most recent Financial Statements delivered to the Agent, no event, act or condition has occurred that would have a Material Adverse Effect; and

(e)	the Borrower cannot request such Drawdown unless, after the making of such Drawdown, the Borrower shall be in compliance with the negative pledges contained in the Public Indentures.
9.3    Waiver of Conditions Precedent
The conditions precedent set out in Sections 9.1 and 9.2 are inserted for the sole benefit of the Lenders and may be waived only by all Lenders, in whole or in part and with or without terms or conditions, in respect of all or any portion of the Drawdowns without affecting the right of the Lenders to assert such terms and conditions in respect of any other Drawdowns or any other matter contemplated by this Agreement.
9.4    Form and Substance of Documents
All Loan Documents, certificates, reports, opinions and other documentation which the Lenders are entitled to receive hereunder from time to time shall be in form and substance satisfactory to the Agent and its counsel, acting reasonably.
ARTICLE 10
SECURITY
10.1    Security

(a)
As continuing collateral security for the Loan Indebtedness and the Secured Swap Obligations, the Borrower has previously executed and delivered to the Agent, or caused to be executed and delivered to the Agent, the following:

(i)	the Debenture;

(ii)	the Deposit Instrument;

(iii)	the Lease Subordination Agreements; and

(iv)	the Subordination Agreements dated April 2, 2003 from each of the Restricted Subsidiaries.

(b)	In respect of the Security:

(i)	all references to the "Credit Agreement" (including the definition thereof) are amended to refer to this Agreement;

(ii)
over certain of the Fixed Charge Assets, the Agent agrees to provide, and is hereby authorized by the Lenders and the Swap Lenders to provide, the acknowledgments contemplated by Section 6.05 of the Plant Co-Owners Agreement dated as of July 11, 1997 between NOVA Chemicals Corporation (as successor to NOVA Chemicals Ltd.) and Dow Chemical Canada Inc. (as successor to Union Carbide Canada Inc.) and by Section 9.5 of the Infrastructure Co-Owners Agreement dated as of July 11, 1997 between NOVA Chemicals Corporation (as successor to NOVA Chemicals Ltd.) and Dow Chemical Canada Inc. (as successor to Union Carbide Canada Inc.); and

(iii)
over personal property which is the subject of Permitted Securitization Programs, Permitted ABL Facilities and Permitted Non-Recourse Debt, the Agent agrees to provide, and is hereby authorized by the Lenders and the Swap Lenders to provide the following:

(A)
in the case of a Permitted Securitization Program or Permitted Non-Recourse Debt, a discharge and release in respect of the rights of the Agent and the Lenders under the Security Documents in respect of such personal property; and

(B)	in the case of a Permitted ABL Facility, a subordination agreement in respect of the rights of the Agent and the Lenders under the Security Documents in respect of such personal property.

10.2    Registration

(a)
The Borrower shall, at its expense, register, file or record the Security in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the security applicable to it. The Borrower shall amend and renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect or to preserve the Lien established by any prior registration, filing or recording thereof. To facilitate such ongoing perfection of the Security, the Borrower shall promptly notify the Agent of (a) any change in the location of its chief executive office from Calgary or Pittsburgh or (b) any acquisition by it of any material property or assets located outside of the Provinces of Alberta or Ontario.

(b)
The Borrower shall not be required to register, file or record the Security at any land titles office or registry against any specific real property interests owned by the Borrower (other than the Fixed Charge Assets) unless directed to do so by (i) the Majority Lenders at any time when no Event of Default exists, (ii) any Lender at any time when an Event of Default exists, or (iii) any Swap Lender when an "Event of Default" exists under and as defined in any Secured Hedging Agreement with such Swap Lender.

(c)	The Agent shall have the right to make, at the expense of the Borrower, all such registrations, filings or recordings as are required to be made by the Borrower pursuant to this Section 10.2.

(d)
If the Agent, any Lender or any Swap Lender registers, files or records the Security at any land titles office or registry against any specific real property interests owned by the Borrower (other than the Fixed Charge Assets), such Person shall promptly notify the Agent and the Borrower, as applicable.

10.3    Sharing Security
The Borrower and the Lenders agree and acknowledge that the Security is being held by the Agent to secure firstly the Loan Indebtedness and the Senior Secured Swap Obligations on a senior basis (and on a pari passu basis within these senior obligations) and secondly any Subordinate Secured Swap Obligations on a subordinate basis (and on a pari passu basis within these subordinate obligations), as more particularly contemplated below. For purposes of the above sentence, pari passu basis means:

(a)	with respect to the Lenders, proportional between (i) the Loan Indebtedness and (ii) the aggregate of the Loan Indebtedness plus the Senior Secured Swap Obligations; and

(b)	with respect to the Swap Lenders, proportional between (i) the Senior Secured Swap Obligations and (ii) the aggregate of the Loan Indebtedness plus the Senior Secured Swap Obligations.
The Swap Lenders, as among themselves, will share their pro rata allocation of the Security, as determined in paragraph (c) above in the case of Senior Secured Swap Obligations, based on a pro rata allocation of the aggregate outstanding Senior Secured Swap Obligations owing to each Swap Lender.
The Swap Lenders, as among themselves, will share their subordinate allocation of the Security, as determined in paragraph (c) above in the case of Subordinate Secured Swap Obligations, on a pari passu basis based upon a pro rata allocation of the outstanding Secured Swap Obligations owing to each Swap Lender.
Although Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, at the discretion of the Agent and to the extent not prohibited by Law, appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Loan Indebtedness and Secured Swap Obligations that would have resulted in accordance with this Section 10.3 assuming that, solely for purposes of such adjustments, Secured Swap Obligations included Excluded Swap Obligations.
If requested by any of the Agent, the Majority Lenders or any Swap Lender, then each of the Agent and the Swap Lenders will enter into such further intercreditor agreements and assurances as may be reasonably requested to further evidence the sharing provisions of this Section 10.3. In addition to the pari passu sharing provisions referred to above, such further agreements shall incorporate the following principles:

(a)
no Swap Lender may enforce the Security (without the Lenders) unless the Borrower defaults in paying any Secured Swap Obligations then due and owing to such Swap Lender in excess of the U.S. Equivalent of U.S. $25,000,000 and such default continues for at least 30 days; provided that any such Secured Swap Obligations not paid by the Borrower by the end of such 30 day period may, at the option of the Lenders and to the extent of any undrawn availability under the Total Commitment, be paid by the Lenders and shall be deemed to constitute a Prime Loan (if denominated in Cdn. Dollars) or a USBR Loan (if denominated in any currency other than Cdn. Dollars);

(b)
after the Lenders or any Swap Lender(s) elect to enforce the Security, any decision or determination which is required to be made by the enforcing secured parties regarding the conduct of such enforcement shall be determined by the enforcing Lenders (if the Loan Indebtedness exceeds the Senior Secured Swap Obligations of the enforcing Swap Lenders) or by the enforcing Swap Lender(s) (if the Senior Secured Swap Obligations of the enforcing Swap Lender(s) exceeds the Loan Indebtedness or if and for so long as the Lenders have not elected to enforce the Security); and

(c)
no Swap Lender may receive any proceeds of realization from the Security in respect of the Subordinate Secured Swap Obligations until after the Loan Indebtedness and the Senior Secured Swap Obligations have been repaid in full.

As among the Lenders and the Swap Lenders, the above principles are intended to apply at all times (whether before or after the execution of any intercreditor agreement entered into to further evidence the sharing provisions in this Section 10.3) but are not intended to apply to any enforcement of the Swap Guarantee on an unsecured basis.
For clarity, any intercreditor agreement that may be entered into with the holders of Pari Passu Debt will govern as between the Lenders and the Swap Lenders on the one hand and the holders of the Pari Passu Debt on the other hand.
10.4    Form and Amount of Security
If the Agent, acting reasonably, determines at any time and from time to time that the form and nature of the then existing Security is deficient in any way or does not fully provide the Agent and the Lenders and the Swap Lenders with the Security and priority to which each is entitled hereunder, the Borrower will forthwith execute and deliver or cause to be executed and delivered to the Agent, at the Borrower's expense, such amendments to the Security or provide such new security as the Agent may reasonably request.
The forms of Security shall have been or be prepared based upon the Laws of Canada and Alberta applicable thereto in effect at the date hereof. The Agent shall have the right to require that:

(a)
any such Security be amended to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Agent the Security intended to be created thereby, and

(b)
the Borrower execute and deliver to the Agent such other and further debentures, mortgages, trust deeds, assignments and security agreements as may be reasonably required to ensure the Agent, the Lenders and the Swap Lenders have and hold, subject to Permitted Liens, an effective floating charge or security interest over all of the property and assets of the Borrower (other than the Fixed Charge Assets) and a first priority fixed charge over all of the Fixed Charge Assets.

10.5    After-Acquired Property
All property acquired by or on behalf of the Borrower after the date of execution of the Security (hereinafter collectively referred to as "After-Acquired Property"), will be subject to the charges and security interests of the Debenture, without any further conveyance, mortgage, pledge, charge, assignment or other act on the part of the Borrower. Without limiting the effect of the preceding sentence, but subject to Section 10.2, the Borrower will from time to time execute and deliver, or cause to be executed and delivered, and the Agent will register, all at the Borrower's expense, such instruments supplemental to the Security, in form and substance satisfactory to the Agent, acting reasonably, as may be necessary or desirable to ensure that the Security as amended and supplemented constitutes in favour of the Agent, the Lenders and the Swap Lenders an effective floating charge or security interest over such After-Acquired Property as required hereunder.
10.6    Continuing Security
Each item or part of the Security shall for all purposes be treated as a separate and continuing collateral security and shall be deemed to have been given in addition to and not in place of any other item or part of the Security or any other security now held or hereafter acquired by the Agent or the Lenders. No item or part of the Security shall be merged or be deemed to have been merged in or by this Agreement or any documents, instruments or acknowledgements delivered hereunder, or any simple contract debt or any judgment, and any realization of or steps taken under or pursuant to any security, instrument or agreement shall be independent of and not create a merger with any other right available to the Lenders or the Agent under any security, instruments or agreements held by it or at Law or in equity.
10.7    Dealing with Security
The Agent, with the consent of all of the Lenders, may grant extensions of time or other indulgences, take and give up securities (including, without limitation, the Security or any part or parts thereof), accept compositions, grant releases and discharges and otherwise deal with the Borrower and other Parties and with security (including without limitation, the Security and each part thereof) as the Agent may see fit, and may, subject to Section 10.3, apply all amounts received from the Borrower or others or from securities (including without limitation, the Security or any part thereof) upon such part of the liabilities of the Borrower hereunder or under any of the Security as the Agent may think best, without prejudice to or in any way limiting the liability of the Borrower under this Agreement or under any of the Security or any other collateral security.
10.8    Effectiveness
The Security shall be effective, and the undertakings as to the Security herein or in any other Loan Document shall be continuing, whether any Loan Indebtedness is then outstanding or any amounts thereby secured or any part thereof shall be owing before or after, or at the same time as, the creation of such Security or before or after or upon the date of execution of any amendments to this Agreement.
10.9    Permitted Liens
The Agent will, at the sole expense of the Borrower, forthwith upon request by the Borrower, execute and deliver to the Borrower, any other Loan Party and any third party as requested by the Borrower, such discharges or postponements of the Security Documents and the Liens constituted thereby as the Borrower may reasonably request in order to permit such Loan Party to create, incur, allow to be created or permit to exist any Lien which, in the opinion of the Agent (acting reasonably), is intended to rank in priority to the Security.
10.10    Permitted Dispositions
The Agent will, at the sole expense of the Borrower, forthwith upon request by the Borrower, execute and deliver to the Borrower, any other Loan Party and any third party as requested by the Borrower, such releases, discharges or letters of no interest in respect of the Security Documents as the Borrower may reasonably request in order to permit such Loan Party to effect dispositions that are permitted by Section 8.2(c) or that are not otherwise restricted by this Agreement.
10.11    Release and Discharge of Security
The Borrower shall not be discharged from the Security or any part thereof except by a written release and discharge signed by the Agent with the prior written consent of all Lenders and all of the Swap Lenders. If all of the Loan Indebtedness and the Secured Swap Obligations have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facility has been fully cancelled, then the Security shall be released and discharged by the Agent and the Lenders. The Agent, at the cost and expense of the Borrower, shall from time to time do, execute and deliver, or cause to be done, executed and delivered, all such agreements, instruments, certificates, financing statements, notices and other documents and all acts, matters and things as may be reasonably requested by the Borrower to give effect to, establish, evidence or record the foregoing release and discharge.
10.12    Transfer of Security
If TD, in its capacity as Agent, or any successor thereto, in its capacity as Agent (the "Departing Agent") ceases to be the Agent, the Departing Agent shall transfer and assign all of the Security to the replacement agent or, if the Credit Facility has been repaid and cancelled, to the Swap Lenders.
10.13    Keepwell
Without derogation from any Swap Guarantee, the Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honour all of its obligations under its Restricted Subsidiary Guarantee in respect of Swap Obligations. The Borrower intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE 11
EVENTS OF DEFAULT
11.1    Events of Default
Each of the following events shall constitute an "Event of Default":

(a)
Failure to Pay Principal. If the Borrower defaults in the due and punctual payment of any Outstandings when the same becomes due and payable hereunder, and such default continues for a period of 3 Banking Days after notice is given to the Borrower by the Agent specifying such default and requiring it to be remedied.

(b)	Failure to Pay Interest. If the Borrower defaults in the due and punctual payment of any Loan Indebtedness (other than any Outstandings) as and when the same becomes due and payable hereunder, and such default continues for a period of 5 Banking Days after notice is given to the Borrower by the Agent specifying such default and requiring it to be remedied.

(c)
Breach of Covenants. Except for an Event of Default set out in paragraphs (a) or (b) above, if the Borrower or any Restricted Subsidiary defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it pursuant to this Agreement or any other Loan Document, and the Borrower or such Restricted Subsidiary fails to remedy such default within a period of 30 days after notice is given to the Borrower by the Agent specifying such default and requiring it to be remedied (or such longer period as may be acceptable to the Majority Lenders acting reasonably if the Borrower is diligently taking steps to remedy such breach).

(d)
Incorrect Representations. If any representation or warranty made by the Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document is incorrect in any material respect when made and (if capable of being remedied) such inaccuracy continues for a period of 30 days after notice is given to the Borrower by the Agent specifying such default and requiring it to be remedied (or such longer period as may be acceptable to the Majority Lenders acting reasonably if the Borrower is diligently taking steps to remedy such inaccuracy).

(e)
Insolvency. If any judgment, decree or order of a court of competent jurisdiction is entered against the Borrower or any Restricted Subsidiary other than as otherwise permitted hereunder (i) adjudging the Borrower or such Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, liquidation, dissolution or winding-up of the Borrower or such Restricted Subsidiary under its governing legislation of its jurisdiction of constitution or the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (ii) appointing a receiver, trustee, liquidator, or other person with like powers over all, or substantially all, of the property of the Borrower or such Restricted Subsidiary, or (iii) ordering the involuntary winding up or liquidation of the affairs of the Borrower or such Restricted Subsidiary, unless such judgment, decree, order or appointment is stayed within 30 days after the entry thereof and thereafter continues to be stayed or of no effect against the Borrower or such Restricted Subsidiary or any of their respective property and assets.

(f)
Winding-Up. If (i) an order or a resolution is passed with the consent of the Borrower or any Restricted Subsidiary or their shareholders for the dissolution, winding-up, reorganization or liquidation of the Borrower or such Restricted Subsidiary (other than a Permitted Merger), or (ii) if the Borrower or any Restricted Subsidiary institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (iii) the Borrower or any Restricted Subsidiary consents to the filing of any petition under any such law or to the appointment of a receiver, or other person with like powers, over all, or substantially all, of the property of the Borrower or such Restricted Subsidiary, or (iv) the Borrower or any Restricted Subsidiary makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) the Borrower or any Restricted Subsidiary takes any corporate action in furtherance of any of the aforesaid purposes.

(g)
Cross Acceleration to Other Indebtedness. The Borrower or any Restricted Subsidiary defaults in the making of any payment relating to any consolidated Debt of the Borrower (other than the Loan Indebtedness, Non-Recourse Debt and the Debt described in Section 11.1(m)) after all applicable grace or cure periods have expired and provided that the aggregate outstanding principal amount of all such Debt exceeds U.S. $25,000,000.

(h)
Other Enforcement Proceedings. If property and assets of the Borrower or any Restricted Subsidiary (other than assets which secure Non-Recourse Debt) having an aggregate fair market value in excess of U.S. $25,000,000 is subject to enforcement, seizure or attachment by any Person pursuant to any Lien, legal process or other means, including, without limitation, distress, execution or any other step or proceeding with similar effect and such enforcement or other proceeding shall continue in effect and not be released, discharged or stayed for a period of 30 days.

(i)
Judgments. If one or more judgments, decrees or orders (other than in respect of Non-Recourse Debt) shall be rendered against the Borrower or any Restricted Subsidiary for the payment of money in excess of U.S. $25,000,000 and any of such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 days without being vacated, discharged, satisfied or stayed pending appeal.

(j)	Change of Control. If any Change of Control occurs without the prior written consent of the Majority Lenders.

(k)
Invalid Loan Documents. If, for a period of 15 days after notice thereof to the Borrower, any of the Loan Documents or any material provision thereof ceases, becomes and continues to be invalid or unenforceable and is not cured to the satisfaction of the Majority Lenders acting reasonably.

(l)
Cross Default to Secured Swap Obligations. The Borrower or any Affiliate defaults in the making of any payment of any Secured Swap Obligations pursuant to the applicable Secured Hedging Agreement and such default continues for a period of 3 Banking Days after all applicable grace or cure periods have expired.

(m)
Cross Default to Specified Other Debt. After all applicable grace or cure periods have expired, any default, event of default or similar condition or event (however described) in respect of the Borrower or any Restricted Subsidiary occurs or exists under (1) any bilateral credit facility with any Lender or its Affiliate or (2) any Pari Passu Debt in respect of obligations of the Borrower or any Restricted Subsidiary aggregating in excess of U.S.$25,000,000 (or the U.S. Equivalent thereof in Cdn. Dollars in any other currency); provided that such dollar threshold shall not apply if the holder of such Pari Passu Debt commences proceedings to enforce its security against the Borrower or any Restricted Subsidiary.

11.2    Effect of Events of Default
If an Event of Default occurs and is continuing, the Agent with the approval of the Lenders may, by notice in writing to the Borrower, cancel the availability of all or any part of the Credit Facility and/or declare all or any part of the Outstandings, together with all accrued and unpaid interest thereon and all other Loan Indebtedness, to be immediately due and payable, whereupon:

(a)
all such amounts shall become immediately due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Borrower and the Borrower hereby unconditionally promises and agrees to immediately pay such amounts to the Agent;

(b)	such notice shall constitute due demand for payment under any notes issued pursuant to the Loan Documents;

(c)	a demand for payment of all such amounts may be given to any Restricted Subsidiary under any Restricted Subsidiary Guarantee;

(d)
at the option of the Lenders, the Borrower shall convert any LIBOR Loan in U.S. Dollars into a USBR Loan, notwithstanding that such Conversion may cause the Borrower to incur liability pursuant to Section 13.2;

(e)
at the option of the Lenders, the Borrower shall forthwith pay funds in an amount sufficient to pay the aggregate face amount of all outstanding Bankers' Acceptances into a cash collateral account with the Agent and any amount not so paid by the Borrower may, at the option of the Lenders and without notice to the Borrower, be paid by the Lenders into an interest-bearing cash collateral account and shall be deemed to constitute a Prime Loan (if denominated in Cdn. Dollars) or a USBR Loan (if denominated in U.S. Dollars);

(f)
at the option of the Lenders, the Borrower shall forthwith pay funds in an amount sufficient to pay the aggregate stated maximum face amount of all outstanding Letters of Credit into a cash collateral account with the Agent and any amount not so paid by the Borrower may, at the option of the Lenders and without notice to the Borrower, be paid by the Lenders into an interest-bearing cash collateral account and shall be deemed to constitute a Prime Loan (if denominated in Cdn. Dollars) or a USBR Loan (if denominated in any currency other than Cdn. Dollars); and

(g)	the Agent on behalf of the Lenders shall be entitled to exercise all rights and remedies available to it under any of the Loan Documents, at Law.
11.3    Right of Set-Off
Upon the occurrence and during the continuation of an Event of Default, each Lender is hereby authorized at any time and from time to time thereafter, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final, matured or unmatured) at any time held and any and all other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Loan Indebtedness. Such Lender agrees to promptly notify the Borrower and the Agent after any such set-off and application and to provide particulars of such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. This set-off may occur notwithstanding that such deposits or other indebtedness are expressed in different currencies and such Lender is hereby authorized to effect any necessary currency conversions at the Noon Rate.
ARTICLE 12
CHANGE OF CIRCUMSTANCES
12.1    Increased Costs Due to Changes in Law

(a)
If the adoption of any applicable Law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender or its Lender Parent with any request or direction (whether or not having the force of law) of any such court, Governmental Authority or other entity in each case after the Effective Date:

(i)
subjects such Lender or its Lender Parent to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Excluded Taxes), or changes the basis of taxation of payments due to such

Lender, or increases any existing Taxes (other than Excluded Taxes) on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement;

(ii)
imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender or its Lender Parent, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Bankers' Acceptances accepted by such Lender;

(iii)
imposes on such Lender or its Lender Parent or requires there to be maintained by such Lender or its Lender Parent any capital adequacy or additional capital requirements (including a requirement which affects such Lender's or its Lender Parent's allocation of capital resources to its obligations) in respect of any Advance or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

(iv)
directly or indirectly affects the cost to such Lender or its Lender Parent of making available, funding or maintaining any Advance (other than Excluded Taxes) or otherwise imposes on such Lender or its Lender Parent any other condition or requirement affecting this Agreement or any Advance or any obligation of such Lender hereunder;

and the result of (i), (ii), (iii) or (iv) above, in the sole determination of such Lender acting in good faith, is:

(v)	to increase the cost to such Lender or its Lender Parent of performing its obligations hereunder with respect to any Advance;

(vi)	to reduce any amount received or receivable by such Lender or its Lender Parent hereunder or its effective return hereunder or on its capital in respect of any Advance or the Credit Facility;

(vii)	to reduce the standby fees payable to such Lender pursuant to Section 3.6; or

(viii)
to cause such Lender or its Lender Parent to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Advance or the Credit Facility;

such Lender shall determine that amount of money which shall compensate such Lender or its Lender Parent for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as "Additional Compensation"). Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, such Lender shall promptly so notify the Borrower and the Agent. The relevant Lender shall provide the Borrower and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender's Additional Compensation. Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

(b)
Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States) and all regulations, requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof shall, in each case, be deemed to be a change in applicable law for purposes of this Section 12.1 regardless of the date enacted, adopted, issued or implemented.

(c)
Failure or delay on the part of any Lender to demand compensation pursuant to this Section 12.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that each Lender agrees that it will not claim Additional Compensation from the Borrower under this Section 12.1 if it is not generally claiming similar compensation from its other customers in similar circumstances or in respect of any period greater than 3 months prior to the delivery of notice in respect thereof by such Lender, unless, in the latter case, the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect.

12.2    Illegality
Notwithstanding anything to the contrary herein contained, if on any date a Lender determines in good faith, which determination shall be conclusive and binding on the Parties, that its ability to maintain or continue to offer any type(s) of Advances under the Credit Facility has become unlawful or impossible because:

(a)	of any change in applicable Laws, or in the interpretation or administration thereof by any Governmental Authority having jurisdiction in the matter; or

(b)	the imposition of any condition, restriction or limitation upon such Lender which is outside of its control, then such Lender may, by written notice thereof to the Borrower and the Agent, declare its obligations under this Agreement in respect of such Advance to be terminated, and the Borrower shall forthwith (or at the end of such period as is permitted under the applicable Law) either effect a Conversion of such Advance in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility) or prepay to such Lender all principal amounts affected thereby, together with all unpaid interest accrued, such Additional Compensation as may be applicable with respect to such Advance to the date of such repayment and all other expenses incurred in connection with the termination of any such Advance, including any expenses resulting from the termination of any LIBOR Period relating thereto in accordance with Section 13.2 and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or redeployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Advance or any part thereof on other than the last day of the applicable interest period. If the principal amount affected thereby relates to outstanding Bankers' Acceptances, such Lender may require the Borrower to deposit in an interest bearing account with such Lender (with interest to accrue for the benefit of the Borrower) such amount as may be necessary to fully satisfy the contingent obligations of such Lender for all outstanding Bankers' Acceptances and Letters of Credit in accordance with the arrangements set out in Section 4.6 (excepting out all references to an Event of Default). The Borrower may utilize other forms of Advances not so affected in order to make any required repayment and, after any such repayment, the Borrower may elect to re-borrow the amount repaid by way of some other type of Advance upon complying with any other applicable requirements in this Agreement.

12.3    Market Disruption Respecting LIBOR Loans
Notwithstanding anything to the contrary herein contained, if at any time subsequent to the giving of a Notice of Borrowing to the Agent by the Borrower with regard to any requested LIBOR Loan:

(a)
the Agent (acting reasonably) determines that by reason of circumstances affecting the London Interbank Eurodollar Market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business to fund, a requested LIBOR Loan during the ensuing LIBOR Period selected;

(b)
the Agent (acting reasonably) determines that the making or continuing of the requested LIBOR Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London Interbank Eurodollar Market generally; or

(c)
the Agent is advised by Lenders holding at least 25% of the Total Commitment by written notice (each, a " LIBOR Suspension Notice"), such notice received by the Agent no later than 12:00 noon (Calgary, Alberta local time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders (acting reasonably) have determined that the LIBOR to be determined in accordance with this Agreement will not or does not represent the effective cost to such Lenders of U.S. Dollar deposits in such market for the relevant LIBOR Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such LIBOR Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Notice of Borrowing previously given by the Borrower, give the Agent a new Notice of Borrowing which specifies any other Drawdown or the Conversion of the relevant LIBOR Loan on the last day of the applicable LIBOR Period into any other Advance which would not be affected by the notice from the Agent pursuant to this Section 12.3.
In the event the Borrower fails to give, if applicable, a valid replacement Notice of Borrowing with respect to the maturing LIBOR Loans which were the subject of a Notice of Borrowing, such maturing LIBOR Loans shall be converted on the last day of the applicable LIBOR Period into USBR Loans as if a valid replacement Notice of Borrowing had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Notice of Drawdown with respect to a Drawdown originally requested by way of a LIBOR Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a USBR Loan in the amount specified in the original Notice of Borrowing and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a USBR Loan.
12.4    Market Disruption Respecting Bankers' Acceptances
Notwithstanding anything to the contrary herein contained, if:

(a)
the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that there no longer exists an active market for bankers' acceptances accepted by the Lenders; or

(b)
the Agent is advised by Lenders holding at least 25% of the Total Commitment by written notice (each, a "BA Suspension Notice") that such Lenders (acting reasonably) have determined that the BA Discount Rate will not or does not accurately reflect the discount rate which would be applicable to a sale of Bankers' Acceptances accepted by such Lenders in the market for the applicable term;

then:

(c)
the right of the Borrower to request Bankers' Acceptances or BA Equivalent Loans from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower and the Lenders;

(d)
any outstanding Notice of Drawdown requesting the issuance of Bankers' Acceptances or BA Equivalent Loans shall be deemed to be a Notice of Drawdown requesting a Prime Loan in the amount specified in the original Notice of Drawdown;

(e)
any outstanding Notice of Borrowing requesting a Conversion of a USBR Loan or LIBOR Loan into Bankers' Acceptances or BA Equivalent Loans shall be deemed to be a Notice of Borrowing requesting a Conversion of such Advance into a Prime Loan; and

(f)
any outstanding Notice of Borrowing requesting a Rollover of Bankers' Acceptances or BA Equivalent Loans shall be deemed to be a Conversion Notice of Borrowing requesting a Conversion of such Advance into a Prime Loan.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower's right to request the Bankers' Acceptances or BA Equivalent Advances and of any termination of any such suspension. A BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 noon (Calgary, Alberta local time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Notice of Borrowing previously received by the Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Notice of Borrowing if received by the Agent prior to 12:00 noon (Calgary, Alberta local time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such previously received Notice of Borrowing.
12.5    Application of Sections 12.1, 12.2, 12.3 and 12.4
If a Lender exercises its rights under this Article 12, then concurrently with a written notice from such Lender to the Borrower requiring compliance with the applicable provision, such Lender shall provide the Borrower with a certificate in reasonable detail outlining the particulars giving rise to such notice, confirming that its actions are consistent with actions concurrently taken by such Lender with respect to similar type provisions affecting other borrowers of such Lender in comparable circumstances and, in the case of Section 12.1, certifying (with reasonable supporting detail) the increased costs, if any, payable by the Borrower hereunder, which shall be prima facie proof thereof and binding on the Parties.
12.6    Designation of a Different Lending Office
If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.3 or requests compensation under Section 12.1, or, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.3 or 12.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 13
COSTS, EXPENSES AND INDEMNIFICATION
13.1    Costs and Expenses
The Borrower shall, promptly upon demand by the Agent, pay (a) all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, registration, syndication and ongoing administration of this Agreement and all other Loan Documents, and (b) all reasonable costs and expenses of the Agent and the Lenders in connection with the amendment and enforcement of, and the waiver or preservation of any of the Agent's and the Lenders' rights under this Agreement and all other Loan Documents (including in either case the reasonable fees and expenses of Lenders' Counsel on a solicitor and his own client basis). The Agent or the Lenders, as the case may be, shall within a reasonable time give notice to the Borrower of any amounts payable by the Borrower under this Section 13.1 and such amounts shall be paid within 30 days thereafter. Any amounts not so paid will bear interest at the rate set out in Section 3.8 from the date such cost or expense should have been paid until the Agent or the Lenders have been paid in full.
13.2    General Indemnity
In addition to any liability of the Borrower to any Lender or the Agent under any other provision hereof, the Borrower shall indemnify each Lender and the Agent and their respective Affiliates, directors, officers, agents and employees (collectively, in this Section the "Indemnified Parties") and hold each Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including, without limitation, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of an Advance and reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the same as a result of or in connection with the Credit Facility or the Loan Documents, including, without limitation, as a result of or in connection with:

(a)
any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund or maintain any Advance as a result of the Borrower's failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

(b)
subject to permitted or deemed Rollovers and Conversions, the Borrower's failure to provide for the payment to the Agent for the account of the Lenders of the full principal amount of each Bankers' Acceptance on its maturity date;

(c)
the Borrower's failure to pay any other amount, including without limitation any interest or fees, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of the Borrower hereunder for overdue amounts);

(d)	the repayment, prepayment or mandatory assignment of a LIBOR Loan otherwise than on the last day of its LIBOR Period;

(e)	the prepayment or mandatory assignment of any outstanding Bankers' Acceptance before the maturity date of such Bankers' Acceptance;

(f)	the Borrower's failure to give any notice required to be given by it to the Agent or the Lenders hereunder;

(g)	the failure of the Borrower to make any other payment due hereunder;

(h)	any inaccuracy or incompleteness of the Borrower's representations and warranties contained in Article 7;

(i)	any failure of the Borrower to observe or fulfil its covenants under Article 8; or

(j)	the occurrence of any Default or Event of Default;
provided that this Section shall not apply to any losses, claims, costs, damages or liabilities that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party claiming indemnity hereunder. The provisions of this Section shall survive repayment of the Loan Indebtedness.
13.3    Currency Indemnity
Any payment made to or for the account of a Lender in respect of any amount payable by the Borrower in a currency (the "Tendered Currency") other than the currency in which such payment is due (the "Required Currency"), whether pursuant to any judgment or order of a court or tribunal or otherwise, shall constitute a discharge of the Borrower only to the extent of the amount of the Required Currency which may be purchased with such Tendered Currency at the time of payment at the Noon Rate at such time. The Borrower covenants and agrees to and in favour of each Lender that it shall, as a separate and independent obligation which shall not be merged in any such judgment or order, pay or cause to be paid the amount not so discharged in accordance with the foregoing and indemnify and hold harmless each Lender against any loss or damage arising as a result of any such amount being paid in such Tendered Currency. A certificate of the Agent as to any such loss or damage shall be prima facie evidence of the amount thereof in the absence of manifest error.
13.4    LC Issuer Indemnity
The Borrower shall indemnify and save harmless the LC Issuer from all claims, demands, liabilities, damages, losses, costs, charges and expenses which may be asserted against or incurred by the LC Issuer, otherwise than as are determined by a court of competent jurisdiction to be attributable to the gross negligence or wilful misconduct of the LC Issuer, as a direct or indirect consequence of the issuance of any Letter of Credit at the request of the Borrower or of any failure by the LC Issuer to make any payment under any Letter of Credit issued at the request of the Borrower as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by a domestic or foreign Governmental Authority.
13.5    Waiver of Consequential Damages, Etc.
To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any loan or Letter of Credit, or the use of the proceeds thereof. No indemnitee referred to in Sections 13.2 or 13.4 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
ARTICLE 14
AGENCY AND ADMINISTRATION PROVISIONS
14.1    Authorization and Action

(a)	Each Lender on its own behalf (and, for the purposes of Article 10 and the Swap Guarantee, on behalf of each of its Affiliates which is or becomes a Swap Lender) hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf to exercise such rights or powers granted to the Agent or the Lenders under this Agreement to the extent specifically provided herein and on the terms hereof, together with such powers as are reasonably incidental thereto and the Agent hereby accepts such appointment and authorization. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 14.9, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity or which could result in the Agent's incurring any costs and expenses, without provision being made for indemnity of the Agent by the Lenders against any loss, liability, cost or expense incurred, or to be incurred or which is contrary to this Agreement or Laws.

(b)
Except as provided otherwise in Section 14.1(e), where the terms of this Agreement or the Security refer to any action to be taken hereunder or thereunder by the Lenders or to any such action that requires the consent, approval, satisfaction, agreement or other determination of the Lenders, the action taken by and the consent, approval, satisfaction, agreement or other determination given or made by the Majority Lenders shall constitute the action or consent, approval, agreement or other determination of the Lenders herein or therein referred to.

(c)
Except as provided otherwise in this Section 14.1, the Agent shall have the right to take such actions as it deems necessary, or to refrain from taking such actions or to give agreements, consents, approvals or instructions to the Borrower on behalf of the Lenders in respect of all matters referred to in or contemplated by this Agreement.

(d)
Except as provided otherwise in Section 14.1(e) or where this Agreement expressly requires that any matter be determined or consented to by all the Lenders, any provision of this Agreement may be amended only if the Borrower and the Majority Lenders so agree in writing and any Default or Event of Default may be waived before or after it occurs only if the Majority Lenders so agree in writing.

(e)	Any amendment, extension or waiver of, or consent or determination relating to, the terms of this Agreement which changes or relates to:

(i)	the Total Commitment or the Commitment of any Lender except as permitted by this Agreement;

(ii)	a decrease in the rates, or an extension in the dates of payment, of interest payable hereunder;

(iii)
a decrease in the amount, or an extension in the dates of payment, of fees payable hereunder except for (A) fronting fees payable pursuant to Section 3.5 (which may be varied with the consent of the LC Issuer) and (B) agency fees payable pursuant to Section 3.7 (which may be varied with the consent of the Agent);

(iv)	a decrease in the amount, or an extension in the dates of payment, of principal required hereunder;

(v)	the types of Advances available hereunder;

(vi)	the extension provisions in Section 2.3 except for the notice periods referred to therein;

(vii)	an assignment or transfer by the Borrower of any or all of its rights and obligations under this Agreement;

(viii)	any release of the Security;

(ix)	any assignment or transfer by a Restricted Subsidiary of, or release or amendment of, any or all of its obligations under any Restricted Subsidiary Guarantee not provided for hereunder;

(x)	Section 14.17(a)(ii); or

(xi)	this Section 14.1(e);
shall require the unanimous consent in writing of all the Lenders; provided that:

(A)
any amendment or waiver which changes or relates to the rights or obligations of the Agent, any LC Issuer or the Swing Line Lender shall also require the agreement of the Agent, the LC Issuer or such Swing Line Lender, as applicable; and

(B)
any amendment or waiver which changes or relates to Section 10.3 or this paragraph (B) or which would adversely affect in any material way the Security insofar as it pertains to a Swap Lender shall also require the agreement of the Swap Lender so affected;

and all references to unanimous consent in such context shall be construed accordingly.

(f)	The Agent shall declare an Event of Default and demand payment under Section 11.2 of any or all of the Loan Indebtedness when directed to do so by written notice of the Majority Lenders.
14.2    Procedure for Making Drawdowns

(a)
Unless the Agent has been notified by a Lender at least one Banking Day prior to the Drawdown Date requested by the Borrower that such Lender will not make available to the Agent its Pro Rata Share of the relevant Advance, the Agent may assume that such Lender has made or will make such portion of such Advance available to the Agent on the Drawdown Date in accordance with the provisions hereof and the Agent may, but shall be in no way obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Pro Rata Share of an Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender's Pro Rata Share of the Advance and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the usual inter-bank offered rate for the sale of deposits in the applicable currency or, if such Lender becomes a Defaulting Lender, the rate payable hereunder by the Borrower for the Advance in each case for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent); provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Borrower covenants and agrees that, without prejudice to any rights the Borrower may have against such Lender, it shall repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof, in the absence of manifest error. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Advance for purposes of this Agreement.

(b)
After the Agent is notified by the Borrower of a pending sale of Bankers' Acceptances to third party purchaser(s) in accordance with Section 4.5(b), each Lender may, in its discretion, assume that the applicable purchaser will be remitting the applicable BA Discount Proceeds to such Lender on the applicable issue date in accordance with the Borrower's settlement instructions and such Lender may, in its discretion and in reliance upon such assumption, remit to the Agent on such issue date an amount equal to such BA Discount Proceeds (net of the BA Stamping Fee payable to such Lender) in accordance with Section 4.5(d). If the applicable purchaser does not in fact remit such funds to such Lender on such issue date, such Lender shall promptly notify the Agent who shall promptly notify the Borrower and the Borrower shall forthwith, on demand by the Agent, pay to the Agent for the account of such Lender such amount together with such interest thereon as may be reasonably required to compensate such Lender for such purchaser's non-payment if such payment is not made on such issue date, as determined by such Lender in accordance with its usual banking practices.

14.3    Remittance of Payments
Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment of principal, interest or fees pursuant hereto, the Agent shall remit to the Designated Lending Branch of each Lender its Pro Rata Share of such payment; provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each of the Lenders on receipt of such remittance from the Agent agrees to repay to the Agent forthwith on demand an amount equal to the remittance together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner customarily applicable to interbank payments for each day from the date such amount is remitted to the Lenders without prejudice to any right such Lender may have against the Borrower. The exact amount of the repayment required to be made by the Lenders pursuant hereto shall be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.
14.4    Redistribution of Payment
Each Lender agrees that:

(a)
if a Lender (an "Overpaid Lender") shall obtain any payment (an "Excess Payment"), whether voluntary, involuntary, through the exercise of any right of set‑off or otherwise (other than any amounts expressly permitted to be paid solely to such Lender pursuant to this Agreement), to be applied on account of any portion of the Loan Indebtedness owed to it in excess of its Pro Rata Share thereof, then:

(i)
such Overpaid Lender shall purchase, on a non-recourse basis and at par, portions of the Outstandings owed to the other Lenders in an amount equal to the Excess Payment and in such proportions that after such purchase each Lender will be owed its Pro Rata Share of the Loan Indebtedness, whereupon the Agent shall notify the Borrower of such amount and of its receipt by the Agent;

(ii)
such Overpaid Lender shall immediately pay to the Agent an amount equal to the Excess Payment and the Agent shall remit to each Lender (other than the Overpaid Lender) its Pro Rata Share of such Excess Payment (calculated without reference to the share of the Overpaid Lender); and

(iii)	the Agent shall notify the Borrower of its receipt of the Excess Payment and:

(A)	as between the Borrower and the Overpaid Lender, the Excess Payment shall, except as provided in paragraph (B) below, be treated as not having been paid; and

(B)
as between the Borrower and each Lender (other than the Overpaid Lender), the applicable share of the Excess Payment shall be treated as having been paid to each such Lender on the date such Excess Payment was made to the Overpaid Lender;

provided that if all or any portion of such Excess Payment is subsequently recovered or otherwise required to be repaid by the Overpaid Lender to the Borrower or any trustee, liquidator, receiver, receiver-manager or Person with analogous powers, each other Lender will promptly repay to the Agent for the account of such Overpaid Lender an amount equal to any amount which such other Lender had received pursuant to this Section 14.4;

(b)
if such Lender or its Affiliate exercises any security against or right of counter‑claim, set off or banker's lien or similar right with respect to the property of the Borrower or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim and collateral for which it is, or is entitled to exercise any set‑off against, a debt owed by it to the Borrower, such Lender or its Affiliate shall apportion the amount thereof proportionately between:

(i)
all outstanding Loan Indebtedness owing by the Borrower (including the face amounts at maturity of Bankers' Acceptances accepted by the Lenders), which amounts shall be applied in accordance with Section 14.4(a); and

(ii)
all Senior Secured Swap Obligations owing by the Borrower and the Restricted Subsidiaries, which amounts shall be shared among the Swap Lenders in accordance with Section 10.3 (and, for such purposes, the provisions of Section 14.4(a) shall apply mutatis mutandis), provided that these provisions do not apply to:

(A)	any cash collateral provided to a Lender or its Affiliate as security for any Permitted Lien which does not secure Senior Secured Obligations;

(B)	any netting arrangements or other set-off of obligations under any Hedging Agreements with the Swap Lenders;

(C)	any payment to which a Lender is entitled as a result of any credit derivative or other form of credit protection obtained by such Lender; or

(D)	any accounts receivable which are included in a Permitted Securitization Program (including the proceeds received by the purchaser of such receivables); and

(c)	if such Lender or its Affiliate does, or is required to do, any act or thing permitted by Section 14.4(a) or 14.4(b) above, it shall promptly provide full particulars thereof to the Agent.

14.5    Duties and Obligations
Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

(a)
may assume that there has been no assignment or transfer by any means by the Lenders of their rights hereunder, unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives from the assignee an executed Lender Assignment Agreement;

(b)
may consult with legal counsel (including receiving the opinions of Borrower's Counsel and Lenders' Counsel required hereunder), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(c)
shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier, telex, facsimile, electronic mail) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

(d)	may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

(e)	may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person;

(f)
shall not be bound to disclose to any other Person any information relating to the Borrower, any of its Subsidiaries or any other Person if such disclosure would or might in its opinion constitute a breach of any Laws, be in default of the provisions hereof or be otherwise actionable at the suit of any other Person; and

(g)
may refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any Laws or any directive or otherwise render it liable to any Person, and may do anything which is in its reasonable opinion necessary to comply with such Laws.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the representations and warranties of the Borrower herein or the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.
14.6    Prompt Notice to Lenders
Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrower, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.
14.7    Agent's and Lenders' Authorities
With respect to its Commitments and its Pro Rata Shares of the Drawdowns, Rollovers and Conversions made by it as a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. Subject to the express provisions hereof relating to the rights and obligations of the Agent and the Lenders in such capacities, the Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower and its Subsidiaries or any corporation or other entity owned or controlled by any of them and any Person which may do business with any of them without any duties to account therefor to the Agent or the other Lenders and, in the case of the Agent, all as if it was not the Agent hereunder.
14.8    Lender Credit Decision
It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and the Subsidiaries. Each Lender confirms to the Agent that it is engaged in the business of making and evaluating the risks associated with commercial revolving or term loans, or both, to corporations similar to the Borrower and the Subsidiaries, that it can bear the economic risks related to the transaction contemplated hereby, that it has had access to all information deemed necessary by it in making such decision (provided that this representation shall not impair its rights against the Borrower) and that it is entering into this Agreement in the ordinary course of its commercial lending business. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and the Subsidiaries. Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement. Each Lender hereby covenants and agrees that it will not make any arrangements with the Borrower for the satisfaction of any Advances or other Loan Indebtedness without the consent of all other Lenders.
14.9    Indemnification of Agent
The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrower), on a Pro Rata Basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under or in respect of this Agreement in its capacity as Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. If the Borrower subsequently repays all or a portion of such amounts to the Agent, the Agent shall reimburse the Lenders their Pro Rata Shares (adjusted according to the amounts paid by them in respect thereof) of the amounts received from the Borrower. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its portion (determined as above) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

14.10    Successor Agent
The Agent may, as hereinafter provided, resign at any time by giving 45 days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall, after soliciting the views of the Borrower, have the right to appoint another Lender as a successor agent (the "Successor Agent") who shall be acceptable to the Borrower, acting reasonably. If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent shall, on behalf of the Lenders, appoint a Successor Agent who shall be a Lender acceptable to the Borrower, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit as to any actions taken or omitted to be taken by it as Agent or in its capacity as Agent while it was Agent hereunder.
14.11    Taking and Enforcement of Remedies

(a)
Each of the Lenders hereby acknowledges that, to the extent permitted by Laws, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Agent upon the decision of the Majority Lenders regardless of whether any Loan Indebtedness is accelerated pursuant to Section 11.2. Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to individually take any action with respect to the Credit Facility, including, without limitation, any exercise of any remedies under Section 11.2, but that any such action shall be taken only by the Agent with the prior written agreement or instructions of the Majority Lenders; provided that, notwithstanding the foregoing, if (i) the Agent, having been adequately indemnified against costs and expenses of so doing by the Lenders, shall fail to carry out any such instructions of the Majority Lenders, any Lender may do so on behalf of all Lenders and shall, in so doing, be entitled to the benefit of all protections given the Agent hereunder or elsewhere, and (ii) in the absence of instructions from the Majority Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders or any of them take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority Lenders, or upon a Lender or the Agent taking action as aforesaid, it shall cooperate fully with the Lender or the Agent to the extent requested by the Lender or the Agent in the collective realization including, without limitation, and, if applicable, the appointment of a receiver, or receiver and manager to act for their collective benefit. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that it has not heretofore and shall not seek, take, accept or receive any security for any of the Loan Indebtedness of the Borrower hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the Parties relating in any manner whatsoever to the Credit Facility (except as expressly contemplated under this Agreement), unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

(b)
With respect to any enforcement, realization or the taking of any rights or remedies to enforce the rights of the Lenders hereunder, the Agent shall be a trustee for each Lender, and all monies received from time to time by the Agent in respect of the foregoing shall be held in trust and shall be trust assets within the meaning of applicable bankruptcy or insolvency legislation and shall be considered for the purposes of such legislation to be held separate and apart from the other assets of the Agent, and each Lender shall be entitled to their Pro Rata Shares of such monies. In its capacity as trustee, the Agent shall be obliged to exercise only the degree of care it would exercise in the conduct and management of its own business and in accordance with its usual practice concurrently employed or hereafter instituted for other substantial commercial loans.
14.12    Adjustments Among Lenders

(a)
Adjustments to Outstandings. Each Lender agrees that, after acceleration of any Outstandings pursuant to Section 11.2, it will at any time and from time to time, upon the request of the Agent as required by any Lender, purchase portions of the Outstandings made available by the other Lenders and make any other adjustments which may be necessary or appropriate, in order that the proportionate amount of Outstandings owed to each Lender, as adjusted pursuant to this Section 14.12, will be on a Pro Rata Basis at such time.

(b)
Application of Payments. The Lenders agree that, after acceleration of any Outstandings pursuant to Section 11.2, the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, will be so applied in a manner so that, to the extent possible, the proportionate amount of Outstandings owed to each Lender which remain outstanding after giving effect to such application and any adjustments made pursuant to Section 14.12(a) will be on a Pro Rata Basis as of the date of acceleration (subject to adjustment as required to reflect any Conversion of Swing Line Advances to Advances pursuant to Section 2.11(d)).

(c)
Further Assurances. The Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.12, but shall incur no increased liabilities, costs or expenses, in aggregate, by reason thereof.

14.13    Reliance Upon Agent
The Borrower shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to this Agreement, and the Borrower shall generally be entitled to deal with the Agent with respect to matters under this Agreement which the Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Agent to provide the same.
14.14    No Liability of Agent
The Agent shall have no responsibility or liability to the Borrower on account of the failure of any Lender to perform its obligations hereunder (unless such failure was caused, in whole or in part, by the Agent's failure to observe or perform its obligations hereunder), or to any Lender on account of the failure of the Borrower or any Lender to perform its obligations hereunder.
14.15    Article for Benefit of Agent and Lenders
The provisions of this Article 14 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Agent and the Lenders shall be for the exclusive benefit of the Agent and the Lenders, and, except to the extent expressly provided for in this Article, the Borrower shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions. Any Lender may waive in writing any right or rights which it may have against the Agent or the other Lenders hereunder without the consent of or notice to the Borrower.
14.16    Cash Collateral and Withholding from a Defaulting Lender

(a)
Each Defaulting Lender shall be required to provide to the Agent cash in such amount, as determined from time to time by the Agent in its reasonable discretion, equal to all obligations of such Defaulting Lender which are either then owing under this Agreement or, in the case of contingent obligations under any outstanding Letters of Credit or Swing Line Advance (after giving effect to the re-allocation provisions in Section 14.17), may become owing to any LC Issuer or Swing Line Lender.

(b)
The Agent shall be entitled to withhold from any Defaulting Lender's Pro Rata Share of all payments received from the Borrower hereunder such amount as such Defaulting Lender is required to provide as cash collateral under Section 14.16(a) and the Agent is entitled to set-off such amounts against such Defaulting Lender's defaulted obligations to fund amounts previously required to be paid by such Defaulting Lender under this Agreement and to purchase participations previously required to be purchased by such Defaulting Lender under this Agreement.

(c)
All funds received by the Agent pursuant to Sections 14.16(a) and 14.16(b) shall be deposited by the Agent in one or more cash collateral accounts in the name of the Agent, which amounts shall be used by the Agent:

(i)	first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Loan Document;

(ii)
second, to repay on a Pro Rata Basis the incremental portion of any Loan Indebtedness made by a Non-Defaulting Lender pursuant to Section 14.17 in order to fund a funding shortfall created by a Defaulting Lender and, upon receipt of such repayment, each such Non-Defaulting Lender shall be deemed to have assigned to the Defaulting Lender such incremental portion of such Loan Indebtedness; and

(iii)
third, to cash collateralize all other contingent obligations of such Defaulting Lender to the Agent, any LC Issuer or any Swing Line Lender which are outstanding pursuant to this Agreement in such amount as shall be determined from time to time by the Agent in its reasonable discretion;

provided that any such funds in excess of such Defaulting Lender's defaulted obligations shall be paid to the Defaulting Lender.

(d)
For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including, without limitation, a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, except for the gross negligence or wilful misconduct of the Agent as determined by a final non-appealable judgement of a court of competent jurisdiction.

14.17    Funding Where There is a Defaulting Lender

(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)
the standby fees payable pursuant to Section 3.6 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender if and for so long as such Lender is a Defaulting Lender pursuant to (i) or (ii) of the definition thereof;

(ii)
a Defaulting Lender shall not be included in determining whether, and the Commitments and Lender's proportions of such Defaulting Lender shall be excluded in determining whether, all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 14.1(e)); provided that any waiver, amendment or modification that (A) applies to such Defaulting Lender in a manner that differs in any material respect from its application to other affected Lenders, (B) increases any Commitment of such Defaulting Lender, (C) extends any Maturity Date applicable to such Defaulting Lender, (D) decreases the Applicable Pricing Margin or standby fees applicable to such Defaulting Lender or (E) postpones, reduces or waives any principal payment due to such Defaulting Lender hereunder shall in each case require the consent of such Defaulting Lender; and

(iii)	for certainty, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender;
provided that the Agent shall only be required to give effect to (i) and (ii) above if the Agent has actual knowledge that a Lender is a Defaulting Lender. If the Agent acquires actual knowledge that a Lender is a Defaulting Lender, then the Agent shall promptly notify the Borrower that such Lender is a Defaulting Lender (and such Lender shall be deemed to have consented to such disclosure); provided that the Agent shall have no duty to inquire as to whether a Lender is a Defaulting Lender.

(b)
If the Agent has actual knowledge that a Lender is a Defaulting Lender at the time that the Agent receives a Notice of Borrowing that relates to a Letter of Credit or that either relates to a Swing Line Advance or will result in a currency conversion, then each Non-Defaulting Lender shall fund its Lender's proportion of such affected Loan Indebtedness (and, in calculating such Lender's proportion, the applicable Commitment of each such Defaulting Lender shall be ignored); provided that such re-allocation may only be effected if and to the extent that (i) such re-allocation would not cause any Non-Defaulting Lender's proportion of all Outstandings to exceed its Commitment and (ii) the conditions precedent in Section 9.2 are satisfied at such time. Each Defaulting Lender agrees to indemnify each Non-Defaulting Lender for any amounts paid by such Non-Defaulting Lender under this Section 14.17 and which would otherwise have been paid by the Defaulting Lender if its Commitment had been included in determining the Lender's Pro Rata Share of such affected Advances.

(c)	If any Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender, then:

(i)
all or any part of such Defaulting Lender's Pro Rata Share of such Letter of Credit shall be re-allocated among the Non-Defaulting Lenders in accordance with their respective Commitments; provided that such re-allocation may only be effected if and to the extent that (A) such re-allocation would not cause any Non-Defaulting

Lender's Commitment of all Outstandings to exceed its Commitment and (B) the conditions precedent in Section 9.2 are satisfied at such time;

(ii)
if the re-allocation described in clause (i) above cannot be effected, or can only partially be effected, then such Defaulting Lender shall, within one Banking Day following notice by the Agent, provide cash collateral for such Defaulting Lender's Commitment of such Letter of Credit (after giving effect to any partial re-allocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 14.16 for so long as such Letter of Credit is outstanding; and

(iii)
if the Lender's Commitment of the Non-Defaulting Lenders are re-allocated pursuant to this Section 14.17(c), then the issuance fees payable to the Lenders pursuant to Section 3.5 shall be adjusted to give effect to such re-allocations in accordance with each such Non-Defaulting Lender's Commitment.

(d)
So long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, amend or increase any Letter of Credit, and no Swing Line Lender shall be required to make any Swing Line Advance, unless such LC Issuer or Swing Line Lender as applicable is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized in accordance with Section 14.17(c), and participating interests in any such newly issued or increased Letter of Credit or Swing Line Advance shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 14.17(b) or 14.17(c)(i) as applicable (and Defaulting Lenders shall not participate therein).

(e)
If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of such change, the Agent shall notify the Non-Defaulting Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the Non-Defaulting Lenders shall on a rateable basis sell and assign to such Lender, portions of such Loan Indebtedness equal in total to such Lender's Commitment thereof without regard to this Section 14.17.

ARTICLE 15
ASSIGNMENT
15.1    Assignment and Participation Prior to Default

(a)
Any Lender (a "Granting Lender") may grant a participation in the Credit Facility to one or more Persons (each a "Participant"). If such a participation is granted, (i) the Granting Lender shall remain fully liable for all of its obligations and responsibilities hereunder to the same extent as if such participation had not been granted, and (ii) the Granting Lender shall administer the participation of the Participant and none of the Participant, the Borrower and the Agent shall have any rights against or obligations to one another, nor shall any of them be required to deal directly with one another in respect of the participation by such Participant.

(b)
With the prior written consent of the Borrower, the Agent, any LC Issuer and the Swing Line Lender (which in each case cannot be unreasonably withheld), any Lender (an "Assigning Lender") may assign all or any part of such Lender's rights to, and may have its respective obligations in respect of, the Credit Facility assumed by one or more Persons (each an "Assignee"). No such consents shall be required in the case of an assignment to an Affiliate but the Assigning Lender shall not be released from its obligations hereunder unless such consents are obtained. Any permitted assignment shall become effective when the Agent and the Borrower have been notified of it by the Assigning Lender, have received from the Assignee an executed copy of a Lender Assignment Agreement, and the Agent has received from the Assignor an assignment fee of U.S. $3,500 (other than in respect of the initial syndication of the Credit Facility or in respect of an assignment to an Affiliate of the Assigning Lender). Any Assignee of a Lender shall be and be treated as a Lender for all purposes of this Agreement, and each Assignee shall be entitled to the full benefit hereof and shall be subject to the obligations of the Assigning Lender to the same extent as if it were an original party in respect of the rights or obligations assigned to it and the Assigning Lender shall be released and discharged accordingly and to the same extent, and Schedule A (to the extent such Schedule relates to the Assigning Lender) shall be deemed to be amended accordingly from time to time without further notice or other requirement.

(c)
No Lender shall be entitled to grant a participation under Section 15.1(a) or an assignment under Section 15.1(b) or to change its Lender's Designated Branch, as the case may be, if this would, immediately following such participation or assignment or change of Lender's Designated Branch (or within a reasonably foreseeable period of time thereafter), (i) create or increase any liability on the part of the Borrower in respect of Taxes, (ii) increase the cost of the Credit Facility to the Borrower or result in any increase in obligations of the Borrower, (iii) result in any reduction of rights of the Borrower, or (iv) result in any increase in the amount that the Borrower is obligated to pay pursuant to any of the Loan Documents.

(d)
The Borrower will, at the applicable Lender's expense, execute such further documents and instruments and do such further things as the Agent or such Lender may reasonably request for the purpose of any participation or assignment.

(e)
Notwithstanding any other provision of Section 15.1, no Assigning Lender shall assign an interest to an Assignee unless (i) the Assignee, if it is not an existing Lender, acquires any Commitment(s) with an aggregate principal amount of not less than U.S. $10,000,000, and (ii) the Assigning Lender, if it retains any Commitments, retains any Commitment(s) with an aggregate principal amount of not less than U.S. $10,000,000.

(f)	Notwithstanding any other provision of Section 15.1, the Swing Line Lender may only assign all (but not less than all) of its Swing Line Commitment.

(g)
The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of each Participant, and the amount of each such Participant's interest in such Lender's rights and/or obligations under this Agreement (the "Participant Register"). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant's interest in any Commitments, Advances or its other obligations under this Agreement) except as required by applicable Law. Unless otherwise required by any Government Authority, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to such Government Authority.

15.2    Assignment After Event of Default
Notwithstanding anything to the contrary herein contained, if an Event of Default has occurred and is continuing, nothing in this Agreement shall:

(a)
require the consent of the Borrower to an assignment by a Lender to any Person of all or any part of its rights and obligations under or with respect to this Agreement and any Loan Indebtedness owing to it; or

(b)	impose limits upon the amount of the Commitment assigned or retained by the assigning Lender.
15.3    Assignment by Borrower
The Borrower shall not assign, delegate or transfer all or any part of its rights or obligations hereunder without the prior written consent of all the Lenders.
ARTICLE 16
GENERAL PROVISIONS
16.1    Exchange and Confidentiality of Information
Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), provided that:

(a)
any Lender Party may disclose all or any part of the Information (i) to its auditors or (ii) if, in its reasonable opinion, such disclosure is required in connection with any actual or threatened judicial, administrative or governmental proceedings including proceedings initiated under or in respect of this Agreement;

(b)
no Lender Party shall incur any liability in respect of any Information disclosed as required by any Laws, or by applicable order, policy or directive having the force of law, to the extent of such requirement;

(c)
any Lender Party may disclose the Information to any Governmental Authority having jurisdiction over it or its Affiliates (i) to the extent required or requested by such Governmental Authority, or (ii) where it considers such disclosure to be advisable or appropriate, acting reasonably;

(d)
any Lender Party may provide counsel and their other agents and professional advisors with any Information related solely to this Agreement; provided that such Persons shall be under a like duty of confidentiality to that contained in this Section;

(e)
any Lender Party may provide any Affiliate thereof with any Information to the extent reasonably required to be disclosed thereto; provided that each such Affiliate shall be under a like duty of confidentiality to that contained in this Section and further provided that the Lender Party providing the Information shall be responsible for any breach by its Affiliate of the aforementioned like duty of confidentiality;

(f)
any Lender Party may disclose Information to any insurance or reinsurance company thereof for the purpose of maintaining insurance, to any person providing administration and settlement services in respect of this Agreement and to any actual or prospective counterparty to any securitization, swap or derivative transaction relating to the Borrower; provided that, such counterparty, insurance or reinsurance company or other person agrees in writing to be under a like duty of confidentiality to that contained in this Section;

(g)
no Lender Party shall incur any liability in respect of any Information: (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by the Borrower, (ii) which such Lender Party can show was, prior to receipt thereof from the Borrower, lawfully in such Lender Party's possession and not then subject to any obligation on its part to the Borrower to maintain confidentiality, or (iii) which such Lender Party received from a third party who was not, to the knowledge of such Lender Party after reasonable inquiry, under a duty of confidentiality to the Borrower at the time the Information was so received;

(h)
any Lender Party may disclose the Information to any other financial institutions and other Persons in connection with (i) the syndication by the Agent or Lenders of the Credit Facility, (ii) the assignment (or prospective assignment) by a Lender of the Credit Facility, (iii) the granting (or potential granting) by a Lender of a participation in the Credit Facility, or (iv) any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations under this Agreement or payments hereunder, in each case, where such financial institution or other Person agrees to be under a like duty of confidentiality to that contained in this Section;

(i)	any Lender Party may disclose the Information on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility; and

(j)
any Lender Party may disclose all or any part of the Information in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document the enforcement of rights hereunder or thereunder.

In addition, any Lender Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to such Lender Party in connection with the administration and management of this Agreement, the other Loan Documents and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
16.2    Replacement of Lenders
In addition to and not in limitation of or derogation from the other provisions hereof, the Borrower shall have the right, at its option, to (a) replace (by causing a Lender to assign its rights and interests under the Credit Facility to additional financial institutions or to existing Lenders which have agreed to increase their Commitments) or (b) provided that no Default or Event of Default has occurred and is continuing, repay the Pro Rata Share of Loan Indebtedness outstanding and cancel the Commitment of (without corresponding repayment to or cancellation of the Commitments of other Lenders) or (c) do any combination thereof with respect to: (i) any Lender which has not agreed to a consent under, waiver of or proposed amendment to the provisions of the Loan Documents (each, a "Dissenting Lender") requested by the Borrower, (ii) any Declining Lender which has notified the Borrower that they have a conflict of interest in respect of a Takeover pursuant to Section 2.10(a)(ii)(B)(2), (iii) any Lender (A) which has notified the Borrower and the Agent of an entitlement to receive Additional Compensation under Section 12.1 or (B) in respect of which the Borrower is required to pay any Indemnifiable Taxes or additional amounts pursuant to Section 6.3 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 12.6, (v) any Lender which, pursuant to Section 12.2, has declared its obligations under this Agreement in respect of any Advance to be terminated, and (vi) any Defaulting Lender, and, in each case for such purposes, the provisions of Section 2.3(f) shall apply thereto, mutatis mutandis; provided that:

(a)
in the case of the replacement or repayment of a Dissenting Lender, the Borrower shall not be entitled to replace or repay a Dissenting Lender unless (i) two or more Lenders holding Commitments which in the aggregate exceed 50% of the Total Commitment and (ii) after such replacement or repayment, the requested consent, waiver or amendment would be approved in accordance with the Loan Documents;

(b)
the Borrower shall not be entitled to repay a Dissenting Lender (as opposed to replacing the same) and reduce the amount of the Credit Facility if, after doing so, the Credit Facility would be reduced by more than 25% in the aggregate or such greater percentage as may be agreed to by the Lenders other than the Dissenting Lenders;

(c)	the Borrower shall not be entitled to replace or repay a Dissenting Lender unless the Borrower is concurrently repaying or replacing all of the other Dissenting Lenders (if any);

(d)	the Borrower shall have paid to the Agent the assignment fee (if applicable) specified in Section 15.1(b);

(e)
in the case of any such assignment resulting from a payment required to be made pursuant to Section 6.3 or a claim for compensation under Section 12.1, such assignment will result in a reduction in such payments or compensation thereafter;

(f)	any such assignment does not conflict with applicable Law; and

(g)
the addition of any new financial institution as a Lender or the increasing of the Commitment of any existing Lender shall require the consent of the Agent, the Swing Line Lender and each LC Issuer, each such consent not to be unreasonably withheld.

16.3    Telephone Instructions
Any verbal instructions given by the Borrower in relation to this Agreement will be at the risk of the Borrower and neither the Agent nor the Lenders will have any liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by the Agent or a Lender, as the case may be, provided the Agent or Lender, as the case may be, acted without gross negligence in the circumstances. The Agent will notify the Borrower of any conflict or inconsistency between any written confirmation of such verbal instructions received from the Borrower and the said verbal advice as soon as practicable after the conflict or inconsistency becomes apparent to the Agent.
16.4    Further Assurances
Each Party hereto shall, at the request of the other (but at the expense of the Borrower), perform all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the other, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Documents.
16.5    Notice; Electronic Communications

(a)
Subject to Section 16.5(b), any notice or other communication hereunder shall be in writing and, if delivered, it shall be considered received on the day it is given to an officer of the recipient, or if faxed during normal business hours on a Banking Day, it shall be considered received on the same day as the transmission thereof was successfully completed to the number provided as follows:

In the case of the Borrower:
NOVA Chemicals Corporation
1000 - 7th Avenue S.W.
Calgary, Alberta
T2P 5L5
Attention:    Chief Financial Officer
Fax No.:    (403) 750-3942
with a copy to (412) 490-4573
`        In the case of the Agent:
(i)    For Drawdowns, Rollovers, Conversions and repayments:
The Toronto-Dominion Bank, as Agent
TD North Tower
77 King Street West, 25th Floor
Toronto, Ontario M5K 1A2
Attention: Vice President, Loan Syndications-Agency
Fax: (416) 982-5535
(ii)    For all other notices:
The Toronto-Dominion Bank, as Agent
TD Bank Tower
66 Wellington Street West, 9th Floor
Toronto, Ontario M5K 1A2
Attention: Vice President, Loan Syndications-Agency
Fax: (416) 944-6976
In the case of each Lender:
At the address notified by such Lender to the Agent from time to time.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article 2 by electronic communication. Each of the Agent and the Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)	Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)
The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform").

(e)
The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates (collectively, the "Agent Parties") have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's, any Loan Party's or the Agent's transmission of communications through the Platform. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or, any Lender by means of electronic communications pursuant to this Section, including through the Platform.

16.6    Non-Performance of Covenants
If the Borrower fails to perform any of its covenants or agreements hereunder, and has failed to cure same within applicable cure periods, the Agent may itself, but shall not be obliged to, perform or cause to be performed the same upon five (5) Banking Days' prior written notice to the Borrower and all reasonable expenses incurred or payments made by the Agent in so doing shall be paid by the Borrower to the Agent forthwith upon demand. Any such expenses or payments remaining unpaid within 30 days after demand shall bear interest at the rate set forth in Section 3.8 from the date such expense or payment was incurred or made by the Agent until paid.
16.7    Waiver of Jury Trial
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
16.8    Counterparts
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 9.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
16.9    Whole Agreement
This Agreement constitutes the whole and entire agreement between the Agent and the Lenders on one hand and the Borrower on the other hand, and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal among all such Parties in respect of the subject matter of this Agreement.
16.10    Credit Agreement Governs
In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail.
16.11    Anti-Money Laundering Legislation

(a)
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" Applicable Laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), it may be required to obtain, verify and record information that identifies the Borrower and each Restricted Subsidiary, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person's directors, authorized signing officers, or other Persons in control of each such Person). The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)
If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of the Borrower or any Restricted Subsidiary or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender's behalf, then the Agent:

(i)
shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a "written agreement" in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)
Notwithstanding anything to the contrary in this Section 16.11, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Borrower or any Restricted Subsidiary or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

BORROWER:

NOVA CHEMICALS CORPORATION

Per:    /s/ Randy Woelfel
Name:    Randy Woelfel
Title:    Chief Executive Officer

Per:    /s/Todd Karran
Name:    Todd Karran

Title:	Senior Vice President and Chief Financial Officer

[Signature Page -- NOVA Restated Credit Agreement (2013)]

AGENT:

THE TORONTO-DOMINION BANK, as Agent
Per:    /s/ Feroz Haq
Name:    Feroz Haq

Title:	Vice President, Loan Syndications - Agency

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:
THE TORONTO-DOMINION BANK

Per:    /s/ Greg Hickaway
Name:    Greg Hickaway
Title:    Managing Director

Per:    /s/ Glen Cameron
Name:    Glen Cameron
Title:    Director

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

ROYAL BANK OF CANADA

Per:    /s/ Chris Cowan
Name:    Chris Cowan
Title:    Authorized Signatory

Per:
Name:
Title:

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

HSBC BANK CANADA

Per:    /s/ Jean-Philippe Gariazzo
Name:    Jean-Philippe Gariazzo
Title:    Vice President

Per:    /s/ Brad Walman
Name:    Brad Walman
Title:    Associate

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

BARCLAYS BANK PLC

Per:    /s/ Vanessa A. Kurbatskiy
Name:    Vanessa A. Kurbatskiy
Title:    Vice President

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

EXPORT DEVELOPMENT CANADA

Per:    /s/ Hivda Morissette
Name:    Hivda Morissette
Title:    Asset Manager

Per:    /s/ Victor Samuel
Name:    Victor Samuel
Title:    Asset Manager

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

THE BANK OF NOVA SCOTIA

Per:    /s/ J. Frazell
Name:    J. Frazell
Title:    Director

[Signature Page -- NOVA Restated Credit Agreement (2013)]

LENDER:

CANADIAN WESTERN BANK

Per:    /s/ Tim Bacon
Name:    Tim Bacon

Title:	Assistant Vice President Energy Lending

Per:    /s/ Daryl Anderson
Name:    Daryl Anderson
Title:    Senior Manager, Energy Lending

[Signature Page -- NOVA Restated Credit Agreement (2013)]

Confirmation of Guarantees
Dated:     December 13, 2013
For good and valuable consideration (the receipt and sufficiency of which is hereby conclusively acknowledged) each of the undersigned in its capacity as a "Guarantor" pursuant to and as defined in its respective Restricted Subsidiary Guarantee hereby: (a) consents and agrees to the terms of this Restated Credit Agreement; (b) acknowledges and confirms the representations and warranties applicable to it in this Restated Credit Agreement; (c) agrees to and undertakes the covenants expressed to be applicable to it in the Restated Credit Agreement; and (d) acknowledges that its Restricted Subsidiary Guarantee remains in full force and effect in all respects notwithstanding the amendments contained in this Restated Credit Agreement and shall continue to exist and shall apply to all Loan Indebtedness and (subject to the next paragraph) Secured Swap Obligations, including without limitation the Loan Indebtedness of the Borrower under this Restated Credit Agreement.
Without derogation from the foregoing or any Restricted Subsidiary Guarantee, each of the undersigned that is a Qualified ECP Guarantor (each an "Applicable Guarantor") hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Restricted Subsidiary to honour all of its obligations under its respective Restricted Subsidiary Guarantee in respect of Swap Obligations (provided, however, that each Applicable Guarantor shall only be liable hereunder for the maximum amount of such liability that can be hereby incurred without rendering its obligations hereunder, or otherwise under its own Restricted Subsidiary Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Applicable Guarantor under this paragraph shall remain in full force and effect until its Restricted Subsidiary Guarantee is discharged in accordance with the Restated Credit Agreement or otherwise in accordance with its terms. Each Applicable Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Restricted Subsidiary for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
For the purposes of the foregoing paragraph, "Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Restricted Subsidiary that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Notwithstanding the foregoing or any provision of any Restricted Subsidiary Guarantee, the Restricted Subsidiary Guarantee of each of the undersigned shall not guarantee or apply in respect of any Excluded Swap Obligations, and for this purpose the definition of "Obligations" in each such Restricted Subsidiary Guarantee shall be deemed to exclude Excluded Swap Obligations.
Except to the extent expressly set out herein, this Confirmation is in addition to and shall not limit, derogate from or otherwise affect the provisions of the Security, as amended to the date hereof.
Capitalized terms used herein shall have the same meanings herein as are ascribed thereto in the Restated Credit Agreement.

EXECUTED by each of the undersigned as of the date first above written.

NOVA CHEMICALS (CANADA) LTD. Per: /s/ Todd Karran Name: Todd Karran Title: SVP and Chief Financial Officer Per: /s/ Stephen Vianello Name: Stephen Vianello Title: Treasurer	NOVA PETROCHEMICALS LTD. Per: /s/ Randy Woelfel Name: Randy Woelfel Title: SVP and Chief Operating Officer Per: /s/ Todd Karran Name: Todd Karran Title: SVP and Chief Financial Officer
NOVA CHEMICALS INC. Per: /s/ Randy Woelfel Name: Randy Woelfel Title: Chief Executive Officer Per: /s/ Todd Karran Name: Todd Karran Title: SVP and Chief Financial Officer	NOVA CHEMICALS (INTERNATIONAL) S.A. Per: /s/ Todd Karran Name: Todd Karran Title: Director

[Signature Page -- NOVA Restated Credit Agreement - Confirmation (2013)]

SCHEDULE A
TO THE RESTATED CREDIT AGREEMENT
COMMITMENTS

Lenders	Commitment
The Toronto-Dominion Bank	U.S. $75,000,000
Royal Bank of Canada	U.S. $70,000,000
HSBC Bank Canada	U.S. $70,000,000
Barclays Bank plc	U.S. $70,000,000
The Bank of Nova Scotia	U.S. $60,000,000
Export Development Canada	U.S. $55,000,000
Canadian Western Bank	U.S. $25,000,000

Total	U.S. $425,000,000

SCHEDULE B
TO THE RESTATED CREDIT AGREEMENT

COMPLIANCE CERTIFICATE
TO:    THE TORONTO-DOMINION BANK, as Agent

Re:
Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation as borrower, The Toronto-Dominion Bank as agent (the "Agent") and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

1.
This Compliance Certificate is given pursuant to Section 8.1(f)(ii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

2.
I am the duly appointed [•] of the Borrower and hereby certify in such capacity for and on behalf of the Borrower and not in my personal capacity and without assuming any personal liability whatsoever, after making due inquiry:

(a)	the Borrower is in compliance with all of its covenants in the Credit Agreement [except as described in Schedule • hereto];

(b)	no Default or Event of Default has occurred and is continuing [except as described in Schedule • hereto];

(c)	for the purposes of Section 8.3, that as at the end of the Fiscal Quarter ended •:

(i)	the Debt to Capitalization Ratio was •; and

(ii)	the Senior Debt to Cash Flow Ratio was •;
and attached hereto are detailed particulars of the manner in which these financial covenants were calculated;

(d)
the Applicable Pricing Margin for BA Stamping Fees, LIBOR Loans and LC Fees under the Credit Facility will be •% on the [insert date that is the first day of the month following the date the Compliance Certificate is delivered or required to be delivered]; and

(e)
attached hereto are detailed summaries or particulars of the following financing and derivative arrangements which are subsisting on [insert last day of relevant Fiscal Quarter] and are not disclosed in the most recent Financial Statements delivered to the Agent:

(i)	all operating leases entered into by the Borrower or any Restricted Subsidiary with an aggregate Attributable Debt in excess of U.S.$25,000,000;

(ii)	the outstanding principal amount of any Permitted ABL Facility and any Permitted Securitization Program to which the Borrower or any Restricted Subsidiary is a party;

(iii)	the mark to market position or credit exposure under any Hedging Agreements and Commodity Agreements with a Swap Lender to which the Borrower or any Restricted Subsidiary is a counterparty;

(iv)
any Debt in excess of U.S.$25,000,000 incurred by any Person in which the Borrower or any Restricted Subsidiary owns a minority interest in excess of 10% of the aggregate voting or equity interests in such Person;

(v)
any Financial Assistance provided pursuant to Section 8.2(k)(iii) including the aggregate amount thereof and particulars of any particular type of Financial Assistance which individually or cumulatively exceeds U.S.$5,000,000; and

(vi)
(A) the basket amount which equals 15% of "Consolidated Net Tangible Assets" as contemplated in the negative pledges contained within the Public Indentures and (B) the aggregate "Debt" secured by "Liens" which are included within such basket amount, as these terms are defined in the Public Indentures.

DATED this ______ day of _____________________, 20___.

NOVA CHEMICALS CORPORATION
By:    ______________________________
Name:
Title:

B-2

SCHEDULE C
TO THE RESTATED CREDIT AGREEMENT

RESTRICTED SUBSIDIARY GUARANTEE

TO:    THE TORONTO-DOMINION BANK
in its capacity as Agent as defined below,
Loan Syndications - Agency
TD Bank Tower
66 Wellington Street West, 9th Floor
Toronto, Ontario
M5K 1A2
PREAMBLE:

A.
NOVA Chemicals Corporation (the "Borrower") is the borrower under the Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation as borrower, The Toronto-Dominion Bank as agent (the "Agent") and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

B.	The Borrower has designated • (the "Guarantor") as a Restricted Subsidiary under the Credit Agreement and each Restricted Subsidiary is required to execute a Restricted Subsidiary Guarantee.

C.	The Guarantor has agreed to execute and deliver this Guarantee to and in favour of the Agent as collateral security for the payment and performance of the Obligations (as hereinafter defined).
AGREEMENT:
For valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Guarantor, the Guarantor hereby agrees in favour of the Agent, for its own benefit and for the benefit of the Lenders, as follows:

1.
Defined Terms. In this Guarantee, capitalized terms which are not defined herein shall have the meanings given to such terms in the Credit Agreement. In addition, for the purposes hereof: (i) the Loan Documents shall be deemed to include any Hedging Agreements and Commodity Agreements which create any Secured Swap Obligations; and (ii) the Lenders shall be deemed to include the Swap Lenders. In addition to the foregoing:

"Qualified ECP Guarantor" means the Guarantor while such Guarantor (a) has total assets exceeding $10,000,000 or (b) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.	Guarantee.

(a)
The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Agent, forthwith upon demand by the Agent, of all Loan Indebtedness and Secured Swap Obligations (other than Excluded Swap Obligations) which the Borrower has from time to time incurred or may hereafter incur to the Agent, the Lenders and the Swap Lenders (or any of them) under, in connection with or with respect to the Credit Agreement or the other Loan Documents (collectively, the "Obligations"); provided that, notwithstanding anything herein to the contrary, Obligations shall be deemed to exclude Excluded Swap Obligations.

(b)
Notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable Laws relating to the insolvency of debtors.

(c)
The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Agent or any Lender hereunder.

(d)
If any amount in respect of the Obligations is not recoverable from the Guarantor hereunder on the basis of a guarantee, then, notwithstanding any other provision hereof, the Guarantor will indemnify and save harmless the Agent and any Lender from and against any and all losses, damages, costs, expenses or liabilities suffered or incurred by the Agent and any Lender resulting or arising from or relating to any failure of the Borrower to unconditionally and irrevocably pay in full or fully perform the Obligations as and when due provided that the amount of such indemnification shall not exceed the amount of such Obligations and any amounts due and owing hereunder.

(e)
Without derogation from the foregoing or any other provision of this Guarantee, at any time during which the Guarantor is a Qualified ECP Guarantor, the Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Restricted Subsidiary to honour all of its obligations under its respective Restricted Subsidiary Guarantee in respect of Swap Obligations (provided, however, that the Guarantor shall only be liable under this Section 2(e) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2(e), or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Guarantor under this Section 2(e) shall remain in full force and effect until this Guarantee is discharged in accordance with the Restated Credit Agreement or otherwise in accordance with its terms. The Guarantor intends that this Section 2(e) constitute, and this Section 2(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Restricted Subsidiary for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(f)
All amounts payable by the Guarantor hereunder will be paid to the Agent (for its own benefit and for the benefit of the Lenders) at the address of the Agent shown above or as otherwise directed in writing by the Agent. Any amounts payable by the Guarantor under this Guarantee which are not paid forthwith upon demand therefor by the Agent will bear interest from the date of such demand at the rate or rates applicable to the corresponding Obligations pursuant to the applicable Loan Documents.

(g)
Upon the occurrence and during the continuation of an Event of Default, each Lender is hereby authorized at any time and from time to time thereafter, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final, matured or unmatured) at any time held and any and all other indebtedness at any time owing, by such Lender to or for the credit or the account of the Guarantor against any or all of the Obligations. Such Lender agrees to promptly notify the Guarantor and the Agent after any such set-off and application and to provide particulars of such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. This set-off may occur notwithstanding that such deposits or other indebtedness are expressed in different currencies and such Lender is hereby authorized to effect any necessary currency conversions at the Noon Rate.

3.
Absolute Obligations. All of the Guarantor's obligations under this Guarantee are unconditional, shall remain in force until this Guarantee is terminated in accordance with Section 12, and shall not be affected, modified, impaired, released or discharged upon the happening from time to time of any event, including without limitation any of the following:

(a)	any waiver of the Borrower's performance of any Obligation, or the Borrower's default under any of the Loan Documents;

(b)	any extension of time for payment or performance of any Obligation or the amendment, extension or renewal of any Loan Documents or any Obligation;

(c)	any delay or failure by the Agent or any Lenders in exercising any right or remedy under any of the Loan Documents;

(d)	any transfer, assignment or mortgaging by the Borrower or the Agent or any Lenders of any interest in any of the Loan Documents or this Guarantee;

(e)
the release or discharge of the Borrower from the performance or observance of any Obligation (other than by performance or by consent of or release by the Agent or the Lenders) unless the Guarantor would have been released from such Obligation if it had been a party to the relevant Loan Documents in the place of the Borrower;

(f)
the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets and liabilities or the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, composition or other similar proceeding affecting the Borrower or the disaffirmance of any of the Loan Documents in any such proceeding;

(g)
any merger, amalgamation, arrangement, consolidation or other reorganization to which the Borrower, the Guarantor or any related entity is a party, or any direct or indirect sale or disposition of the Guarantor's assets or the Borrower's ownership interest in the Guarantor; or

(h)	the release, acceptance or disposal of any collateral held by the Agent or the Lenders as security for any of the Obligations, and notwithstanding any defence which the Borrower, the Guarantor or any other guarantor may have against the Agent or the Lenders or any other Person entitled by the terms of any of the Loan Documents to enforce any of the Loan Documents.

4.
Amendment to the Loan Documents. The Guarantor is aware of and consents to the terms of the Loan Documents and agrees that the Loan Documents (other than this Guarantee) may be modified, amended or restated from time to time without notice to or consent of the Guarantor, and that Guarantor's obligations hereunder shall continue in force with respect to the Loan Documents as so modified, amended or restated.

5.
Waivers by Guarantor. The Guarantor waives notice of the acceptance of this Guarantee, demand or presentment for payment to the Borrower or the making of any protest, notice of the amount of the Obligations outstanding at any time, notice of non-payment or failure to perform on the part of the Borrower, notice of any amendment, modification or waiver of or under any of the Loan Documents, and all other notices or demands not specifically required hereunder.

6.	No Requirement to Exhaust Remedies.

(a)
Neither the Agent nor any Lender shall be required to make demand on or file suit against the Borrower or any other party to attempt to collect payment or enforce performance of any Obligation from the Borrower or any other party, to foreclose against any security now or hereafter existing for the Obligations or to exercise or exhaust any other right or remedy to which the Agent or any Lender may be entitled prior to enforcing this Guarantee.

(b)
No payment made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until this Guarantee is terminated in accordance with Section 12.

7.
Subrogation. During the term of this Guarantee, the Guarantor agrees not to exercise any rights which it may acquire by way of subrogation or indemnity in respect of this Guarantee until all of the Obligations have been unconditionally and irrevocably paid and satisfied in full. The Guarantor agrees that in any bankruptcy or insolvency of the Borrower or any assignment to or composition, reorganization or other similar proceeding made with the Borrower's creditors, the Agent and the Lenders shall have the right to rank in priority to the Guarantor for the full amount of the Agent's and the Lenders' claims in respect of the Obligations.

8.
Foreign Currency Obligations. The Guarantor will make payment of each Obligation in the currency (the "Original Currency") in which the Borrower is required to pay such Obligation. If the Guarantor makes payments relative to any Obligation to the Agent or any Lender in a currency other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of the Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Agent is able to purchase at Toronto, Ontario with the amount it received on the date of receipt. If the amount of the Original Currency which such Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, the Guarantor will indemnify and save the Agent and each Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guarantee, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Agent, for and on behalf of the Lenders it represents, and will continue in full force and effect not withstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

9.
Taxes and Set-off by Guarantor. All payments to be made by the Guarantor hereunder will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any Law, regulation or international agreement requires the Guarantor to make any such deduction or withholding form any such payment, the sum due from the Guarantor with respect to such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any deduction or withholding on additional amounts paid pursuant to this

Section 9), the Agent, for its own benefit and on behalf of the Lenders, receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

10.
Postponement of Claims. Following the occurrence and during the continuance of an Event of Default, (a) all indebtedness, obligations and liabilities, present and future, direct or indirect, of the Borrower to the Guarantor (the "Intercorporate Debt"), together with each and every security therefor, shall be and is hereby subordinated and postponed to the prior payment in full of all of the Obligations, and (b) all monies received by the Guarantor on account of the principal amount of any Intercorporate Debt, and all monies received by the Guarantor on account of interest or other amounts paid or payable in respect of any Intercorporate Debt at any time shall be received and held by the Guarantor in trust for the Agent and the Lenders, and forthwith upon demand by the Agent shall be paid over to the Agent and applied to the Obligations until the Obligations are finally paid and satisfied in full, all without prejudice to, and without in any way limiting or lessening, the liability of the Guarantor to the Agent and the Lenders under this Guarantee.

11.
Reinstatement. If, at any time, all or any part of any payment previously applied by the Agent or any Lender to any Obligation is or must be rescinded or returned by the Agent or any Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any other Person), such Obligation will, for the purpose of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or any such Lender, and this Guarantee will continue to be effective or be reinstated, as the case may be, as to such Obligation, all as though such application by the Agent or any such Lender had not been made.

12.
Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and the Lenders that all of the representations and warranties in Section 7.1 of the Credit Agreement which relate to the Restricted Subsidiaries are true and correct with respect to the Guarantor as if made on the date hereof.

13.
Term. This Guarantee shall remain in effect for so long as any Loan Indebtedness or Secured Swap Obligations are outstanding or the Credit Facility is available under the Credit Agreement, provided that if the Guarantor shall ever cease to be a Restricted Subsidiary in accordance with Section 2.9 of the Credit Agreement, this Guarantee shall thereafter be of no force or effect.

14.
Assignment. This Guarantee shall bind and benefit the successors and permitted assigns of the Guarantor, the Agent and the Lenders; provided however that the Guarantor shall not assign its obligations hereunder without the prior written consent of the Agent for and on behalf of the Lenders.

15.
Notices. Any notice or other communication hereunder shall be in writing and, if delivered, it shall be considered received on the day it is given to an officer of the recipient, or if faxed during normal business hours on a Banking Day, it shall be considered received on the same day as the transmission thereof was successfully completed to the number provided as follows:

In the case of the Guarantor:
[Guarantor]
__________________________
__________________________
__________________________

Attention: •
Fax No.: •

In the case of the Agent:
The Toronto-Dominion Bank, as Agent
Loan Syndications - Agency
TD Bank Tower
66 Wellington Street West, 9th Floor
Toronto, Ontario
M5K 1A2
Attention: Vice President, Loan Syndications - Agency
Fax No.: (416) 944-6976

Any party may change its address or fax number from time to time in a notice similarly given.

16.	Miscellaneous.

(a)	No provision of this Guarantee may be amended or waived except by a written instrument executed by Guarantor and Agent.

(b)	The Guarantor shall be liable for all reasonable legal fees and other costs and expenses incurred by the Agent in enforcing this Guarantee.

(c)
This Guarantee shall be governed by the laws of the Province of Alberta. The courts of the Province of Alberta shall have non-exclusive jurisdiction with respect to all matters relating to or arising out of this Guarantee.

(d)
To the extent that there is any conflict, inconsistency or ambiguity between the provisions of this Guarantee and any Loan Document, the provisions of the Credit Agreement will govern to the extent necessary to eliminate such inconsistency or ambiguity.

IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the _______day of _______________, 20___.

[GUARANTOR]

By: ___________________________
Name:
Title:

By: ___________________________
Name:
Title:

SCHEDULE D
TO THE RESTATED CREDIT AGREEMENT

NOTICE OF DRAWDOWN

TO:	THE TORONTO-DOMINION BANK, as Agent

Re:
Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation as borrower, The Toronto-Dominion Bank as agent (the "Agent") and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

1.	The Drawdown Date is the ______ day of _______________, 20___.

2.	Pursuant to Section 2.4 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Drawdown(s) be made available:

Type of Drawdown	Principal Amount	BA Period or LIBOR Period	Currency
Prime Loan	________________
USBR Loan	________________
BA Issue	________________	_____________________	______________
LIBOR Loan	________________	_____________________	______________
LC Issue	________________		______________

3.	The undersigned certifies to the Agent and to the Lenders that:

(a)	on the date hereof, no Default or Event of Default has occurred and is continuing and no Default or Event of Default shall occur as a result of the making of the Drawdown(s) contemplated herein; and

(b)	since the date of the most recent Financial Statements delivered to the Agent, no event, act or condition has occurred that would have a Material Adverse Effect.

4.	Special instructions (if any):

5.	This Notice is irrevocable.

6.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

DATED this ______ day of _________________, ______, at __________a.m., Calgary, Alberta time.

NOVA CHEMICALS CORPORATION

By: ________________________________
Name:
Title:

D-2

SCHEDULE E
TO THE RESTATED CREDIT AGREEMENT

NOTICE OF ROLLOVER/CONVERSION/REPAYMENT

TO:	THE TORONTO-DOMINION BANK, as Agent

Re:
Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation as borrower, The Toronto-Dominion Bank as agent (the "Agent") and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

1.	Pursuant to Section [2.5/6.1(a)] of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:

(a)	rolling over part or all of an Advance described as:
Type of Advance:
Principal Amount and Currency(1):
Maturity Date (for BA Issue, LIBOR Loan or LC Issue):

into another Advance of the same type
Maturity Date (for BA Issue, LIBOR Loan or LC Issue):

(1) If only part of maturing Advance is rolled over, please indicate.
or;

(b)	converting part or all of the Advance described as:
Type of Advance:
Principal Amount and Currency(1):
Maturity Date (for BA Issue or LIBOR Loan):

into an Advance described as:
Type of Advance:
Principal Amount and Currency(1):
Maturity Date (for BA Issue or LIBOR Loan):

effective the ______ day of _______________________, ______.
(1) If only part of maturing Advance is being converted, please indicate.

(c)	repaying part or all of the Advance described as:
Type of Advance:
Principal Amount and Currency:
Maturity Date (for BA Issue or LIBOR Loan):

2.
The undersigned certifies to the Agent and the Lenders that, as of the date of this Notice, no Event of Default has occurred and is continuing nor will an Event of Default result after giving effect to the proposed Rollover, Conversion or repayment of the type provided herein.

3.	This Notice is irrevocable.

4.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
DATED this ______ day of _________________, ______, at __________a.m., Calgary, Alberta time.

NOVA CHEMICALS CORPORATION

By: ________________________________
Name:
Title:

E-2

SCHEDULE F
TO THE RESTATED CREDIT AGREEMENT

EXTENSION REQUEST

TO:	THE TORONTO-DOMINION BANK, as Agent

Re:
Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation as borrower, The Toronto-Dominion Bank as agent (the "Agent") and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

1.
This Extension Request is given pursuant to Section 2.3(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

2.	The Borrower hereby requests that the Lenders extend the Maturity Date for a further period of _____ year(s) until _________________.
DATED this _____ day of _________________, 20___.

NOVA CHEMICALS CORPORATION

By: ________________________________
Name:
Title:

SCHEDULE G
TO THE CREDIT AGREEMENT

LENDER ASSIGNMENT AGREEMENT

THIS LENDER ASSIGNMENT AGREEMENT is made as of the _______ day of •, 20____.
BETWEEN:
• (hereinafter referred to as the "Assignor")
OF THE FIRST PART
‑ and ‑
• (hereinafter referred to as the "Assignee")
OF THE SECOND PART
‑ and ‑
NOVA CHEMICALS CORPORATION (hereinafter referred to as the "Borrower")
OF THE THIRD PART
‑ and ‑
THE TORONTO-DOMINION BANK, in its capacity as agent of the Lenders, and as LC Issuer and Swing Line Lender (hereinafter referred to as the "Agent"),
OF THE FOURTH PART

WHEREAS the Assignor is a Lender under the Restated Credit Agreement dated as of December 13, 2013 among the Borrower, the Agent and the Lenders (as amended, modified, supplemented or restated from time to time, the "Credit Agreement");
AND WHEREAS the Assignor has agreed to assign and transfer to the Assignee certain rights under the Credit Agreement in compliance with the Credit Agreement, and the Assignee has agreed to accept such rights and assume certain obligations of the Assignor under the Credit Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the parties hereby agree as follows:
2.    Interpretation

(a)
In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the same meanings attributed thereto as set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:

(i)	"Assigned Commitments" has the meaning set forth in Section 2 hereof;

(ii)	"Assigned Interests" has the meaning set forth in Section 2 hereof;

(iii)	"Assumed Obligations" has the meaning set forth in Section 4 hereof; and

(iv)	"Effective Date" means • [which shall be a date that is at least 5 Banking Days following receipt by the Agent of this Agreement signed by the Assignor, the Assignee and the Borrower.]

(b)
The division of this Agreement into Articles, Sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)	In this Agreement:

(i)
the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Lender Assignment Agreement taken as a whole and not to any particular section, subsection or paragraph;

(ii)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa; and

(iii)
words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

(d)
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The parties hereby irrevocably submit to the non‑exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

(e)
If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of any such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

3.    Assignment of Rights by Assignor
Effective as of the Effective Date, the Assignor hereby absolutely assigns and transfers to the Assignee:

(a)	subject as provided in Section 3 hereof, [all OR •% of all] of the right, title and interest in, to and under each of the outstanding Advances and other Loan Indebtedness owing by the Borrower; and

(b)	U.S. $• of the Assignor's Commitment (the "Assigned Commitment");
together with all of the Assignor's other rights under the Credit Agreement and the other Loan Documents but only insofar as such other rights relate to (a), (b) and (c) above (collectively, the "Assigned Interests").

4.    Outstanding Assignor Obligations
The parties hereby acknowledge that, on the Effective Date, Bankers' Acceptances accepted by the Assignor and having terms to maturity ending on or after the Effective Date and the Assignor's Pro Rata Share of Letters of Credit issued by the LC Issuer and having expiration dates ending on or after the Effective Date may be outstanding (collectively, the "Outstanding Assignor Obligations"). Such Outstanding Assignor Obligations shall remain the liability and obligation of the Assignor and the Assignor shall be entitled to all of the rights, titles and benefits arising out of the Credit Agreement and the other Loan Documents with respect to such Outstanding Assignor Obligations (including reimbursement rights); provided, however, that the Assignee shall indemnify the Assignor and hold the Assignor harmless from and against any losses or costs paid or incurred by the Assignor in connection with such Outstanding Assignor Obligations (other than losses or costs which arise out of the negligence or wilful misconduct of the Assignor).
5.    Assumption of Obligations by Assignee
The Assignee assumes and covenants and agrees to be responsible for all obligations relating to the Assigned Interests to the extent such obligations arise or accrue on or after the Effective Date (collectively, the "Assumed Obligations") and agrees that it will be bound by the Credit Agreement and the other Loan Documents to the extent of the Assumed Obligations as fully as if it had been an original party to the Credit Agreement.
6.    Credit Agreement References; Notices
Effective as of the Effective Date:

(a)	the Assignee shall be a Lender for all purposes of the Credit Agreement and the other Loan Documents and all references therein to "Lenders" or "a Lender" shall be deemed to include the Assignee;

(b)	the Commitments of the Assignee shall be the Assigned Commitments and all references in the Credit Agreement to the Commitments of the Assignee shall be deemed to be to the Assigned Commitments;

(c)
any demand, notice or communication to be given to the Assignee in accordance with Section 16.4 of the Credit Agreement shall be made or given to the following address or telecopy number (until the Assignee otherwise gives notice in accordance with such Section 16.4):

[NOTE: Insert address particulars]

(d)
Schedule A to the Credit Agreement shall be deemed to be and is hereby amended to the extent necessary to give effect to the assignment of the Assigned Commitments contemplated hereby and to give effect to Sections 5(b) and 5(c) hereof.

7.    The Agent
Without in any way limiting the provisions of Section 4 hereof, the Assignee irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

8.    No Entitlement to Prior Interest or Other Fees
Except as otherwise agreed in writing between the Assignor and the Assignee, notwithstanding any provision of the Credit Agreement or other Loan Documents or any other provision of this Agreement, the Assignee shall have no right, title or interest in or to any interest or fees paid or to be paid to the Assignor under, pursuant to or in respect of:

(a)	[the fees payable to the Agent for acting as Agent under the Credit Agreement; or]
[NOTE: 7(a) above to be inserted for any assignment by the Agent.]

(b)	the Advances, the Credit Facility or the Credit Agreement for any period of time or in respect of any event or circumstance prior to the Effective Date.
9.    Consent of Borrower, Agent, LC Issuer and Swing Line Lender
Each of the Borrower, the Agent, the LC Issuer and the Swing Line Lender consent to the assignment of the Assigned Interests to the Assignee and the assumption of the Assumed Obligations by the Assignee and, as and from the Effective Date, agree to recognize the Assignee as a Lender under the Credit Agreement as fully as if the Assignee had been an original party to the Credit Agreement. Each of the Borrower, the Agent, the LC Issuer and the Swing Line Lender, as and from the Effective Date, agree that the Assignor shall have no further liability or obligation to any of them in respect of the Assumed Obligations.
10.    Representations and Warranties
Each of the Assignor and the Assignee hereby represents and warrants to the other parties as follows:

(a)	it has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b)
the execution, delivery, observance and performance on its part of this Agreement has been duly authorized by all necessary action and this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

The Assignor represents and warrants to the Assignee that it has the right to sell to the Assignee the Assigned Interests and that the same are free and clear of all Liens. The Assignor also represents and warrants to the Assignee that it has not received written notice of the occurrence of any Default or Event of Default under the Credit Agreement which is continuing.
The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and notwithstanding any examinations or investigations which may be made by the parties or their respective legal counsel.
Except as expressly provided herein, the Assignee confirms that this Agreement is entered into by the Assignee without any representations or warranties by the Assignor or the Agent or the Borrower on any matter whatsoever, including, without limitation, on the effectiveness, validity, legality, enforceability, adequacy or completeness of the Credit Agreement or any other Loan Document delivered pursuant thereto or in connection therewith or any of the terms, covenants and conditions therein or on the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

11.    Assignee Credit Decision
The Assignee acknowledges to the Assignor, the Agent and the Borrower that the Assignee has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and the other Loan Documents and all other matters incidental to the Credit Agreement and the other Loan Documents. The Assignee confirms with the Assignor and the Agent that it does not rely, and it will not hereafter rely, on the Agent or the Assignor:

(a)
to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Credit Agreement and the other Loan Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to the Assignee by the Agent); or

(b)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.
The Assignee acknowledges that a copy of the Credit Agreement (including a copy of the Schedules) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Loan Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. The Assignee acknowledges that it is satisfied with the form and substance of the Credit Agreement and the other Loan Documents.
12.    Payments
The Assignor and the Assignee acknowledge and agree that all payments under the Credit Agreement in respect of the Assigned Interests from and after the Effective Date received by the Agent on or after the date hereof shall be the property of the Assignee and the Agent shall be entitled to treat the Assignee as solely entitled thereto.
13.    Amendments and Waivers
Any amendment or modification or waiver of any right under any provision of this Agreement shall be in writing (in the case of an amendment or modification, signed by the parties) and any such waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach.
14.    General Provisions

(a)
The parties hereto shall from time to time and at all times do all such further acts and things and execute and deliver all such documents as are required in order to fully perform and carry out the terms of this Agreement.

(b)	The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(c)
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one full set of counterparts.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.
•, as Assignor
Per:    _______________________________
Per:    _______________________________

•, as Assignee
Per:
Per:

NOVA CHEMICALS CORPORATION
Per:
Per:

THE TORONTO-DOMINION BANK, as Agent
Per:
Per:

•, as LC Issuer
Per:
Per:

•, as Swing Line Lender
Per:
Per:

SCHEDULE H
TO THE CREDIT AGREEMENT

RESTRICTED SUBSIDIARIES

Ownership (direct or indirect) of Borrower

NOVA Chemicals (Canada) Ltd.	100%

NOVA Petrochemicals Ltd.	100%

NOVA Chemicals Inc.	100%

NOVA Chemicals (International) S.A.	100%

SCHEDULE I
TO THE RESTATED CREDIT AGREEMENT
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This Agreement is made as of •, among NOVA Chemicals Corporation, on behalf of the NOVA Parties, •, as the Collateral Agent, The Toronto-Dominion Bank as Existing Facility Agent and • as New Facility Agent [NTD: If there is not a New Facility Agent, name each New Lender directly and amend references throughout].
RECITALS:

A.	The Borrower has entered into the Existing Credit Agreement pursuant to which the Existing Lenders have agreed to provide borrowings to the Borrower.

B.	The Borrower has entered into the New Credit Agreement pursuant to which the New Lenders have agreed to provide borrowings to the Borrower.

C.	Subject to the Credit Documents from time to time in effect, the Borrower may from time to time enter into Secured Swap Arrangements with the Swap Parties.

D.	The NOVA Parties have granted or will grant the Security Documents as continuing collateral security for the Existing Lender Obligations, the New Lender Obligations and the Swap Obligations.

E.	The Collateral Agent has agreed to hold all Security Documents for the benefit of the Secured Parties from time to time in accordance with the provisions of this Agreement.
NOW THEREFORE, in consideration of the premises and their respective covenants herein, and for other consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:
Article 1
DEFINITIONS, TERMS AND HEADINGS
1.1    Defined Terms
In this Agreement, the following terms have the meanings specified below:
"Additional Security Document" means any agreement or instrument (other than the Initial Security Documents) creating or evidencing a Security Interest in any Collateral in favour of the Collateral Agent, as security for any of the Secured Obligations.
"Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person and, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of Voting Shares or by contract or otherwise.
"Agreement" means this Collateral Agency and Intercreditor Agreement, as amended, supplemented, restated or replaced from time to time.
"Borrower" means NOVA Chemicals Corporation and includes its successors and assigns.

"Business Day" means a day, excluding Saturday and Sunday, on which banking institutions are open for business in Toronto, Ontario, Calgary, Alberta and New York, New York.
"Collateral" means all present and future undertaking, property and assets of any of the NOVA Parties, and any item or part thereof.
"Collateral Agent" means •, in its capacity as the Collateral Agent for the Secured Parties under the Security Documents, and includes its successors and assigns in that capacity.
"Committed Credit" of any Existing Lender or New Lender at any time means the aggregate of all Principal Obligations then owing to such Existing Lender or such New Lender plus all undrawn or undisbursed Commitments of such Existing Lender or such New Lender that have not been terminated or otherwise made unavailable to the NOVA Parties.
"Commitment" means a commitment by any Existing Lender or New Lender to make loans, issue letters of credit, purchase notes, accept or purchase bankers' acceptances or otherwise extend credit to any NOVA Party (including on a demand basis or otherwise subject to termination at the discretion of any Existing Lender or New Lender, as applicable) that has not been terminated or otherwise made unavailable to such NOVA Party.
"Commodity Agreement" means, for any Person, any contract or financial arrangement entered into between a Person and a counterparty the purpose and effect of which is to mitigate or eliminate such Person's exposure to fluctuations in commodity prices, and includes a commodity swap, a commodity option and any arrangement having that purpose and effect which settles by physical delivery of the relevant commodity.
"Commodity Exchange Act" means the United States Commodity Exchange Act, as amended from time to time, and any successor statute.
"Credit Documents" means, collectively, the Existing Facility Documents, the New Facility Documents and the Swap Documents but shall exclude the Security Documents.
"Currency Agreement" means, for any Person, any foreign exchange contract, foreign exchange forward contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.
"Default" means an event, condition or occurrence which is a "Default" as from time to time defined in and for the purposes of any Credit Document or any event or circumstance, which is, or with the passage of time or the giving of notice would be, an Event of Default.
"Enforcement Collateral Account" has the meaning set forth in Section 4.3(a).
"Enforcing Secured Party" means, at any particular time, an Existing Lender, New Lender or Swap Party which has given (directly or through a Representative) a Notice of Enforcement under and in accordance with Section 4.1(c), which Notice of Enforcement has not been cancelled in accordance with Section 4.1(e) as at such time.
"Event of Default" means an event, condition or occurrence which is an "Event of Default" as from time to time defined in and for the purposes of any Credit Document, and in the case of Secured Obligations which are payable on demand, means a demand for payment for the full amount of such Secured Obligations has been made upon the applicable NOVA Parties.
“Excluded Swap Obligation” means, with respect to any NOVA Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such NOVA Party of, or the grant by such NOVA

Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such NOVA Party's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such NOVA Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
"Existing Credit Agreement" means the restated credit agreement dated as of December 13, 2013 among the Borrower, the Existing Lenders and the Existing Facility Agent, as the same may be amended, supplemented, increased, restated or replaced from time to time.
"Existing Facility Agent" means The Toronto-Dominion Bank, in its capacity as the "Agent" under and as defined in the Existing Credit Agreement and includes any replacement "Agent" appointed under the Existing Credit Agreement.
"Existing Facility Documents" means, collectively, the Existing Credit Agreement and all documents, instruments and agreements entered into or delivered pursuant thereto or contemplated therein.
"Existing Lender Obligations" means, collectively, all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by any NOVA Party to any of the Existing Lenders pursuant to any Existing Facility Document.
"Existing Lenders" means all of the lenders from time to time or at the applicable time, as the case may be, who are parties to the Existing Credit Agreement as "Lenders" thereunder, including without limitation the Existing Facility Agent and the Swingline Lender (as such term is defined in the Existing Credit Agreement), and "Existing Lender" means any one of them.
"Guarantee" or "guarantee" of or by any Person (in this definition, the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any of the Secured Obligations of any other Person (in this definition, the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Secured Obligations or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Secured Obligations of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay or perform such Secured Obligations, or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Secured Obligations; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
"Initial Security Documents" means this Agreement and the security agreements listed in Schedule A.
"Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the Person indicated therein against fluctuations in interest rates.
"Majority Enforcing Secured Parties" means, at any particular time, those Enforcing Secured Parties which collectively hold in the aggregate Principal Obligations representing in excess of 50%

of the aggregate sum of all Principal Obligations held at such time by all Enforcing Secured Parties as at such time.
"Majority Existing Lenders" means, at any particular time, Existing Lenders who comprise the "Majority Lenders" as defined under the Existing Credit Agreement as at such time.
"Majority New Lenders" means, at any particular time, New Lenders who comprise the "Majority Lenders" as defined under the New Credit Agreement as at such time, or if there is only one such New Lender, then such New Lender.
"Majority Secured Parties" means (a) at any time when no Notice of Enforcement or Notice of Event of Default is in effect, those Existing Lenders and New Lenders having Committed Credit representing in excess of 50% of the sum of all Committed Credit of all Existing Lenders and all New Lenders, and (b) at any time when a Notice of Enforcement or Notice of Event of Default is in effect, those Existing Lenders and New Lenders holding Principal Obligations representing in excess of 50% of the sum of all Principal Obligations held by all Existing Lenders and New Lenders, in each case at the time of any determination pursuant hereto.
"New Credit Agreement" means the credit agreement dated as of • among the Borrower, [NTD: Add any other applicable NOVA Parties], the New Lenders and the New Facility Agent, as the same may be amended, supplemented, increased, restated or replaced in whole or in part from time to time.
"New Facility Agent" means •, in its capacity as the "Agent" under and as defined in the New Credit Agreement and includes any replacement "Agent" appointed under the New Credit Agreement, or if there is only one New Lender, then such New Lender.
"New Facility Documents" means, collectively, the New Credit Agreement and all documents, instruments and agreements entered into or delivered pursuant thereto or contemplated therein.
"New Lender Obligations" means, collectively, all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Borrower or any other NOVA Party to any of the New Lenders pursuant to any New Facility Document.
"New Lenders" means the lender, or all of the lenders, from time to time or at the applicable time, as the case may be, who are parties to the New Credit Agreement as "Lenders" thereunder, including without limitation and, if applicable, the New Facility Agent, and "New Lender" means any one of them.
"Notice of Cancellation of Enforcement" means a notice delivered to the Collateral Agent by the applicable Secured Parties pursuant to Section 4.1(e).
"Notice of Default" means a written notice given by or on behalf of a Secured Party to the Borrower notifying the Borrower of the existence of a Default under a Credit Document to which such Secured Party is party.
"Notice of Enforcement" means a notice or notices delivered to the Collateral Agent by or on behalf of one or more Secured Parties in accordance with Section 4.1(c) stating (a) that all or part of the Secured Obligations are due and payable under a Credit Document to which such Secured Party or Parties are party, whether by acceleration following an Event of Default or otherwise, and remain unpaid following demand therefor, and any applicable grace period for payment thereof has lapsed, (b) that a Notice of Event of Default has been given in respect thereof, or, in the case of a demand obligation, a demand for payment has been made, (c) that such Secured Party or Secured Parties wish to enforce one or more of the Security Documents, and (d) specifying the basis on which the Notice of Enforcement is permitted to be given pursuant to Section 4.1(c).
"Notice of Event of Default" means a written notice given by or on behalf of a Secured Party to the Borrower notifying the Borrower of the existence of an Event of Default under a Credit Document to which such Secured Party is party.
"NOVA Parties" means (a) the Borrower, and (b) any Affiliate of the Borrower who is party to a Security Document in favour of the Collateral Agent or any Secured Party in respect of any of the Secured Obligations.
"Officer's Certificate" means an officer's certificate of the Borrower in a form satisfactory to the Collateral Agent, acting reasonably.
"Permitted Investments" means:

(a)
direct general obligations of, or obligations on which the payment of principal of and interest on are unconditionally guaranteed by, the Government of Canada or any political subdivision or instrumentality or agency thereof, maturing within 365 days of the date of acquisition of such obligation;

(b)
certificates or other evidences of deposit issued or acceptances accepted by or guaranteed by, or cash deposits with, any bank to which the Bank Act (Canada) applies (including a bank affiliated with the Collateral Agent) or any company licensed to carry on the business of a trust company in one or more provinces of Canada (including the Collateral Agent), in each case, having combined capital and surplus of not less than Cdn. $750,000,000, payable on demand or maturing within 90 days of the date of purchase;

(c)	Investments in commercial paper rated at least "R-1(High)" by Dominion Bond Rating Service Limited or "A-1(High)" by Standard & Poor's or at least "P-1" from Moody's Investors Service, Inc.; and

(d)
a money market fund maintained by the Collateral Agent or a bank referred to in paragraph (b) of this definition, which limits its investments to investments referred to in paragraphs (a), (b) and (c) of this definition.

"Person" shall include an individual, corporation, partnership, trust, unincorporated organization, limited liability company, joint venture, government of any country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.
"Principal Obligations" means, at any time, (a) with respect to any Existing Lender, the principal amount outstanding to such Existing Lender under the Existing Credit Agreement including without limitation the face amount of all bankers' acceptances and letters of credit outstanding thereunder, (b) with respect to any New Lender, the principal amount outstanding to such New Lender under the New Credit Agreement including without limitation the face amount of all bankers' acceptances and letters of credit outstanding thereunder unpaid, and (c) where the context so requires, refers to the aggregate principal amount outstanding of all Existing Lender Obligations and the New Lender Obligations, as the case may be, and which, in each case, is outstanding as at the time of determination (and, for greater certainty, Principal Obligations do not include Swap Obligations).
"Proceeds of Realization" means, after the giving of a Notice of Enforcement, all cash and non-cash proceeds derived from any enforcement of any Security Documents against any Collateral.

"Receiver" means a receiver, manager, receiver and manager or other Person having similar powers or authority appointed by or on behalf of any of the Enforcing Secured Parties or the Collateral Agent, or by a court at the instance of any of the Enforcing Secured Parties or Collateral Agent, in respect of any NOVA Party or any of the Collateral in each case, in accordance with and as permitted hereunder, and "Receiver" includes an interim receiver.
"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, representatives, agents and advisors of such Person and such Person's Affiliates.
"Representative" means (a) the Existing Facility Agent as representative of the Existing Lenders and (b) the New Facility Agent as representative of the New Lenders.
"Secured Obligations" means, collectively, the Existing Lender Obligations, the New Lender Obligations and the Swap Obligations.
"Secured Parties" means at any particular time, the Existing Lenders, the New Lenders, the Swap Parties and any Representative of any of the foregoing and the Collateral Agent, in each case only to the extent that such Person is acting in such capacity.
"Secured Swap Arrangement" means an Interest Rate Agreement, Currency Agreement or Commodity Agreement entered into between a NOVA Party and a Swap Party provided that (a) such agreement is expressed to be secured by the Security Documents, and (b) the existence of such Interest Rate Agreement, Currency Agreement or Commodity Agreement and the sharing by the holder thereof in the benefit of the Security Interests created by the Security Documents are permitted under all of the Credit Documents in effect at the time such Interest Rate Agreement, Currency Agreement or Commodity Agreement is entered into.
"Security Documents" means the Initial Security Documents and any Additional Security Documents.
"Security Interest" means any security interest, mortgage, charge, trust, pledge, hypothecation, encumbrance, deemed trust, adverse claim, right or interest in, on or of any asset, whether choate or inchoate, and whether contractual, statutory or otherwise arising.
"Subsidiary" means:

(a)
a Person of which another Person alone or in conjunction with its other Subsidiaries owns an aggregate number of Voting Shares sufficient to enable the election of a majority of the directors (or other Persons performing similar functions) regardless of the manner in which other Voting Shares are voted;

(b)
a Person of which another Person alone or in conjunction with its other Subsidiaries has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors (or other Persons performing similar functions) or otherwise exercise control over the management and policies of such Person; and

(c)	any partnership of which a Person (i) is the general or managing partner, or (ii) directly or indirectly, owns more than 50% of the equity or beneficial interest thereof;
and shall include any Person in like relation to a Subsidiary.
"Swap Documents" means, collectively, all documents, instruments and agreements entered into from time to time in order to implement Secured Swap Arrangements.

"Swap Obligations" means payment obligations of a NOVA Party to any Swap Party pursuant to any Secured Swap Arrangement, including (a) indemnities covering the loss suffered or incurred by a Swap Party as a result of the early termination or redemption of a transaction under a Swap determined in a manner specified under the applicable Swap Document and (b) with respect to any NOVA Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act; provided that "Swap Obligations shall be deemed to exclude Excluded Swap Obligations.
"Swap Party" means any Existing Lender, New Lender or Affiliate thereof that enters into or has entered into a Secured Swap Arrangement with a NOVA Party, in each such case for so long as any obligations of a NOVA Party to such counterparty under such Secured Swap Arrangement remain in effect.
"Voting Shares" means share capital of any class of any corporation which carries voting rights to elect the board of directors under any circumstances, but shares which carry the right to so vote conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event.
ARTICLE 2
SECURITY DOCUMENTS AND COLLATERAL
2.1    Security Interests
The Secured Parties agree that the Security Interests granted to the Collateral Agent under the Security Documents shall, to the extent of the Secured Obligations owed to the Secured Parties, respectively, rank pari passu on a pro rata basis and have equal priority as among the Secured Parties and shall at all times be shared by the Secured Parties as provided herein, notwithstanding the order of taking, perfecting or registering any Security Documents, the order of crystallizing or enforcing any security or of making demand on any NOVA Party or any other fact or circumstance of legal significance.
2.2    Additional Security Documents
If any NOVA Party is required by any Credit Document, Security Document or other agreement to grant a Security Interest in or upon, or an assignment of, any Collateral to secure any Secured Obligations, or does so voluntarily or by operation of law, then the Borrower shall, or shall cause the applicable NOVA Party to, grant such Security Interest in or upon, or assignment of, such Collateral only to the Collateral Agent to secure all the Secured Obligations pursuant to an Additional Security Document. The Borrower shall ensure that at all times the face amount of each of the debentures referred to in Schedule A hereto, as from time to time amended, exceeds the amount of the Principal Obligations at such time by at least U.S. $50,000,000, and the applicable NOVA Party and the Collateral Agent may from time to time amend such debenture to increase such face amount.
2.3    Release of Collateral

(a)
In connection with any sale, transfer or disposition by a NOVA Party of any Collateral to any Person, other than any other NOVA Party, that is permitted by or complies with each Credit Document, the Secured Parties agree that, provided that no Notice of Enforcement, Notice of Event of Default or Notice of Default is then in effect, any Security Interests on such Collateral created pursuant to the Security Documents will be released and discharged upon the delivery of an Officer's Certificate confirming that such sale, transfer or disposition (and the release of such Security Interests) is permitted by or complies with each Credit Document and, pending the registration of any such release, the Collateral Agent shall provide such no interest letters or undertakings to discharge as the Borrower may reasonably request.

(b)
The Secured Parties agree that, provided that no Notice of Enforcement, Notice of Event of Default or Notice of Default is then in effect, any Security Interests affecting the relevant Collateral created pursuant to the Security Documents will be subordinated to a purchase money Security Interest created by any NOVA Party that is permitted by or complies with each Credit Document, upon the delivery of an Officer's Certificate confirming, that such purchase money Security Interest is permitted by or complies with each Credit Document.

(c)
Collateral may be released and discharged from the Security Interests in connection with the exercise of any rights, powers or remedies by the Collateral Agent for the purposes of carrying out its obligations in respect of the enforcement of the Security Documents in accordance with Section 4.2 and such release shall not require any approval under this Section 2.3.

(d)
The Secured Parties authorize the Collateral Agent in writing to release and discharge any or all of the Security Documents if and to the extent that such release is expressly required or permitted by or complies with all of the Credit Documents in effect at such time (as confirmed by an Officer's Certificate) and is requested by the Borrower.

(e)
The Secured Parties authorize the Collateral Agent to execute releases, discharges, no interest letters, subordination agreements, amendments to financing statements, acknowledgements and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral, subordination of Security Interests or priority acknowledgements respecting purchase money Security Interests solely to the extent expressly permitted under this Section 2.3.

(f)
Notwithstanding the foregoing provisions of this Section 2.3, unless the Collateral Agent is the Existing Facility Agent or the New Facility Agent, the Officer's Certificate required to be delivered under clause (a), (b) or (d) of this Section 2.3 shall be replaced by a legal opinion (which may be provided by the Borrower's counsel) in a form satisfactory to the Collateral Agent, acting reasonably, if the fair market value of the Collateral to be released or subordinated hereunder exceeds Cdn. $•.

2.4    Additional Collateral
Each of the Secured Parties agrees that it (a) will not take, assume or hold any Security Interest in or upon or assignment of any assets which in any manner secures or would secure any of the Secured Obligations unless such Security Interest or assignment is granted to or assigned to the Collateral Agent to secure the payment of all of the Secured Obligations on a pari passu basis pursuant to an Additional Security Document, and (b) will not require that any party hereto other than the Collateral Agent be named as an additional loss payee under any insurance policy obtained by a NOVA Party in respect of the risk of loss or destruction of or damage to any of the Collateral.
2.5    Delivery of Agreements
The Borrower shall deliver to the Collateral Agent and to the other Secured Parties, promptly upon the execution thereof, true and complete copies of each Additional Security Document and, for purposes of assisting the Collateral Agent in performing its obligations hereunder, the Borrower shall deliver to the Collateral Agent promptly upon the execution thereof, true and complete copies of each Credit Document which contains any material covenants regarding the Collateral and all material amendments, supplements or other modifications thereto.

ARTICLE 3
ACTS OF SECURED PARTIES; AMOUNTS OF OBLIGATIONS
3.1    Acts of Secured Parties

(a)
If any Secured Party has a Representative, such Secured Party shall act through such Representative and any notices, consents, waivers, directions or payments to be given by or to a Secured Party that is represented by a Representative shall be given by or to such Representative on behalf of such Secured Party. As of the date hereof, the Existing Facility Agent is the Representative of the Existing Lenders under the Existing Credit Agreement and the New Facility Agent is the Representative of the New Lenders under the New Credit Agreement.

(b)
Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by any Secured Party, the Majority Secured Parties or the Majority Enforcing Secured Parties may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent, acting reasonably, and signed by such Secured Party, the Majority Secured Parties or the Majority Enforcing Secured Parties, as applicable, and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The Collateral Agent shall be entitled to rely upon (i) an instrument signed by any Representative purporting to be given on behalf of the Secured Parties represented by such Representative to the same extent as if it were signed by the Secured Parties for which such Representative acts as agent, and (ii) an instrument signed by any Secured Party if such instrument purports to be signed by or on behalf of such Secured Party, and nothing in this Section 3.1 or elsewhere in this Agreement shall be construed to require any Representative or Secured Party to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any unrevoked instrument or other document signed by such Representative or Secured Party.

(c)
In any circumstance where the Secured Parties are entitled or required by this Agreement to give, or the Collateral Agent requests such Secured Parties to give, directions under this Agreement or any other Security Document and the Secured Parties cannot agree on the directions to be given, then the Majority Secured Parties may give directions on such matter unless this Agreement specifies that directions with respect to such matter are to be given by the Enforcing Secured Parties or the Majority Enforcing Secured Parties, in which case the Enforcing Secured Parties or Majority Enforcing Secured Parties, as applicable, may give such directions. For such purposes all references herein to directions being given by the Secured Parties in such circumstances shall be deemed to refer to the Majority Secured Parties or the Majority Enforcing Secured Parties, as applicable, in the alternative.

3.2    Determination of Amounts of Obligations

(a)
Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Obligations, the Commitments or any portion thereof for any purposes of this Agreement, it shall make such determination on the basis of one or more certificates of any applicable Secured Party or its Representative, which shall be conclusive in the absence of manifest error. If, notwithstanding the request of the Collateral Agent, any applicable Secured Party shall fail or refuse promptly to certify as to the existence or amount of any Secured Obligations, Principal Obligations, any Commitments or any portion thereof, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its reasonable discretion, determine, including by reliance upon a certificate of the Borrower; provided that, promptly following determination of any such amount, the Collateral Agent shall notify such Secured Party of such determination and thereafter shall correct any error that the Borrower or such Secured Party or its Representative brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of this Section 3.2 (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any NOVA Party, any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

(b)
From time to time upon the request of the Collateral Agent (which request shall be made by the Collateral Agent, without limitation, at the reasonable direction of any Secured Party), the Borrower shall promptly deliver to the Collateral Agent a list setting forth, as of a specified date not more than 10 days prior to the date of delivery, the aggregate Secured Obligations then outstanding and Commitments and the name and address of each Secured Party and the respective amounts of Secured Obligations then outstanding and Commitments attributable to each. The Collateral Agent shall provide a copy of the most recent list delivered to it under this Section 3.2 to any Secured Party upon request.

3.3    Restrictions on Actions
Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, or unless the Collateral Agent fails to exercise its obligations hereunder, including to enforce the Security Documents in the case of delivery of a Notice of Enforcement if and when required to do so in accordance with Section 4.2 (in which case the Majority Enforcing Secured Parties shall be entitled to exercise the rights and remedies under the Security Documents for and on behalf of, and in the name of, the Collateral Agent five (5) Business Days after having given notice to the Collateral Agent and the other Secured Parties of such failure and of their intention so to do), the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise, or direct the exercise of, rights and remedies under the Security Documents. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Security Documents, except for delivering notices hereunder and as provided for above; provided that the foregoing shall not prevent (a) any Secured Party from imposing a default rate of interest in accordance with the applicable Credit Documents, or (b) a Secured Party from exercising its rights and remedies as an unsecured creditor in accordance with the applicable Credit Documents and applicable law, including the right to commence legal proceedings as an unsecured creditor to collect any Secured Obligations due and payable to such Secured Party and remaining unpaid, to demand payment of, or accelerate the maturity of, any Secured Obligations or to terminate any Commitment in accordance with the applicable Credit Documents, to commence legal proceedings to enforce any Credit Documents and obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor. If the Majority Enforcing Secured Parties exercise or purport to exercise the rights and remedies under the Security Documents as contemplated by the first sentence of this Section 3.3, any Proceeds of Realization thereby realized shall be deposited in the Enforcement Collateral Account and the provisions of Article 4 applicable to the Collateral Agent shall apply, mutatis mutandis, to such Enforcing Secured Parties.
3.4    Sharing of Information
If a Notice of Default or Notice of Event of Default has been given under Section 4.1(a) and remains outstanding, each of the Secured Parties may, but shall not be obligated to (except as required by Section 3.2), provide each other with such information as to the status of the Secured Obligations, and the Commitments and information concerning the Security Documents, the Collateral, and the financial position, property, assets and undertaking of the NOVA Parties, as such other may from time to time reasonably request, and each NOVA Party consents to such disclosure and sharing of information, subject to the recipient of such information agreeing to be bound by all confidentiality restrictions applicable to the disclosing Secured Party. Notwithstanding the foregoing, no Secured Party will be deemed to have represented the accuracy of such information absent an express written warranty to that effect, and no party hereto shall have any liability to any other party for any inaccuracy therein or reliance thereon by the recipient.
ARTICLE 4
NOTICES; ENFORCEMENT; COLLATERAL; ACCOUNTS; DISTRIBUTIONS
4.1    Notice to Secured Parties

(a)
Each Secured Party shall give the Collateral Agent a copy of any demand for payment, Notice of Default or Notice of Event of Default concurrently with the delivery thereof to the Borrower under its respective Credit Documents and may also give a copy thereof to any of the other Secured Parties or their respective Representatives; provided that no Secured Party shall have any liability for any failure to give such notice or any defect therein. Any Secured Party which has given a demand for payment, Notice of Default or Notice of Event of Default hereunder shall give notice to the Collateral Agent and the other Secured Parties promptly, and in any event within five Business Days, if all of the demand or demands, Default or Defaults or Event or Events of Default, as applicable, that were the subject of such Notice of Default or Notice of Event of Default have been remedied or waived (or revoked in the case of a demand for payment).

(b)
Upon receipt, the Collateral Agent shall forthwith deliver to each Secured Party a copy of any demand for payment, Notice of Default, any Notice of Event of Default, any notice pursuant to Section 4.1(c)(ii), any Notice of Enforcement, any Notice of Cancellation of Enforcement or any notice of remediation or waiver of a Default or an Event of Default, or any request by any party hereto for any consent, waiver or amendment with respect hereto or any other Security Document.

(c)	Subject to Section 4.1(d), any Secured Party or Secured Parties may only give a Notice of Enforcement to the Collateral Agent if all of the following conditions are met:

(i)
the Secured Party or Secured Parties are entitled to enforce the Security Interests securing such Secured Obligations at such time in accordance with the terms of the applicable Credit Documents governing such Secured Obligations;

(ii)
unless a Notice of Enforcement has already been given by another Secured Party and remains in effect, such Secured Party or Secured Parties or their Representative shall have given notice to the Collateral Agent of the intention of such Secured Party or Secured Parties to give a Notice of Enforcement hereunder, which notice shall be given at least ten (10) days prior to giving the Notice of Enforcement and shall confirm that an Event of Default under the applicable Credit Documents has occurred and is continuing;

(iii)
prior to giving the Notice of Enforcement, such Secured Party or Secured Parties shall have declared all Secured Obligations arising under such Credit Documents to be immediately due and payable (or, in the case of Secured Obligations payable on demand, shall have demanded payment of the full amount of such Secured Obligations); and

(iv)	on the date the Notice of Enforcement is given, an Event of Default under the applicable Credit Documents shall have occurred and be continuing.

(d)
Unless a Notice of Enforcement has already been given by another Secured Party and remains in effect, a Swap Party cannot give a Notice of Enforcement; and if all of the Enforcing Secured Parties (other than the Swap Parties) have delivered a Notice of Cancellation of Enforcement, any Swap Party which is an Enforcing Secured Party shall be deemed to have delivered a Notice of Cancellation of Enforcement.

(e)
A Notice of Enforcement given by any Enforcing Secured Party may be cancelled at any time by delivery of a Notice of Cancellation of Enforcement to the Collateral Agent by such Enforcing Secured Party. In addition, upon repayment in full of all Secured Obligations which are the subject matter of a Notice of Enforcement, such Notice of Enforcement shall be deemed to be cancelled.

(f)
The Collateral Agent shall be entitled to act on any Notice of Enforcement that is delivered to it and shall not be obligated to determine whether or not the Secured Party delivering same is in compliance with the conditions set out in Section 4.1(c).

4.2    Actions Under Security Documents

(a)
Each Secured Party agrees that, except as provided below and under Section 3.3, any enforcement of the Security Documents cannot occur unless a Notice of Enforcement is given to the Collateral Agent by or on behalf of one or more Secured Parties meeting the conditions set forth in Section 4.1(c); provided, however, that forthwith upon receipt of a notice given in accordance with Section 4.1(c)(iii) the Collateral Agent shall give the NOVA Parties a notice of its intention to enforce the Security Documents pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada), or any successor legislation thereto, and to enforce the Security Documents as set out in this paragraph. Whenever a Notice of Enforcement has been given, the Collateral Agent shall enforce the Security Documents and realize upon the Collateral in accordance with this Section 4.2. Unless otherwise directed in writing by all of the Enforcing Secured Parties, the Collateral Agent shall enforce the Security Documents by way of seeking the appointment of a court-appointed Receiver in respect of the applicable NOVA Parties. The Collateral Agent shall otherwise enforce the Security Documents and realize upon the Collateral in a commercially reasonable manner and in accordance with any directions given by the Majority Enforcing Secured Parties (including any directions requested in accordance with Section 4.2(b)); provided such directions are not inconsistent with or contrary to the provisions of this Agreement, any other Security Document or any applicable law and subject to the right of the applicable Enforcing Secured Parties to deliver a Notice of Cancellation of Enforcement in accordance with Section 4.1(e). Each Enforcing Secured Party agrees that it will cooperate with the Collateral Agent, any Receiver and the other Enforcing Secured Parties and provide the Collateral Agent and any Receiver with reasonable enforcement directions, all with a view to maximizing the Proceeds of Realization.

(b)
The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein. The Collateral Agent may, from time to time, request directions from the Majority Enforcing Secured Parties in relation to actions to be taken by the Collateral Agent under or with respect to the Security Documents. At any time when a Notice of Enforcement is in effect, but subject to Section 4.2(a) and Article 5, the Collateral Agent shall apply to the court for the appointment of a court-appointed Receiver in respect of the applicable NOVA Parties and, subject in all cases to the provisions of Section 4.2(a), exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any such written directions received from the Majority Enforcing Secured Parties. Subject to the provisions of Section 4.2(a), the Collateral Agent may take, but shall have no obligation to take, any and all such commercially reasonable actions under the Security Documents or any of them or otherwise as may be permitted by the Security Documents and as it shall deem to be in the best interests of the Enforcing Secured Parties (as a whole, without preferential treatment with respect to any sub-group thereof) in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Enforcing Secured Parties (as a whole, without preferential treatment with respect to any sub-group thereof)

(c)
In exercising its obligations under this Agreement, including under this Article 4, the Collateral Agent shall not be obligated to adjudicate any disagreement, conflict or dispute that may arise among the Secured Parties, including in respect of the entitlement of any group of Secured Parties to give directions to the Collateral Agent hereunder. In the event that any such disagreement, conflict or dispute arises, the Collateral Agent may apply to a court of competent jurisdiction for directions in accordance with the terms hereof with respect to any such disagreement, conflict or dispute, and the Collateral Agent shall be deemed to have fulfilled its obligations hereunder by complying with whatever directions are received from such court.

4.3    Enforcement Collateral Account

(a)	The Collateral Agent shall, promptly after receipt of a Notice of Enforcement, establish and maintain a collateral account designated the "Enforcement Collateral Account".

(b)	All Proceeds of Realization which are received by the Collateral Agent (in its capacity as such) on behalf of the Enforcing Secured Parties shall be deposited in the Enforcement Collateral Account.

(c)
All amounts deposited in the Enforcement Collateral Account (including the proceeds of any investments thereof) shall be held by the Collateral Agent subject to the terms hereof and of the Credit Documents and the Security Documents and shall constitute Collateral under the Security Documents. Except as provided in Sections 4.4(c) and 4.4(d), no NOVA Party shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Enforcement Collateral Account to be administered and applied in accordance with the terms hereof.

4.4    Application of Proceeds
Subject to Section 4.5, all amounts deposited or required to be deposited in the Enforcement Collateral Account (and the proceeds of any investment of such amounts) shall be applied in the following order of priority:

(a)
first, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Security Document) in connection with any Security Document or any of the Secured Obligations, including all reasonable court costs and the reasonable fees and expenses of its agents, any Receiver and legal counsel (on a solicitor and his own client full indemnity basis), the repayment of all advances or disbursements made by the Collateral Agent under any Security Document or on behalf of any NOVA Party and any other reasonable costs and expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;

(b)	second, to the payment to or reimbursement of the Enforcing Secured Parties of their respective pro rata share of sums advanced to the Collateral Agent pursuant to Section 5.2(c);

(c)
third, to pay all Secured Obligations owing to all Enforcing Secured Parties pro rata in accordance with the respective aggregate amounts of the Secured Obligations respectively owing to them and outstanding on the date of any such distribution (whether or not due and payable, but subject to Section 4.5); provided that if amounts have been deposited in the Enforcement Collateral Account and thereafter any and all Notices of Enforcement have been rescinded or cancelled pursuant to Section 4.1(e) or all Defaults and Events of Default identified in any Notice of Default or Notice of Event of Default hereunder have been remedied or waived (and the relevant Secured Party has so notified the Collateral Agent), then the amounts standing in the Enforcement Collateral Account, after application thereof in accordance with paragraphs (a) and (b) of this Section 4.4, shall be applied as directed by any Credit Document and, in the absence of any such direction, released to the Borrower or as the Borrower may direct; and

(d)
fourth, the balance, if any, after application in accordance with clauses (a), (b) and (c) of this Section 4.4 to the Borrower or its successors and assigns, or such other Person or Persons as shall be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

All amounts required to be paid hereunder by the Collateral Agent to any Enforcing Secured Party shall be paid to such Enforcing Secured Party or the Representative of such Enforcing Secured Party, if applicable, unless the Collateral Agent is otherwise directed in writing by such Representative.
4.5    Collateral Agent's Calculations

(a)
In making the determinations and allocations required by Sections 4.3 and 4.4, the Collateral Agent may rely upon certificates as provided in Section 3.2, as corrected from time to time pursuant thereto, as to the amounts payable with respect to the Secured Obligations. If any Enforcing Secured Party receives any amount pursuant to Sections 4.3 and 4.4 in excess of the amount it was entitled to receive pursuant to Sections 4.3 and 4.4 as a result of a demonstrable error in the determination of the amount of the Secured Obligations then such Enforcing Secured Party agrees to pay such excess to the Collateral Agent for application in accordance with Sections 4.3 and 4.4 as soon as practicable after the existence of such error shall have been determined.

(b)
For the purposes of payments and distributions hereunder, the full amount of Secured Obligations of any Enforcing Secured Party on account of any letter of credit shall be deemed to be then due and owing, and the face amount of any letters of credit then outstanding but not drawn upon and all unreimbursed obligations due on any letter of credit that have been drawn upon shall be considered principal owing pursuant to Secured Obligations relating to letters of credit and the amount outstanding under the letters of credit for purposes of determining pro rata sharing or otherwise. Amounts distributable hereunder to Enforcing Secured Parties on account of such Secured Obligations under letters of credit shall be deposited in a separate collateral account in the name of and under the control of the Collateral Agent and held by the Collateral Agent first as security for such letter of credit Secured Obligations and then as security for all other Secured Obligations of the Enforcing Secured Parties and the amount so deposited shall be applied to the letter of credit Secured Obligations at such times and to the extent that such letter of credit Secured Obligations become absolute liabilities and if and to the extent that the letter of credit Secured Obligations fail to become absolute Secured Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied in accordance with Section 4.4.

4.6    Records
The Collateral Agent shall maintain records regarding determinations of the amounts of the outstanding Secured Obligations and Commitments for any purpose, any distributions from the Enforcement Collateral Account and any information received by the Collateral Agent pursuant to Section 3.2(a) (including corrections from Secured Parties or their Representatives) and, subject thereto, Section 3.2(b). The information contained in such records shall be made available to any Secured Party upon its reasonable request.
4.7    Investment of Funds by Collateral Agent; Safekeeping

(a)
All moneys received or held by the Collateral Agent pursuant to the Security Documents may be invested in the name of the Collateral Agent or any nominee of the Collateral Agent in such Permitted Investments as the Majority Enforcing Secured Parties may direct in writing; and the Collateral Agent may at any time vary or transfer any such investments for or into other such Permitted Investments as the Majority Enforcing Secured Parties may direct in writing; and in the absence of any such directions, the Collateral Agent shall invest such monies in obligations of the Government of Canada maturing in 30 days or less. The Collateral Agent shall not be responsible for any loss occasioned thereby whether by depreciation in value, fluctuation in exchange rates or otherwise (except for any loss occasioned by the gross negligence or wilful misconduct of the Collateral Agent). In no event shall the Collateral Agent be liable for any investment, or liquidation of an investment, directed by the Majority Enforcing Secured Parties.

(b)
The Collateral Agent shall be at liberty to place all title deeds, securities and other documents that are delivered to it certifying, representing or constituting the title to any of the Collateral as permitted by the Security Documents or in any safe deposit, safe or receptacle selected by the Collateral Agent or with any bank or institution (including the Collateral Agent or any of the Secured Parties) whose business includes undertaking the safe custody of documents, or with a firm of solicitors, and may make any such arrangements as it thinks fit for allowing the NOVA Parties access to or possession of such title deeds, securities and other documents when necessary, and the Collateral Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession provided that the Collateral Agent exercises the same degree of care as it would in the handling of its own title deeds, securities and other like documents, as applicable.

(c)
An investment of any Collateral or proceeds thereof may be made or retained, at the discretion of the Collateral Agent, in the names of nominees and in such event the Collateral Agent shall not be liable for any loss occasioned by the acts of any such nominee selected by it with reasonable care and without gross negligence or wilful misconduct (but the Collateral Agent shall nevertheless be liable for any loss occasioned by the gross negligence or wilful misconduct of the Collateral Agent).

4.8    Turnover of Proceeds of Realization
If any Secured Party receives any payment which constitutes Proceeds of Realization (other than in accordance with the provisions of this Article 4), then such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent to be held and dealt with by the Collateral Agent in accordance with the provisions of this Article 4. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral, proceeds or payments in trust for the Enforcing Secured Parties entitled thereto hereunder.
ARTICLE 5
COLLATERAL AGENT
5.1    Appointment; Rights and Duties

(a)	Subject to Section 5.1(g), each of the Secured Parties irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, subject to and in accordance with the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b)
Any Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party, if applicable, as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any NOVA Party, or any Affiliate thereof, as if it were not the Collateral Agent hereunder.

(c)
The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Security Documents (and any Credit Documents to which the Collateral Agent is a party). Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Notice of Enforcement is in effect, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and by the other Security Documents (or any Credit Documents to which the Collateral Agent is a party) that the Collateral Agent is directed in writing to exercise by the Majority Secured Parties (or at any time when a Notice of Enforcement is in effect, the Enforcing Secured Parties), subject to and in accordance with the terms hereof, and (iii) except as expressly set forth herein or in the Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any NOVA Party that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity. Notwithstanding anything else herein, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Secured Parties (or the requisite portion thereof as required by any applicable provision of this Agreement) made in accordance with the provisions hereof or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall in all cases be fully justified in failing or refusing to take or continue any action under the Security Documents unless it shall have received further assurances to its satisfaction from the Secured Parties or Enforcing Secured Parties, as applicable, of the indemnification obligations under Section 5.2 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action, and unless it shall be secured in respect thereof as it may deem appropriate, acting reasonably.

(d)
The Collateral Agent shall be deemed not to have knowledge of any event that could result in a Notice of Enforcement unless and until a Notice of Enforcement is given to the Collateral Agent, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, or Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document or Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document, Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document, Credit Document or other agreement, instrument or document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(e)
The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub‑agents appointed by the Collateral Agent or through one or more Related Parties and may from time to time appoint, employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder. The exculpatory provisions hereof and of any other Security Documents applicable to the Collateral Agent shall apply to any such sub‑agent, expert or adviser and to the Related Parties of the Collateral Agent and any such sub‑agent, expert or adviser and shall apply to their respective activities in connection with the activities of the Collateral Agent. The Collateral Agent shall not be responsible for any loss occasioned by the acts of any such sub‑agent, expert or adviser selected by it with reasonable care and without gross negligence or wilful misconduct (but the Collateral Agent shall nevertheless be liable for any loss occasioned by the gross negligence or wilful misconduct of the Collateral Agent).

(f)
The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person and to not have been revoked or cancelled in writing. The Collateral Agent may consult with legal counsel (who may be counsel for any NOVA Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(g)
Subject to the appointment and acceptance of a successor Collateral Agent as provided in this Section 5.1, (i) the Collateral Agent may resign at any time upon 60 days' written notice to each Secured Party and the Borrower or (ii) the Collateral Agent may be removed at any time with or without cause (A) if no Notice of Enforcement is in effect, by the Majority Secured Parties, or, (B) at any time when a Notice of Enforcement is in effect, by the Majority Enforcing Secured Parties.

(h)
Upon any such resignation or removal, the Majority Secured Parties (or, at any time when a Notice of Enforcement is in effect, the Majority Enforcing Secured Parties) shall have the right to appoint a successor Collateral Agent which:

(i)	shall be a bank or trust company with an office in Calgary, Alberta, Canada; and

(ii)	shall not be an Existing Lender, a New Lender or an Affiliate thereof;
unless the Majority Existing Lenders and the Majority New Lenders have given their prior written consent to such appointment.

(i)
If no successor Collateral Agent shall have been so appointed by the Majority Secured Parties (or, if applicable, by the Majority Enforcing Secured Parties) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which, unless the Majority Existing Lenders and the Majority New Lenders have given their prior consent thereto in writing, shall be a bank or trust company with an office in Calgary, Alberta, Canada duly qualified or registered to carry on such business in the Province of Alberta, Canada and shall not be a Secured Party nor an Affiliate of a Secured Party.

(j)
Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent's resignation or removal hereunder, the provisions of this Article 5 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, the provisions of this Agreement shall provide the exclusive method by which the Collateral Agent may resign or be removed and by which a successor Collateral Agent may be appointed.

(k)	Any Person with which the Collateral Agent may be merged, consolidated or amalgamated will become the successor Collateral Agent hereunder.
5.2    Fees and Expenses; Indemnity; Damage Waiver

(a)
The Borrower shall pay (i) the Collateral Agent's customary fees in connection with its acting as Collateral Agent hereunder and under the other Security Documents as such fees may be established by a written agreement between the Borrower and the Collateral Agent, (ii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent on a solicitor and his own client full indemnity basis, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Security Documents, and the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of this Agreement and any of the Security Documents, and (iii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the fees, charges and disbursements of any counsel, consultants or appraisers for the Collateral Agent, in connection with the enforcement or protection of its rights in connection with this Agreement and the Security Documents, including its rights under this Section 5.2(a), including in connection with any workout, restructuring or negotiations in respect thereof.

(b)
The Borrower shall indemnify the Collateral Agent and each of its Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, penalties, actions, suits, demands, levies, costs, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Security Document, or any other agreement or instrument contemplated hereby, or the performance by such Indemnitee or any of the parties to the Security Documents or the Credit Documents of their respective rights or obligations hereunder or thereunder, (ii) any extension of credit under any Credit Document or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials, including any solid, liquid, gas, odour, heat, sound, vibration or radiation, or combination thereof, that may impair the natural environment or injure or damage property or plant or animal life or harm or impair the health of any individual (collectively, "Hazardous Substances") on or from any property owned, occupied or operated by any NOVA Party or any Affiliate thereof or at which any Collateral is located (including any of the same incurred in connection with any preventative or remedial action taken by or on behalf of the Collateral Agent with respect to any of the foregoing after a Notice of Enforcement has been given), or any claim, demand, proceeding, investigation, governmental or court order, directive or requirement suffered or incurred by or imposed upon the Collateral Agent or any of its Related Parties by any court or government or by any public or governmental body, department or agency in relation to the natural environment, public or occupational health and safety, or the manufacture, importation, remediation, handling, transportation, storage, disposal and treatment of Hazardous Substances, and which relate in any way to any property owned, occupied or operated by any NOVA Party or any Affiliate thereof or at which any Collateral is located, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that in respect of all of the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the negligence or wilful misconduct of such Indemnitee.

(c)
To the extent that the Borrower fails to pay any amount required to be paid by it to the Collateral Agent or any other Indemnitee under subsection (a) or (b) of this Section 5.2, each Secured Party (in respect of an amount payable by the Borrower prior to a Notice of Enforcement having been given) or each Enforcing Secured Party (in respect of an amount payable by the Borrower after a Notice of Enforcement has been given), as the case may be, severally agrees to pay to the Collateral Agent or such Indemnitee such Secured Party's or Enforcing Secured Party's (as applicable) pro rata share of such unpaid amount as determined as of the time that the applicable unreimbursed expense or indemnity payment became payable by the Borrower and based on the ratio that the Secured Obligations outstanding to such Secured Party or Enforcing Secured Party bear to the Secured Obligations then outstanding to all Secured Parties or all Enforcing Secured Parties, respectively; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent or such other Indemnitee in its capacity as such. Each Secured Party and Enforcing Secured Party agrees to execute, deliver and perform such further assurances with respect to its obligations under this Section 5.2(c) as the Collateral Agent may from time to time request pursuant to this Section 5.2(c), and each shall contribute its pro rata share (determined on the same basis) of the excess of any payment made by any other Secured Party to the Collateral Agent or any other Indemnitee under Section 5.1 over such other Secured Party's several pro rata share of the required indemnification payment. The Borrower shall indemnify each Secured Party against any payments by such Secured Party under Section 5.1.

(d)
To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

(e)	All amounts due under this Section 5.2 shall be payable on demand.

(f)
Notwithstanding the foregoing, if and for so long as the Collateral Agent is either the Existing Facility Agent or the New Facility Agent, then Sections 5.2(a), 5.2(b) and 5.2(d) and the last sentence of Section 5.2(c) shall be deemed to not apply and the applicable fee and indemnity provisions in the Existing Facility Documents or the New Facility Documents, as applicable, shall govern in the place of these provisions.

ARTICLE 6
BENEFIT OF AGREEMENT
6.1    Benefit of Agreement

(a)
This Agreement is being executed and delivered by the Persons whose names appear on the signature pages below, but shall benefit, in addition to such Persons, each other Secured Party (including all Swap Parties from time to time) and NOVA Party in accordance with, but subject to, the provisions of this Agreement. For greater certainty, any Representatives that are entering into this Agreement are doing so for and on behalf of themselves and for and on behalf of all other Secured Parties for which such Person is the Representative under the applicable Credit Documents. Notwithstanding the foregoing, it is expressly understood that the entitlement of each such other Secured Party to the benefits of this Agreement and of the Security Documents is subject to the terms and conditions of this Agreement. Without limiting the foregoing, the Collateral Agent may (but shall not be required to), as a condition to making any distribution hereunder to which any such Secured Party would be entitled, require that such Secured Party execute and deliver to the Collateral Agent an acknowledgment of and consent to all the provisions of this Agreement; provided that the failure to request or obtain any such acknowledgment or consent shall not affect any of the obligations of such Secured Party hereunder.

(b)	Subject to Section 5.2 as it relates to any Indemnitee who is not a signatory hereto, no other Person who is not a party to this Agreement shall be entitled to claim any benefit or rights hereunder.
6.2    No Challenge
Each of the NOVA Parties and Secured Parties (a) consents to the Security Interests created pursuant to any Security Document, (b) agrees not to challenge the validity, perfection, priority or enforceability of any of the Secured Obligations, any of the Security Documents or the Security Interests created thereby, (c) shall not take any action whereby the priorities and the rankings of the Secured Parties to repayment of the Secured Obligations or under the Security Documents, as specified herein, or any other entitlements of the Secured Parties, are directly impaired or defeated, and (d) waives and releases (subject to any direction from time to time by the Secured Parties or, at any time when a Notice of Enforcement is in effect, the Enforcing Secured Parties) any and all rights to require the Collateral Agent to collect any of the Secured Obligations from any specific item or items of Collateral or from any specific NOVA Party.
ARTICLE 7
MISCELLANEOUS
7.1    Further Assurances, etc.
Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Borrower), to effectuate and carry out the provisions of this Agreement and the other Security Documents, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.
7.2    Notices
All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy. All such notices shall be addressed to the parties hereto at their addresses or facsimile numbers set forth on their respective counterpart signature pages hereto provided that the address for notice to a NOVA Party shall be the same as the address for notice to the Borrower unless such NOVA Party has provided notice to the contrary. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notice shall not be sent by certified or registered mail during any period that regular mail service is interrupted by strikes or other irregularities.
7.3    Waivers; Amendments

(a)
No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Security Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Security Document or consent to any departure by any NOVA Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section 7.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)
Neither this Agreement nor any other Security Document to which the Collateral Agent is a party or entitled to the benefit thereof nor any provision hereof or thereof may be waived, amended or modified except:

(i)
in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and Secured Parties that include (A) the Majority Existing Lenders and (B) the Majority New Lenders, or

(ii)
in the case of any other Security Document in favour of the Collateral Agent or to which the Collateral Agent is a party, pursuant to an agreement or agreements in writing entered into by the Collateral Agent with the consent of the Secured Parties referred to in clause (i) immediately above, and the NOVA Party and any other parties (if any) thereto;

provided that no such agreement shall (A) adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any such other Security Document or expand its duties hereunder or under any such other Security Document, without the prior written consent of the Collateral Agent, (B) modify any provision hereof which is intended to provide for the equal and ratable securing of all Secured Obligations without the prior written consent of all Secured Parties nor materially and adversely affect any Secured Party or Secured Parties in a different manner than other Secured Parties are affected without the consent of all such differently affected Secured Parties, (C) release all or any part of the Collateral from the Security Interests of the Security Documents except as expressly provided in Section 2.3 without the prior written consent of all Secured Parties, or (D) change the definitions of "Secured Obligations", "Majority Secured Parties", "Majority Enforcing Secured Parties", "Notice of Cancellation of Enforcement", or this Section 7.3 or Sections 2.3 or 2.4 without the prior written consent of all Secured Parties (other than the Swap Parties). Notwithstanding the foregoing, the Collateral Agent and any Nova Party may enter into one or more agreements supplemental to the applicable Security Documents, in form and substance satisfactory to the Collateral Agent, to add any grantor to any Security Interest or Security Document.
7.4    Counterparts
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.
7.5    Severability
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
7.6    Governing Law; Jurisdiction

(a)	This Agreement will be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

(b)
Nothing in this Agreement or any other Security Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Document against any NOVA Party or its properties in the courts of any jurisdiction.

7.7    Paramountcy
If there is a conflict or inconsistency between the provisions of this Agreement and the provisions of any Security Document delivered pursuant hereto, the provisions of this Agreement will prevail to the extent of the conflict or inconsistency, provided that nothing in this Agreement is intended to or will impair, as between any of the NOVA Parties and the Secured Parties, the obligations of any of the NOVA Parties to pay the Secured Obligations when due or any other obligations of any NOVA Party under each of the Credit Documents or in any way limit the rights of the Secured Parties as contemplated by Section 3.3. Nothing in this Agreement is intended to or will impair or otherwise adversely affect, as between any of the NOVA Parties and any of the Secured Parties, any rights or remedies of any of the Secured Parties against any of the NOVA Parties under any of the Credit Documents or under the Security Documents, and the NOVA Parties shall not be entitled to rely upon or refer to any provision hereof in any defence against or action by the Collateral Agent or any Secured Party.
7.8    Successors and Assigns

(a)
Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, to the extent permitted by the applicable Credit Documents, including, in the case of any Secured Party, each transferee or assignee of the Secured Obligations held by it (including, to the extent permitted by the applicable Credit Documents, any transferee, purchaser or assignee of any interest or participation in all or any part of the Secured Obligations), and including, in the case of a Representative or the Collateral Agent, such Person's replacement or successor in such capacity.

(b)
No Secured Party shall sell, assign or otherwise transfer any of the Secured Obligations held by it except as permitted by the applicable Credit Documents and in any event without first obtaining the written agreement of the buyer, assignee or transferee in favour of the other parties hereto to be bound by the terms, conditions and provisions of this Agreement.

(c)
No NOVA Party shall assign or delegate any of its rights or duties hereunder or any interest herein without the prior written consent of each Secured Party and the Collateral Agent, and any purported assignment or delegation in contravention of this paragraph shall be void.

7.9    Termination
This Agreement shall automatically terminate when (a) all of the Security Interests granted under the Security Documents have terminated or otherwise have been released, (b) all of the Collateral has been released and the Secured Obligations have been indefeasibly paid and performed in full, and all Commitments have been terminated, or (c) the only Secured Parties are Existing Lenders or New Lenders whose Representative is the Collateral Agent or the Security Documents have been assigned by the Collateral Agent to such Representative; provided that the provisions of Section 5.2, and all rights and obligations accrued hereunder to the date of such termination, shall not be affected by any such termination. Upon any Secured Party notifying, and confirming to, the Collateral Agent and the other Secured Parties in writing that it does not hold, and is not owed, any Secured Obligations nor, to its actual knowledge, does it have or owe any obligations hereunder and that the applicable Credit Documents to which it is a party and credit facilities, if any, created thereunder have been terminated, such Secured Party shall cease to be party hereto and shall cease to be a Secured Party for the purposes of the Security Documents; provided that such Secured Party shall remain liable for its pro rata share of any expense or indemnity payment for which the Secured Parties are liable and which relate to events that occurred prior to such termination and any such continuing liability shall be deemed to form part of the Secured Obligations to the same extent that it would have formed part of the Secured Obligations if such liability had arisen prior to such termination (and in such limited circumstance such Secured Party shall be deemed to be a party hereto to the extent necessary to give effect to the foregoing).
7.10    Complete Agreement
This Agreement and the Security Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements.
7.11    Subrogation Rights
In the event any Secured Party is required by this Agreement to pay any amount to any other Secured Party, either directly or indirectly through a Representative, the Collateral Agent or otherwise, to effect an adjustment so that each receives (or retains) the amount to which it is entitled pursuant to the provisions of this Agreement, the Secured Party paying such amount shall to the extent of the amount of the adjustment so paid be subrogated to the rights of the Secured Party receiving such amount to the extent of the amount so paid.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Notice Address: 1000 - 7th Avenue S.W. Calgary, Alberta T2P 5L5 Telecopier: (403) 750-3942 Attention: Chief Financial Officer	NOVA CHEMICALS CORPORATION on behalf of the NOVA Parties By: ________________________________ Name: Title: By: ________________________________ Name: Title:

Notice Address: • Telecopier: • Attention: •	•, as Collateral Agent By: _______________________________ Name: Title: By: _______________________________ Name: Title:

Notice Address: TD Bank Tower 66 Wellington Street West, 9th Floor Toronto, Ontario M5K 1A2 Telecopier: (416) 944-6976 Attention: Vice President, Loan Syndications - Agency	THE TORONTO-DOMINION BANK, as Existing Facility Agent By: _______________________________ Name: Title: By: _______________________________ Name: Title:

Notice Address:	•, as New Facility Agent By: ________________________________ Name: Title: By: ________________________________ Name: Title:

ADDITIONAL PRINCIPLES

1.
If requested by the Majority Existing Lenders or the Majority New Lenders, the Collateral Agency and Intercreditor Agreement shall be revised in a manner satisfactory to all parties, acting reasonably, to reflect the following additional concepts:

(a)	any amounts set-off after a Notice of Enforcement has been given shall be treated as Proceeds of Realization; and/or

(b)
any non-scheduled payments received or applied on account of principal and made less than 90 days before a Notice of Enforcement is given shall be re-allocated as if such payments were Proceeds of Realization.

2.
If the New Lenders elect to hold separate security for the New Lender Obligations, the Collateral Agency and Intercreditor Agreement shall be revised in a manner satisfactory to all parties, acting reasonably, to reflect the following additional concepts:

(a)	the collateral agency provisions (including for certainty all of Article 5 and any provisions relating to the Enforcement Collateral Account) shall be deleted;

(b)	the Existing Lenders and the New Lenders shall consent to the security documents held by each other and shall confirm the pari passu ranking of all such security documents;

(c)	any notices shall be given directly to the Existing Facility Agent or the New Facility Agent, as applicable, instead of to the Collateral Agent;

(d)
any Secured Party that wishes to enforce its security documents will agree to provide prior notice to the other Secured Parties and to consult and cooperate with the other Secured Parties regarding enforcement (subject to the limitation that any enforcement must be conducted through a court-appointed Receiver unless agreed otherwise by all of the Enforcing Secured Parties); and

(e)	the decision-making procedures for providing directions to the Collateral Agent shall be deleted.

3.
If requested by the Borrower, the Collateral Agency and Intercreditor Agreement shall be revised in a manner satisfactory to all parties, acting reasonably, to provide for the addition of other lenders (in addition to those Persons included in the definition of Secured Parties) to the extent permitted by all of the Credit Documents.

SCHEDULE A
INITIAL SECURITY DOCUMENTS

1.	INITIAL SECURITY DOCUMENTS

SCHEDULE J
TO THE RESTATED CREDIT AGREEMENT

SUBORDINATION AGREEMENT
This Agreement dated as of •.
AMONG:
[NAME OF AFFILIATE or RESTRICTED SUBSIDIARY] (the "Subordinated Creditor")
- and -
NOVA CHEMICALS CORPORATION, a corporation subsisting under the federal laws of Canada, as Borrower (the "Borrower")
- and -
THE TORONTO-DOMINION BANK, as Agent

PREAMBLE:

A.
The Borrower and the Agent are parties to the Restated Credit Agreement dated as of December 13, 2013 among the Borrower, the Agent and those other financial institutions and Persons named on the signature pages thereto as lenders (collectively, the "Lenders") (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement").

B.
[The Borrower has designated the Subordinated Creditor as a Restricted Subsidiary under the Credit Agreement.] or [The Borrower intends to borrow Subordinate Shareholder Debt from the Subordinated Creditor.]

C.	Pursuant to the Credit Agreement, the Subordinated Creditor is required to execute and deliver this Agreement to and in favour of the Agent.
NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties hereto), the parties hereto agree as follows:
Article 1
INTERPRETATION
1.1    Definitions
In this Agreement, including the recitals, capitalized terms which are not defined herein shall have the meanings given to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

(a)
"Event of Default" means an Event of Default under the Credit Agreement, an "Event of Default" as defined in the Debenture, or an "Event of Default" (or equivalent designation) in any Secured Hedging Agreement;

(b)	"Senior Creditors" means the Agent, the Lenders and the Swap Lenders;

(c)	"Senior Indebtedness" means all Loan Indebtedness and all Secured Swap Obligations; and

(d)
"Subordinated Indebtedness" means all indebtedness, obligations and liabilities of the Borrower to the Subordinated Creditor, whether present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed; in any case wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Borrower be bound alone or with another or others and whether as principal or surety.

1.2    Headings
The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
1.3    Interpretation
In this Agreement:

(o)
the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Subordination Agreement taken as a whole and not to any particular section, subsection or paragraph;

(p)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(q)	all references to Sections refer, unless otherwise specified, to sections, subsections or paragraphs of this Agreement, as the case may be; and

(r)
words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4    Governing Law
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. The Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the Senior Creditors to take proceedings in any other jurisdiction.
1.5    Severability
If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.
1.6    Time of the Essence
Time shall be of the essence in this Agreement.

Article 2
POSTPONEMENT AND SUBORDINATION OF SUBORDINATED INDEBTEDNESS
2.1    General Postponement and Subordination
Except for payments expressly permitted by Article 3:

(a)
the Subordinated Indebtedness shall be and are hereby expressly fully postponed and made subordinate in right of payment to the prior payment in full of the Senior Indebtedness and the Subordinated Creditor shall not accept any repayment, prepayment or other satisfaction of or with respect to all or any portion of the Subordinated Indebtedness (in each case, whether in cash, property or securities) prior to the payment in full of the Senior Indebtedness; and

(b)	any security interests which secure the Subordinated Indebtedness shall be subordinate and rank subsequent to the security interests created by the Security Documents.
The postponement and subordination of the Subordinated Indebtedness set out in this Agreement shall apply in all events and circumstances. Without limiting the generality of the foregoing, the rights and priority of the Senior Creditors and the subordination of the Subordinated Indebtedness pursuant hereto shall not be affected by (i) the time, sequence or order of creating, granting, executing, delivering of, or registering or failing to register any security notice, caveat, financing statement or other notice in respect of the Security Documents or the Subordinated Indebtedness; (ii) subject to Article 3, the date of any payments made to the Subordinated Creditor under or in respect of the Subordinated Indebtedness; (iii) the time or order of giving any notice or the making of any demand under the Senior Indebtedness, the Security Documents or the Subordinated Indebtedness or the attachment, perfection or crystallization of the security constituted by the Security Documents; (iv) the taking of any collection, enforcement or realization proceedings pursuant to the Security Documents or the Subordinated Indebtedness; (v) the date of obtaining of any judgment or the order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of either the Senior Creditors or the Subordinated Creditor to any money or property of the Borrower; (vi) the giving or failure to give any notice, or the order of giving any notice, to the Borrower; (vii) the failure to exercise any power or remedy reserved to the Senior Creditors under the Security Documents or to insist upon a strict compliance with any of the terms thereof; and (viii) any priority that would (but for this Agreement) be granted to the Subordinated Creditor or the Subordinated Indebtedness by any applicable principle of law or equity.
2.2    Priority of Senior Indebtedness on Enforcement or Insolvency
In the event of any dissolution, winding up, liquidation, readjustment, reorganization, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Borrower, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshalling of the assets and liabilities of the Borrower, or any sale of all or substantially all of the assets of the Borrower, the Senior Indebtedness shall first be paid in full before the Subordinated Creditor shall be entitled to receive or retain any payment or distribution in respect of the Subordinated Indebtedness. In order to implement the foregoing:

(a)
in the course of realization of the Security Documents, the Agent, the Senior Creditors and/or a receiver or receiver-manager of the Borrower or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of the Borrower's assets, in whole or in part, free and clear of the Subordinated Indebtedness and without the approval of the Subordinated Creditor or any requirement to account to the Subordinated Creditor until after the Senior Indebtedness has been paid in full. With respect to any such disposition of the Borrower's assets, each of the Subordinated Creditor and the Borrower shall execute and deliver all such documents and instruments as may be requested by the Agent in connection therewith to give effect to such disposition of assets free and clear of the

Subordinated Indebtedness, including quit claims and all such other documents and instruments as may be requested by the Agent from time to time confirming that the Subordinated Indebtedness as they pertain to the assets disposed of, or being disposed of, have terminated and that such assets are no longer subject to the Subordinated Indebtedness; and

(b)
all payments and distributions of any kind or character in respect of the Subordinated Indebtedness to which the Subordinated Creditor would be entitled if the Subordinated Indebtedness were not subordinated pursuant to this Agreement shall be made directly to the Agent for the benefit of the Senior Creditors.

2.3    Receipt of Payments, Proceeds and Assets in Trust
If any payment, proceeds or distribution of assets from the Borrower is received by the Subordinated Creditor in respect of the Subordinated Indebtedness prior to the payment in full of the Senior Indebtedness then, except as expressly permitted by Article 3, such payment, proceeds or assets shall be received and held in trust by the Subordinated Creditor for the exclusive benefit of the Senior Creditors and shall be forthwith paid or delivered to the Agent for the benefit of the Senior Creditors.
Article 3
PERMITTED PAYMENTS
3.1    Permitted Payments
Prior to the occurrence of an Event of Default which is continuing, the Subordinated Creditor shall, subject to Section 2.2, be entitled to receive any payments on account of the Subordinated Indebtedness.
Article 4
RESTRICTION ON SUBROGATION
4.1    Restriction on Subrogation
The Subordinated Creditor shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise until this Agreement has ceased to be effective in accordance with Section 7.1(a). If any amount is paid to the Subordinated Creditor on account of such subrogation or contribution rights at any time before this Agreement has ceased to be effective in accordance with Section 7.1(a), such amount shall be held in trust by the Subordinated Creditor for the benefit of the Senior Creditors and shall be forthwith paid to the Agent for the benefit of the Senior Creditors.
Article 5
DEALINGS WITH DEBTORS
5.1    Restricted Dealings by Subordinated Creditor
Except with the prior written consent of the Agent on behalf of the Senior Creditors, the Subordinated Creditor shall not:

(a)	take any collateral security for all or any portion of the Subordinated Indebtedness unless such security is a Permitted Lien; or

(b)
assign all or any portion of the Subordinated Indebtedness unless the assignee agrees to assume the Subordinated Creditor's obligations under this Agreement pursuant to an assumption agreement in a form satisfactory to the Agent.

5.2    Senior Creditors Not Bound by Restrictions
Each of the Borrower and the Subordinated Creditor hereby acknowledge, covenant and agree that the liabilities and obligations of the Borrower to the Senior Creditors under the Senior Indebtedness and the Security Documents shall not be impaired, affected, reduced or limited by a failure by the Borrower to comply with any restrictions on borrowing or granting security under the terms of any Subordinated Indebtedness, regardless of any knowledge thereof which the Senior Creditors may have or be deemed to have or with which the Senior Creditors may be charged. Nothing contained in this Agreement or any agreement or instrument relating to the Subordinated Indebtedness is intended to or shall prevent the Senior Creditors from exercising at any time and from time to time all their rights and remedies under or in respect of the Security Documents and the Senior Indebtedness.
5.3    Dealings by Senior Creditors
Notwithstanding anything in this Agreement, the Subordinated Creditor acknowledges that the Senior Creditors shall be entitled to:

(a)	lend monies or otherwise extend credit or accommodations to the Borrower as part of the Senior Indebtedness;

(b)
agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement, any Secured Hedging Agreements or any Security Documents including, without limitation, any amendment, renewal, restatement or extension of any such agreement, or increase in the payment obligations of the Borrower under any such documents;

(c)	take any additional security from the Borrower or any other Person;

(d)	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to the Borrower in respect of the Senior Indebtedness;

(e)	waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

(f)
accept or make any compositions, arrangements, plans of reorganization or compromises with the Borrower as the Senior Creditors (or any of them) may deem appropriate in connection with the Senior Indebtedness;

(g)	change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Creditors, including the Agent;

(h)
acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests relating to any Senior Indebtedness, or allow the Borrower or any other Person to deal with the property which is subject to such security interests, all as the Senior Creditors may deem appropriate; and/or

(i)
abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests for any Senior Indebtedness; and no loss in respect of any of the security interests received or held for and on behalf of the Senior Creditors, whether occasioned by fault, omission or negligence of any kind, whether of the Senior Creditors or otherwise, shall in any way limit or impair the liability of the Subordinated Creditor or the rights of the Senior Creditors under this Agreement;

all of which may be done without notice to or consent of the Subordinated Creditor and without impairing, releasing or otherwise affecting any rights or obligations of the Subordinated Creditor hereunder or any rights of the Senior Creditors hereunder.
5.4    Enforcement of Subordinated Indebtedness
If the Subordinated Creditor shall become entitled to enforce any rights or remedies against the Borrower or any of its assets by reason of any default under any agreement or instrument relating to the Subordinated Indebtedness, the Subordinated Creditor shall promptly provide the Agent with written notice of any such default together with reasonable particulars thereof; provided that the Subordinated Creditor shall not accelerate any Subordinated Indebtedness or exercise any rights or remedies it may have under any agreement or instrument relating to the Subordinated Indebtedness without the prior written consent of the Agent.
Article 6
REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties
Each of the Subordinated Creditor and the Borrower hereby represents and warrants to the Senior Creditors that:

(a)	it has all necessary power and authority to enter into this Agreement; and

(b)
this Agreement constitutes a valid and legally binding obligation of it, enforceable against the it in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the qualification that equitable remedies such as specific performance and injunction are only available in the discretion of the court from which they are sought and general equitable principles.

Article 7
CONTINUING SUBORDINATION
7.1    Continuing Subordination
This Agreement shall create a continuing subordination and shall:

(a)
remain in full force and effect until the Senior Creditors have received payment in cash of the full amount of the Senior Indebtedness and the Credit Agreement and all Secured Hedging Agreements to which any of the Swap Lenders is a party have been terminated;

(b)	be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns; and

(c)	enure, together with the rights and remedies of the Senior Creditors hereunder, to the benefit of and be enforceable by the Senior Creditors and their respective successors and assigns.
7.2    Acknowledgement of Documentation
The Subordinated Creditor hereby acknowledges that it has received a copy of the terms of the Credit Agreement, the Security Documents and the Secured Hedging Agreements entered into prior to the date hereof. The Subordinated Creditor hereby waives any entitlement it may have to receive copies of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. The Senior Creditors shall have no obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Creditor's obligations hereunder in respect of the Senior Indebtedness thereby created or arising.
7.3    Other Rights Not Affected
The postponement and subordination provided for in this Agreement is in addition to and not in substitution for or limitation of any other agreement, right or other security by whomsoever given or at any time held by or for the benefit of any of the Senior Creditors in respect of the Senior Indebtedness, and nothing in this Agreement shall limit or prejudice any of the contractual, common law or other rights of the Senior Creditors or the contractual, common law or other priority of the Senior Indebtedness insofar as such rights or priority arises or exists outside of this Agreement.
Article 8
ADDITIONAL COVENANTS
8.1    Borrower Not to Participate in Violation
The Borrower hereby acknowledges the subordination and postponement of the Subordinated Indebtedness to the Senior Indebtedness herein provided, and agrees that it shall not participate in any violation of this Agreement.
8.2    Agreement Not to Challenge Etc.
The Subordinated Creditor shall not at any time challenge, dispute or contest the validity or enforceability of the Senior Indebtedness or the Security Documents, nor shall the Subordinated Creditor at any time challenge, dispute or contest the validity or enforceability of the subordination and postponement provided for herein or take any action whereby the subordination and postponement contemplated hereby may be prejudiced.
Article 9
GENERAL PROVISIONS
9.1    Notices

(a)	Whether or not so stipulated herein, all notices, communications and statements (herein called "notices") required or permitted hereunder shall be in writing. Notices may be served:

(i)
by delivering them to the recipient on which they are to be served at the recipient's address for notices hereunder, provided such delivery shall be during normal business hours of the addressee. Such notices shall be deemed received by the recipient when actually delivered as aforesaid; or

(ii)
by telecopier (or by any other like method by which a written and recorded message may be sent) directed to the recipient on which they are to be served at the recipient's telecopy number for notices hereunder. Such notices shall be deemed received by the recipient thereof (A) when actually received by it if sent within the normal working hours of a business day of the recipient, or (B) otherwise at the commencement of the next ensuing business day following transmission thereof, whichever is earlier.

(b)	The address for service for telecopy numbers and notices hereunder of each of the Agent on behalf of the Senior Creditors, the Subordinated Creditor and the Borrower shall be as follows:

(i)	If to the Agent:
The Toronto-Dominion Bank, as Agent
TD Bank Tower
66 Wellington Street West, 9th Floor
Toronto, Ontario
M5K 1A5

Attention: Vice President, Loan Syndication - Agency
Telecopy: (416) 944-6976

(ii)	If to the Subordinated Creditor:
•
Attention:    •
Telecopy:    •

(iii)	If to the Borrower:
NOVA Chemicals Corporation
1000 - 7th Avenue S.W.
Calgary, Alberta
T2P 5L5
Attention:    Chief Financial Officer
Telecopy:    (403) 750-3942

(c)	A recipient may change its said address or telecopy number for notices hereunder by notice to the other recipient.
9.2    Amendments and Waivers

(a)
No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Agent on behalf of Senior Creditors, the Subordinated Creditor and the Borrower.

(b)
No failure on the part of the Senior Creditors to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)
Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

9.3    Assignment by Lenders
Each of the Subordinated Creditor and the Borrower acknowledges and agrees that the Senior Creditors shall have the right to assign, sell, participate or otherwise transfer all or any portion of their respective rights and benefits under this Agreement as permitted in the Credit Agreement or any Secured Hedging Agreement, as applicable. Without limitation to the foregoing, this Agreement shall be binding upon the respective successors and assigns of the Subordinated Creditor and the Borrower.
9.4    Assignment by Subordinated Creditor or Debtor
The Subordinated Creditor and the Borrower shall not assign all or any portion of their obligations under this Agreement except as permitted in the Credit Agreement.
9.5    Further Assurances
Each of the Subordinated Creditor and the Borrower shall, at the request of the Agent but at the expense of the Borrower, do all such further acts and things and execute and deliver all such further documents as the Agent on behalf of Senior Creditors may reasonably require in order to fully perform and carry out the terms of this Agreement.
9.6    Counterparts
This Agreement may be executed in any number of counterparts.
IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by its duly authorized representative(s).

[SUBORDINATED CREDITOR] By: _______________________________ Name: Title: By: _______________________________ Name: Title:	NOVA CHEMICALS CORPORATION By: _______________________________ Name: Title: By: _______________________________ Name: Title:
THE TORONTO-DOMINION BANK, as Agent By: _______________________________ Name: Title:

SCHEDULE K
TO THE RESTATED CREDIT AGREEMENT

DISCOUNT NOTE

Cdn. $        Date:
FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on ____________________, 20____, to or to the order of [NAME OF NON-BA LENDER] ("Holder"), the sum of Cdn. $___________________________ with no interest thereon.
The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted by the holder hereof to any party liable hereon and any days of grace.
This promissory note evidences a BA Equivalent Loan, as defined in the Restated Credit Agreement dated as of December 13, 2013 among NOVA Chemicals Corporation, as borrower, The Toronto-Dominion Bank, as agent, and the financial institutions and Persons party thereto as lenders (such Restated Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Credit Agreement") and constitutes evidence of indebtedness to the holder arising from such BA Equivalent Loan. Payment of this note shall be made at the account designated by the Agent pursuant to the Credit Agreement.
NOVA CHEMICALS CORPORATION

By:    _______________________________

    Name:
Title: